As filed with the Securities Exchange Commission on November 15, 2000
                                               File No. 000-30449

                 U. S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NO.6
                                  TO
                               FORM SB-2
                        REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                    AEI INCOME & GROWTH FUND 23 LLC
           (Name of small business issuer in its charter)


    Deleware                    6500                       41-1848181
(State of other       (Primary Standard Industrial        (IRS Employer
jurisdiction           Classification Code Number)     Identification Number)
incorporation)

1300 Minnesota World          Robert P. Johnson                Copies to:
  Trade Center          1300 Minnesota World Trade Center   Thomas O. Martin
30 East Seventh Street      30 East Seventh Street        Dorsey & Whitney LLP
St. Paul, Minnesota 55101  St. Paul, Minnesota 55101     Pillsbury Center South
(651) 227-7333 or             (651) 227-7333 or          220 South Sixth Street
(800) 328-3519                 (800) 328-3519            Minneapolis, Minnesota
(Address and telephone      (Name, address, including          55402-1498
number of principal         zip code and telephone
executive offices and       number of agent for
intended principal place    service of process)
of business)



    Approximate date of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                  AEI INCOME & GROWTH FUND 23

                    LIMITED LIABILITY COMPANY


                24,000 Limited Liability Company Units
                          ($1,000 Per Unit)



                        SUPPLEMENT NO. 6

                               TO

                PROSPECTUS DATED MARCH 23, 1999



This Supplement is distributed only with the Prospectus dated
March 23, 1999 and must be read in conjunction therewith.






                        AEI SECURITIES, INC.
                1300 Minnesota World Trade Center
                       30 East 7th Street
                   St. Paul, Minnesota  55101
                         (651) 227-7333
                         (800) 328-3519
                       FAX (651) 227-7705


          The date of this Supplement is November 15, 2000

                                1

                         THIS SUPPLEMENT

        This Supplement is distributed to potential purchasers of limited liability company interests ("Units") in AEI Income & Growth Fund 23 LLC (the "LLC"), a limited liability company formed to acquire existing and newly constructed commercial properties in the United States, to lease such properties to corporate tenants under "triple-net" leases, to hold such properties for appreciation, and eventually to resell such properties for a profit.

        This Supplement is distributed only with the Prospectus relating to an investment in the LLC dated March 23, 1999 (the "Prospectus") which provides detailed information relating to the LLC. This Supplement is intended only to update the Prospectus by providing current information on the following topics at the pages indicated:

       Current Status
         Release From Escrow                             3
       Operating Policies
         Final Sale of Properties                        3
         Borrowings                                      3
       Properties
         Completed Acquisition                           3
         Pending Acquisitions                            4
       Selected Financial Data                           5
       Management's Discussion and Analysis              6
       Financial Statements of the LLC at December 31,
         1999 and 1998 and for the Periods Then  Ended  10
       Financial Statements of the LLC at September 30,
         2000 and 1999 and for the Periods Then Ended   21
       Balance Sheet of the Managing Member at
         December 31, 1999 and 1998                     29
       Exhibit B - Prior Performance Tables            B-1

        Each person who has received this Supplement should also have received a copy of the Prospectus. The Prospectus should be carefully reviewed for a detailed description of an investment in the LLC, including information relating to the management of the LLC, the LLC's objectives and certain risks of investment in the LLC. Included among the risks of investment in the LLC are:

         Risks inherent in the significant compensation to be paid to the Managing Members and their Affiliates;

         Risks related to the purchase of real estate  generally
         (including changing market values,tenant defaults,illiquidity of properties and difficulties of resale, among others);

         Risks related to the illiquidity of an investment in the units and the difficulty an investor may have in disposing of his or her investment;

         Risks  related  to conflicts of interest  the  Managing
         Members may have in forming and operating the LLC ;

         Risks related to the inability of investors to review in advance the property which the LLC may acquire and the reliance the investors must place on the ability of the Managing Members to chose appropriate investments;

         Risks related to the treatment of an investment in  the
         LLC under Federal income tax laws.
                                       2


                         CURRENT STATUS

Release from Escrow

        The Prospectus indicated that the LLC would not be formed and capitalized, and all subscription funds would be held in escrow, until receipt of subscriptions for 1,500 Units. Subscriptions for the 1,500 Units required for release of escrow proceeds were obtained, and the escrow proceeds released on September 30, 1999. Since that time, the LLC has commenced the normal operation of investigating the acquisition of properties and has, through the date of this supplement, entered into an agreement to acquire one property. See "Property." Pending investment in properties, subscription proceeds have been invested in short-term money market accounts. See "Management's Discussion and Analysis."

        At October 31, 2000, the LLC had accepted subscriptions for 9,026.447 Units for aggregate proceeds of $9,026,447.


                       OPERATING POLICIES

Final Sale of Properties

         Although the Operating Agreement provides that the existence of AEI Income & Growth Fund 23 may continue until 2048, it is likely that it will be dissolved and liquidated earlier after the sale of all of its properties. Currently, the managers intend to sell AEI Income & Growth Fund 23's properties and commence liquidating the LLC 8 to 10 years after completion of the acquisition phase, depending upon the then current real estate and money markets, the economic climate and the income tax consequences to investors.

Borrowings

        Because of the potential adverse tax consequences for charitable remainder trusts that purchase Units in AEI Income & Growth Fund 23, no borrowings will be used to acquire properties. Properties will not be financed in the future to obtain proceeds for new property acquisitions. AEI Income & Growth Fund 23 may, however, incur indebtedness to finance its day-to-day operations, redeem Units submitted for repurchase under the repurchase provisions, stabilize distributions to investors or for any other purposes deemed by the managers to be in the best interest of AEI Income & Growth Fund 23, other than the acquisitions of properties. AEI Income & Growth Fund 23 will not incur borrowings while there is cash available for distributions.

                           PROPERTIES

Completed Acquisition

        Tumbleweed - Kettering, Ohio. On February 25, 2000, the LLC purchased a parcel of land in Kettering, Ohio for $459,500. The land is leased to Tumbleweed, Inc. (TWI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $39,058. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to TWI for the construction of a Tumbleweed restaurant on the site. On August 23, 2000, after the development was completed, the Lease Agreement was amended to require annual rental payments of $120,821. Total acquisition costs, including the cost of the land, were $1,235,159.
                              3

        The restaurant is located on East Dorothy Lane in Kettering, Ohio, a suburb of Dayton. East Dorothy Lane is a major artery running east and west through Kettering, connecting Highways 49 and 675, both which run north and south through the Dayton metro plex. The site is on a pad of a shopping center anchored by Elder-Beerman. The immediate area is surrounded by smaller specialty retail stores, a grocery store and other national restaurant concepts. The population within a 3-mile radius of the site was over 90,000 in 1997, with an average household income of over $53,000. The restaurant is approximately 5,400 square feet and will be located on a lot of approximately 39,000 square feet.

       Tumbleweed is a casual theme restaurant which features Tex-
Mex  and  mesquite  grilled  foods.   It  owns  and  operates  34
restaurants in Kentucky, Indiana and Ohio and has 19 additional restaurants franchised in the United States and 7 restaurants outside the United States. Tumbleweed is publicly traded on the NASDAQ and reported to the Securities and Exchange Commission total assets of $39.3 million and $36.5 million, stockholders' equity of $17.8 million and $17.5 million, total revenues of $42.4 million and $51.3 million, and net income of $.5 million and $1.2 million for the nine months ending September 30, 2000 and for its year ending December 31, 1999, respectively.

Pending Acquisitions

        Johnny Carino's Country Italian - Victoria, Texas. On April 18, 2000, the LLC purchased a parcel of land in Victoria, Texas for $409,500. The land is leased to Kona Restaurant Group, Inc. (KRG) under a Lease Agreement with a primary term of 17 years and annual rental payments of $42,998. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to KRG for the construction of a Johnny Carino's restaurant on the site. Through September 30, 2000, the LLC has advanced $910,285 and is charging interest on the advances at a rate of 10.5%. The total purchase price, including the cost of the land, will be approximately $1,800,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $189,000.

        The restaurant will be approximately 6,500 square feet, with seating capacity for 272, on approximately 1.63 acres. The site is located at 4904 North Navarro, which is approximately two and one-half miles north of the central business district and one and one-half miles south of the Victoria Mall. Navarro is a six-lane road with a daily traffic count of approximately 30,000 cars. The immediate area is surrounded by retail properties, banks and other local and national restaurant concepts. The
population  in  a  five  mile  radius  is  approximately   60,000
individuals.

        Johnny Carino's is a casual theme Italian restaurant concept. Fired Up, Inc., the parent company of KRG, is a privately held, multi-concept restaurant company, which owns and operates sixteen Johnny Carino's and five other restaurants operated under two other concepts.

       Razzoo's - San Antonio, Texas. On April 19, 2000, the LLC purchased a parcel of land in San Antonio, Texas for $1,558,000. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $132,430. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC has advanced $942,174 and is charging interest on the advances at a rate of 8.5%. Effective September 15, 2000, the interest rate was increased to 9.75%. The total purchase price, including the cost of the land, will be approximately $3,510,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $342,000.

        The restaurant will be approximately 8,100 square feet, with seating capacity for 288, on approximately 2.04 acres. The site is located in the northeast quadrant of Highway 281 North and Central Parkway North in San Antonio, Texas. Highway 281 is a heavily traveled commercial artery which is surrounded by various types of commercial businesses and multi-tenant office buildings and other local and national restaurant concepts. The population in a five mile radius is approximately 180,000 individuals.
                                  4

       Razzoo's - Alpharetta, Georgia. On June 30, 2000, the LLC purchased a 44% interest in a parcel of land in Alpharetta, Georgia for $707,520. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $60,139. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC had advanced $36,045 for the construction of the property and was charging interest on the advances at a rate of 8.5%. The LLC's share of the total purchase price, including the cost of the land, will be approximately $1,685,200. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $164,000. The remaining interests in the property are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership and AEI Private Net Lease Millennium Fund Limited Partnership, affiliates of the Partnership.

        The restaurant will be approximately 8,100 square feet, with seating capacity for 288 on approximately 2.59 acres. Alpharetta is located north of Atlanta, Georgia. The site is located off Interstate 400 at the area known as North Point Commons. This area is being developed with various retail, office, hotels, national restaurants and residential. Alpharetta has over 29,000 residents with a median household income of over $67,000 and an employment base of over 67,000 individuals.

        Razzoo's is a casual theme Cajun restaurant concept. The company is privately held, and owns and operates ten restaurants in Texas.

                     SELECTED FINANCIAL DATA

        The following selected financial data for the LLC for the nine months ended September 30, 2000 and the year ended December 31, 1999 has been derived from, and should be read in conjunction with, the Financial Statements included elsewhere in this
Supplement:

                                 For the
                            Nine Months Ended       For the Year Ended
                            September 30, 2000      December 31, 1999

INCOME                         $  254,873             $   25,872
                                =========              =========
NET INCOME (LOSS)              $  130,725             $  (33,786)
                                =========              =========
TOTAL ASSETS                   $6,780,061             $2,583,998
                                =========              =========
NET INCOME (LOSS)
   PER LLC UNIT                $    24.39             $   (14.61)
                                =========              =========
WEIGHTED AVERAGE
UNITS OUTSTANDING                   5,198                  2,289
                                =========              =========
                                  5


                 MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following Management's Discussion and Analysis discusses the LLC's financial position at September 30, 2000 and results of operation for the nine months ended September 30, 2000. Such discussion should be read in conjunction with the financial statements of the LLC occurring elsewhere in this Supplement and in the Prospectus of which this Supplement is a part. In addition, such discussion should be read together with the descriptions in the Prospectus of the planned operations of the LLC, particularly the sections describing the conduct of the offering, the period over which and the policy employed in purchasing properties, and the application of proceeds contained in the sections of the Prospectus captioned "Estimated Use of Proceeds," "Investment Objectives and Policies," and "Compensation to the Managers and Affiliates."

Results of Operations

Results of Operations

        For the nine months ended September 30, 2000, the LLC recognized rental income of $128,306. During the same period, the LLC earned $126,567 in investment income from subscription proceeds which were invested in a short-term money market account and from development advances. This investment income constituted 50% of total income for the period. The percentage of total income represented by investment income declines as subscription proceeds are invested in properties.

        During the nine months ended September 30, 2000 and 1999, the LLC paid administration expenses to affiliated parties of $112,084 and $29,749 respectively. These administration expenses include initial start-up costs and administrative expenses associated with processing distributions, reporting requirements and correspondence to the Limited Members. During the same periods, the LLC incurred administration expenses from unrelated parties of $7,982 and $900, respectively. These expenses represent direct payments to third parties for legal and filing fees, direct administrative costs, outside audit and accounting costs, and other property costs.

        The LLC distributes all of its net income during the offering and acquisition phases, and if net income, after adjustment for depreciation, is not sufficient to fund the distributions, the LLC may distribute other available cash that constitutes capital.

       As of September 30, 2000, the LLC's cash distribution rate was 7.0% on an annualized basis. Pursuant to the Operating
Agreement, distributions of Net Cash Flow were allocated 97% to the Limited Members and 3% to the Managing Members.

       Since the LLC has only recently purchased its real estate, inflation has had a minimal effect on income from operations. The Leases may contain cost of living increases which will result in an increase in rental income over the term of the Leases. Inflation also may cause the LLC's real estate to appreciate in value. However, inflation and changing prices may also have an adverse impact on the operating margins of the properties' tenants which could impair their ability to pay rent and subsequently reduce the LLC's Net Cash Flow available for distributions.

Liquidity and Capital Resources

        The LLC's primary sources of cash will be proceeds from the sale of Units, investment income, rental income and proceeds from the sale of property. Its primary uses of cash will be investment in real properties, payment of expenses involved in the sale of Units, the organization of the LLC, the management of properties, the administration of the LLC, and the payment of distributions.
                                6

        The Operating Agreement requires that no more than 15% of the proceeds from the sale of Units be applied to expenses involved in the sale of Units (including Commissions) and that such expenses, together with acquisition expenses, not exceed 20% of the proceeds from the sale of Units. As set forth under the caption "Estimated Use of Proceeds" of the Prospectus, the Managing Members anticipate that 15% of such proceeds will be applied to cover organization and offering expenses if only the minimum proceeds are obtained and that 14% of such proceeds will be applied to such expenses if the maximum proceeds are obtained. To the extent organization and offering expenses actually incurred  exceed 15% of proceeds, they are borne by the  Managing
Members.

        Before the acquisition of all such properties, cash flow from operating activities is not significant. Net income, after adjustment for depreciation, is lower during the first few years of operations as administrative expenses remain high and a large amount of the LLC's assets remain invested on a short-term basis in lower-yielding cash equivalents. Net income will become the largest component of cash flow from operating activities and the largest component of cash flow after the completion of the acquisition phase.

        The Operating Agreement requires that all proceeds from the sale of Units be invested or committed to investment in properties by the later of two years after the date of the Prospectus or six months after termination of the offer and sale of Units. While the LLC is purchasing properties, cash flow from investing activities (investment in real property) will remain negative and will constitute the principal use of the LLC's available cash flow. Until capital is invested in properties, the LLC will remain extremely liquid.

        On February 25, 2000, the LLC purchased a parcel of land in Kettering, Ohio for $459,500. The land is leased to Tumbleweed, Inc. (TWI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $39,058.
Effective June 23, 2000, the annual rent was increased to $45,376. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC advanced funds to TWI for the construction of a Tumbleweed restaurant on the site. Initially, the LLC charged interest on the advances at a rate of 8.5%. Effective June 23, 2000, the interest rate was increased to 9.875%. On August 23, 2000, after the development was completed, the Lease Agreement was amended to require annual rental payments of $120,821. Total acquisition costs, including the cost of the land, were $1,235,159.

        On April 18, 2000, the LLC purchased a parcel of land in Victoria, Texas for $409,500. The land is leased to Kona Restaurant Group, Inc. (KRG) under a Lease Agreement with a primary term of 17 years and annual rental payments of $42,998. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to KRG for the construction of a Johnny Carino's restaurant on the site. Through September 30, 2000, the LLC had advanced $910,285 for the construction of the property and is charging interest on the advances at a rate of 10.5%. The total purchase price, including the cost of the land, will be approximately $1,800,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $189,000.

        On April 19, 2000, the LLC purchased a parcel of land in San Antonio, Texas for $1,558,000. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $132,430. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC had advanced $942,174 for the construction of the property and is charging interest on the advances at a rate of 8.5%. Effective September 15, 2000, the interest rate was increased to 9.75%. The total purchase price, including the cost of the land, will be approximately $3,510,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $342,000.
                                   7

        On June 30, 2000, the LLC purchased a 44% interest in a parcel of land in Alpharetta, Georgia for $707,520. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $60,139. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC had advanced
$36,045 for the construction of the property and was charging interest on the advances at a rate of 8.5%. The LLC's share of the total purchase price, including the cost of the land, will be approximately $1,685,200. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $164,000. The remaining interests in the property are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership and AEI Private Net Lease Millennium Fund Limited Partnership, affiliates of the LLC.

       As of September 30, 2000, the LLC's commitments to acquire properties exceeded funds available from current subscription proceeds. The LLC anticipates future subscription proceeds will be adequate to fund the final acquisition of these commitments.

        During the offering of Units, the LLC's primary source of cash flow will be from the sale of LLC Units. The LLC commenced its offering of LLC Units to the public through a registration statement which became effective March 23, 1999. From March 23, 1999 to September 30, 1999, the minimum number of LLC Units (1,500) needed to form the LLC were sold. On September 30, 1999, a total of 1,868.616 Units ($1,868,616) were transferred into the LLC. Through September 30, 2000, the LLC raised a total of $7,913,247 from the sale of 7,913.25 Units. The Managing General Partner has extended the offering of Units to the earlier of completion of sale of all Units or March 22, 2001. From subscription proceeds, the LLC paid organization and syndication costs (which constitute a reduction of capital) of $1,186,719.

        After completion of the acquisition phase, the LLC's primary use of cash flow is distribution and redemption payments to Members. The LLC declares its regular quarterly distributions before the end of each quarter and pays the distribution in the first week after the end of each quarter. The LLC attempts to maintain a stable distribution rate from quarter to quarter.

        Beginning in 2002, the LLC may acquire Units from Limited Members who have tendered their Units to the LLC. Such Units may be acquired at a discount. The LLC is not obligated to purchase in any year more than 2% of the number of Units outstanding at the beginning of the year. In no event shall the LLC be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the LLC.

        Until capital is invested in properties, the LLC will remain extremely liquid. After completion of property acquisitions, the LLC will attempt to maintain a cash reserve of only approximately 1% of subscription proceeds. Because properties are purchased for cash and leased under triple-net leases, this is considered adequate to satisfy most contingencies.
                                8

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

         The foregoing Management's Discussion and Analysis contains various "forward looking statements" within the meaning of federal securities laws which represent management's expectations or beliefs concerning future events, including statements regarding anticipated application of cash, expected returns from rental income, growth in revenue, taxation levels, the sufficiency of cash to meet operating expenses, rates of distribution, and other matters. These, and other forward looking statements made by the LLC, must be evaluated in the context of a number of factors that may affect the LLC's financial condition and results of operations, including the following:

          Market and economic conditions which affect the value of the properties the LLC owns and the cash from rental income such properties generate;

          the federal income tax consequences of rental income, deductions, gain on sales and other items and the affects of these consequences for investors;

          resolution by the Managing Members of conflicts with which they may be confronted;

          the   success   of  the  Managing  Member  of   locating
          properties with favorable risk return characteristics;

          the effect of tenant defaults; and

          the condition of the industries in which the tenants of properties owned by the LLC operate.

                                9


                 REPORT OF INDEPENDENT AUDITORS



To the Members:
AEI Income & Growth Fund 23 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 23 LLC (a Delaware limited liability company) as of December 31, 1999 and 1998 and the related statements of operations, cash flows and changes in members' equity for the year ended December 31, 1999 and for the period from inception (October 14, 1998) to December 31, 1998. These financial statements are the responsibility of the LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEI Income & Growth Fund 23 LLC as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period from inception (October 14, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.





Minneapolis, Minnesota      /s/BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.
January  25, 2000              Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                               Certified Public Accountants
                                10

                 AEI INCOME & GROWTH FUND 23 LLC

                          BALANCE SHEET

                           DECEMBER 31



                             ASSETS


                                                    1999         1998

CURRENT ASSETS:
  Cash and Cash Equivalents                     $2,583,998    $   1,000
                                                 =========     ========




                 LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.          $   72,484    $       0
  Distributions Payable                             40,462            0
                                                 ---------     --------
      Total Current Liabilities                    112,946            0
                                                 ---------     --------
MEMBERS' EQUITY (DEFICIT):
  Managing Members' Equity                            (633)       1,000
  Limited Members' Equity, $1,000 Unit Value;
    24,000 Units authorized; 2,994
    Units  issued and outstanding in 1999        2,471,685            0
                                                 ---------     --------
      Total Members' Equity                      2,471,052        1,000
                                                 ---------     --------
        Total Liabilities and Members' Equity   $2,583,998    $   1,000
                                                 =========     ========


 The accompanying Notes to Financial Statements are an integral part of this statement.

                 AEI INCOME & GROWTH FUND 23 LLC

                     STATEMENT OF OPERATIONS

        FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
  PERIOD FROM INCEPTION (OCTOBER 14, 1998) TO DECEMBER 31, 1998



                                                    1999        1998

INCOME:
   Investment Income                            $  25,872     $       0
                                                 ----------    ---------
        Total Income                               25,872             0
                                                 ----------    ---------

EXPENSES:
   LLC Administration - Affiliates                 58,753             0
   LLC Administration and Property
      Management - Unrelated Parties                  905             0
                                                 ----------    ---------
        Total Expenses                             59,658             0
                                                 ----------    ---------

NET LOSS                                        $ (33,786)            0
                                                 ==========    =========

NET LOSS ALLOCATED:
   Managing Members                             $    (338)    $       0
   Limited Members                                (33,448)            0
                                                 ----------    ---------
                                                $ (33,786)    $       0
                                                 ==========    =========
NET LOSS PER LIMITED MEMBERSHIP UNIT
  (2,289 weighted average Units outstanding)    $  (14.61)    $       0
                                                 ==========    =========

 The accompanying Notes to Financial Statements are an integral part of this statement.

                 AEI INCOME & GROWTH FUND 23 LLC

                     STATEMENT OF CASH FLOWS

        FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
  PERIOD FROM INCEPTION (OCTOBER 14, 1998) TO DECEMBER 31, 1998



                                                     1999          1998

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                      $  (33,786)     $       0

   Adjustments to Reconcile Net Loss to Net Cash
   Provided by Operating Activities:
     Increase in Payable to
        AEI Fund Management, Inc.                    72,484              0
                                                  ----------      ---------
        Net Cash Provided By
        Operating Activities                         38,698              0
                                                  ----------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital Contributions from Managing Members            0          1,000
   Capital Contributions from Limited Members     2,993,818              0
   Organization and Syndication Costs              (448,818)             0
   Increase in Distributions Payable                 40,462              0
   Distributions to Members                         (41,162)             0
                                                  -----------     ---------
        Net Cash Provided By
        Financing Activities                      2,544,300          1,000
                                                  -----------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS         2,582,998          1,000

CASH AND CASH EQUIVALENTS, beginning of period        1,000              0
                                                  ----------     ----------
CASH AND CASH EQUIVALENTS, end of period         $2,583,998     $    1,000
                                                  ==========     ==========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                  13

                 AEI INCOME & GROWTH FUND 23 LLC

             STATEMENT OF CHANGES IN MEMBERS' EQUITY

        FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
  PERIOD FROM INCEPTION (OCTOBER 14, 1998) TO DECEMBER 31, 1998

                                                                    Limited
                                                                     Member
                               Managing    Limited                   Units
                               Members     Members       Total    Outstanding


BALANCE, October 14, 1998    $      0    $        0   $        0            0

  Capital Contributions         1,000             0        1,000
                              --------    ----------   ----------   ----------
BALANCE, December 31, 1998   $  1,000    $        0   $    1,000            0

  Capital Contributions             0     2,993,818    2,993,818     2,993.82

  Organization and
    Syndication Costs             (60)     (448,758)    (448,818)

  Distributions                (1,235)      (39,927)     (41,162)

  Net Loss                       (338)      (33,448)     (33,786)
                              ---------   -----------  ----------   ----------
BALANCE, December 31, 1999   $    (633)  $2,471,685   $2,471,052     2,993.82
                              =========   ===========  ==========   ==========


 The accompanying Notes to Financial Statements are an integral part of this statement.

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998

(1)  Organization -

     AEI Income & Growth Fund 23 LLC (the LLC), a Limited Liability Company, was formed on October 14, 1998 to acquire and lease commercial properties to operating tenants. The LLC's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member and an affiliate of AFM, AEI Fund Management, Inc., performs the administrative and operating functions for the LLC.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. Under the terms of the Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The LLC commenced operations on September 30, 1999 when minimum subscriptions of 1,500 Limited Membership Units ($1,500,000) were accepted. At December 31, 1999, 2,993.818 Units ($2,993,818) were subscribed and accepted by the LLC. The Managing Members have contributed capital of $1,000. The LLC shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior to that date.

     During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the
     Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.
                                15


     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Members for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.


                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998

(1)  Organization - (Continued)

     For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 7% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members. Losses will be allocated 98% to the Limited Members and 2% to the Managing Members.

     The Managing Members are not required to currently fund a deficit capital balance. Upon liquidation of the LLC or withdrawal by a Managing Member, the Managing Members will contribute to the LLC an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(2)  Summary of Significant Accounting Policies -

     Financial Statement Presentation

      The accounts of the LLC are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.


     Accounting Estimates

      Management  uses  estimates and  assumptions  in  preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

     Cash Concentrations of Credit Risk

      At times throughout the year, the LLC's cash deposited in financial institutions may exceed FDIC insurance limits.

     Statement of Cash Flows

      For purposes of reporting cash flows, cash and cash equivalents may include cash in checking, cash invested in money market accounts, certificates of deposit, federal agency notes and commercial paper with a term of three months or less.

                                 16

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998

(2)  Summary of Significant Accounting Policies - (Continued)

     Income Taxes

      The income or loss of the LLC for federal income tax reporting purposes is includable in the income tax returns of the Members. Accordingly, no recognition has been
      given   to  income  taxes  in  the  accompanying  financial
      statements.

      The tax return, the qualification of the LLC as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the LLC qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

     Real Estate

      All of the properties to be purchased by the LLC will be leased under long-term triple net leases.

      The  building and equipment of the LLC will be  depreciated using  the  straight-line  method for  financial  reporting purposes based on estimated useful lives of 25 years and  5 years, respectively.


(3)  Related Party Transactions -

     AEI, AFM and AEI Securities, Inc. (ASI) received the following compensation and reimbursements for costs and expenses from the LLC:

                                           Total Incurred by the LLC
                                         for the Year Ended December 31

                                                        1999
a.AEI and AFM are reimbursed for all costs
  incurred in connection with managing the
  LLC's operations, maintaining the
  LLC's books and communicating
  the results of operations to the Limited
  Members.                                            $  58,753
                                                       ========

b.AEI and AFM are reimbursed for all direct
  expenses they have paid on the LLC's
  behalf to third parties.  These expenses included
  printing costs, legal and filing fees, direct
  administrative costs, outside audit and accounting
  costs, insurance and other property costs.          $     905

                                                       ========
                                17

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1999

(3)  Related Party Transactions - (Continued)

                                        Total Incurred by the LLC
                                      for the Year Ended December 31

                                                           1999
c.ASI was the underwriter of the LLC offering.
  Robert P. Johnson is the sole stockholder of ASI,
  which is a member of the National Association of
  Securities Dealers, Inc.  ASI received, as
  underwriting commissions 8% for sale of certain
  subscription Units ($80 per unit sold, of which it
  re-allowed up to $80 per unit to other participating broker/dealers). ASI also received a 2%
  non-accountable expense allowance for all Units
  it sold through broker/dealers.  These costs
  are treated as a reduction of members' capital.        $ 299,127
                                                          ========
d.AEI is reimbursed for all costs incurred in
  connection with managing the LLC's
  offering and organization.                             $  46,632
                                                          ========

e.AEI is reimbursed for all expenses it has paid
  on the LLC's behalf relating to the
  offering and organization of the LLC.
  These expenses included printing costs, legal
  and filing fees, direct administrative costs,
  underwriting costs and due diligence fees.             $ 103,059
                                                          ========

     The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b, c, d, and
     e. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(4)  Investments in Real Estate -

     On February 25, 2000, the LLC purchased a parcel of land in Kettering, Ohio for approximately $459,500. The land is leased to Tumbleweed, Inc. (TWI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $39,058. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to TWI for the construction of a Tumbleweed restaurant on the site. The LLC is charging interest on the advances at a rate of 8.5%. The total purchase price, including the cost of the land, will be approximately $1,372,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $135,500.
                                18


                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998

(5)  Members' Capital -

     Cash distributions of $1,235 were made to the Managing Members and $39,927 were made to the Limited Members for the year ended December 31, 1999. The Limited Members' distributions represent $17.44 per LLC Unit outstanding using 2,289 weighted average Units in 1999. The distributions represent $17.34 per Unit of return of contributed capital in 1999.

     Beginning in March, 2002, the LLC may acquire Units from Limited Members who have tendered their Units to the LLC. Such Units may be acquired at a discount. The LLC is not obligated to purchase in any year more than 2% of the number of Units outstanding at the beginning of the year. In no event shall the LLC be obligated to purchase Units if, in the sole discretion of the Managing Members, such purchase would impair the capital or operation of the LLC.

(6)  Income Taxes -

     The   following  is  a  reconciliation  of  net  income  for
     financial reporting purposes to income reported for federal income tax purposes for the year ended December 31:

                                                        1999

     Net Loss for Financial
      Reporting Purposes                             $ (33,786)

     Capitalized Start-Up Costs
      Under Section 195                                 59,658
                                                      ---------

           Taxable Income to Members                 $  25,872
                                                      =========
                                19

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1999 AND 1998

(6)  Income Taxes - (Continued)

     The following is a reconciliation of Members' Equity for financial reporting purposes to Members' Equity reported for federal income tax purposes for the year ended December 31:

                                                        1999

     Members' Equity for
      Financial Reporting Purposes                   $2,471,052

     Capitalized Start-Up Costs
      Under Section 195                                  59,658

     Organization and Syndication Costs
      Treated as Reduction of Capital
      for Financial Reporting Purposes                  448,818
                                                      ----------

               Members' Equity for
              Tax Reporting Purposes                 $2,979,528
                                                      ==========

(7)  Fair Value of Financial Instruments -

     The estimated fair values of the financial instruments, none of which are held for trading purposes, for the years ended
     December 31:

                                      1999                      1998
                             Carrying       Fair      Carrying       Fair
                             Amount        Value       Amount        Value

     Money  Market Funds   $2,583,998    $2,583,998   $  1,000   $  1,000
                            ----------    ----------   --------   --------
        Total Cash and
          Cash Equivalents $2,583,998    $2,583,998   $  1,000   $  1,000
                            ==========    ==========   ========   ========


                                20

                 AEI INCOME & GROWTH FUND 23 LLC

                          BALANCE SHEET

            SEPTEMBER 30, 2000 AND DECEMBER 31, 1999

                           (Unaudited)


                             ASSETS

                                                     2000            1999

CURRENT ASSETS:
  Cash and Cash Equivalents                      $   941,062     $ 2,583,998
  Receivables                                        132,247               0
                                                  -----------     -----------
      Total Current Assets                         1,073,309       2,583,998
                                                  -----------     -----------
INVESTMENTS IN REAL ESTATE:
  Land                                             3,156,241               0
  Buildings and Equipment                            666,089               0
  Construction in Progress                         1,888,504               0
  Accumulated Depreciation                            (4,082)              0
                                                  -----------     -----------
      Net Investments in Real Estate               5,706,752               0
                                                  -----------     -----------
      Total Assets                               $ 6,780,061     $ 2,583,998
                                                  ===========     ===========


                       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Payable to AEI Fund Management, Inc.           $   157,782     $    72,484
  Distributions Payable                              120,065          40,462
                                                  -----------     -----------
      Total Current Liabilities                      277,847         112,946
                                                  -----------     -----------
MEMBERS' EQUITY (DEFICIT):
  Managing Members' Equity                            (5,144)           (633)
  Limited Members' Equity, $1,000 Unit Value;
   24,000 Units authorized; 7,913 and 2,994
   Units issued and outstanding in 2000 and
   1999, respectively                              6,507,358       2,471,685
                                                  -----------     -----------
      Total Members' Equity                        6,502,214       2,471,052
                                                  -----------     -----------
        Total Liabilities and Members' Equity    $ 6,780,061     $ 2,583,998
                                                  ===========     ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                                 21

                 AEI INCOME & GROWTH FUND 23 LLC

                     STATEMENT OF OPERATIONS

               FOR THE PERIODS ENDED SEPTEMBER 30

                           (Unaudited)

                                   Three Months Ended      Nine Months Ended
                                 9/30/00       9/30/99    9/30/00      9/30/99

INCOME:
   Rent                        $ 79,213     $       0    $ 128,306  $       0
   Investment Income             47,473           230      126,567        262
                                --------     ---------    ---------  ---------
        Total Income            126,686           230      254,873        262
                                --------     ---------    ---------  ---------

EXPENSES:
   LLC Administration -
     Affiliates                  40,327        15,742      112,084     29,749
   LLC Administration and
     Property Management -
     Unrelated Parties            1,707             0        7,982        900
   Depreciation                   4,082             0        4,082          0
                                --------     ---------    ---------  ---------
        Total Expenses           46,116        15,742      124,148     30,649
                                --------     ---------    ---------  ---------

NET INCOME (LOSS)              $ 80,570     $ (15,512)   $ 130,725  $ (30,387)
                                ========     =========    =========  =========

NET INCOME (LOSS) ALLOCATED:
   Managing Members            $  2,417     $    (155)   $   3,922  $    (304)
   Limited Members               78,153       (15,357)     126,803    (30,083)
                                --------     ---------    ---------  ---------
                               $ 80,570     $ (15,512)   $ 130,725  $ (30,387)
                                ========     =========    =========  =========

NET INCOME (LOSS) PER
  LLC UNIT
  6,735, 1,869, 5,198 and 1,869 weighted average
  Units outstanding for the periods,
  respectively)                $  11.60     $   (8.22)   $   24.39  $  (16.10)
                                ========     =========    =========  =========



 The accompanying Notes to Financial Statements are an integral part of this statement.
                                   22

                 AEI INCOME & GROWTH FUND 23 LLC

                     STATEMENT OF CASH FLOWS

               FOR THE PERIODS ENDED SEPTEMBER 30

                           (Unaudited)

                                                      2000           1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income (Loss)                               $   130,725   $   (30,387)

   Adjustments to Reconcile Net Income (Loss) to Net Cash
   Provided by Operating Activities:
     Depreciation                                        4,082             0
     Increase in Receivables                          (132,247)            0
     Increase in Payable to
        AEI Fund Management, Inc.                       85,298        31,080
                                                    -----------   -----------
        Total Adjustments                              (42,867)       31,080
                                                    -----------   -----------
        Net Cash Provided By
        Operating Activities                            87,858           693
                                                    -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Investments in Real Estate                      (5,710,834)            0
                                                    -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital Contributions from Limited Members        4,919,429     1,868,616
   Organization and Syndication Costs                 (737,901)     (280,042)
   Increase in Distributions Payable                    79,603             0
   Distributions to Members                           (281,091)            0
                                                    -----------   -----------
        Net Cash Provided By
        Financing Activities                         3,980,040     1,588,574
                                                    -----------   -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                              (1,642,936)    1,589,267

CASH AND CASH EQUIVALENTS, beginning of period       2,583,998         1,000
                                                    -----------   -----------
CASH AND CASH EQUIVALENTS, end of period           $   941,062   $ 1,590,267
                                                    ===========   ===========


 The accompanying Notes to Financial Statements are an integral part of this statement.
                               23

                 AEI INCOME & GROWTH FUND 23 LLC

             STATEMENT OF CHANGES IN MEMBERS' EQUITY

               FOR THE PERIODS ENDED SEPTEMBER 30

                           (Unaudited)

                                                                     Limited
                                                                      Member
                             Managing      Limited                    Units
                             Members       Members       Total     Outstanding


BALANCE, December 31, 1998  $   1,000   $         0   $     1,000           0

  Capital Contributions             0     1,868,616     1,868,616

  Organization and
    Syndication Costs             (60)     (279,982)     (280,042)

  Net Loss                       (304)      (30,083)      (30,387)
                             ---------   -----------   -----------   ---------
BALANCE, September 30, 1999 $     636   $ 1,558,551   $ 1,559,187           0
                             =========   ===========   ===========   =========


BALANCE, December 31, 1999  $    (633)  $ 2,471,685   $ 2,471,052    2,993.82

  Capital Contributions             0     4,919,429     4,919,429    4,919.43

  Organization &
    Syndication Costs               0      (737,901)     (737,901)

  Distributions                (8,433)     (272,658)     (281,091)

  Net Income                    3,922       126,803       130,725
                             ----------  -----------   -----------   ---------
BALANCE, September 30, 2000 $  (5,144)  $ 6,507,358   $ 6,502,214    7,913.25
                             =========   ===========   ===========   =========


 The accompanying Notes to Financial Statements are an integral part of this statement.

                                 24


                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                          JUNE 30, 2000

                           (Unaudited)

(1)  The  condensed  statements included herein have been  prepared by the LLC, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements. The adjustments made to these condensed statements consist only of normal recurring adjustments. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the LLC believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the LLC's latest annual report on Form 10-KSB.

(2)  Organization -

     AEI Income & Growth Fund 23 LLC (the LLC), a Limited Liability Company, was formed on October 14, 1998 to acquire and lease commercial properties to operating tenants. The LLC's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member and an affiliate of AFM, AEI Fund Management, Inc., performs the administrative and operating functions for the LLC.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. Under the terms of the Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The LLC commenced operations on September 30, 1999 when minimum subscriptions of 1,500 Limited Membership Units ($1,500,000) were accepted. At June 30, 2000, 6,153.36 Units ($6,153,364) were subscribed and accepted by the LLC. The Managing Members have contributed capital of $1,000. The LLC shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior to that date.

     During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the
     Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.
                                  25

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2000

                           (Unaudited)

(1)  The  condensed  statements included herein have been  prepared by the LLC, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements. The adjustments made to these condensed statements consist only of normal recurring adjustments. Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the LLC believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the LLC's latest annual report on Form 10-KSB.

(2)  Organization -

     AEI Income & Growth Fund 23 LLC (the LLC), a Limited Liability Company, was formed on October 14, 1998 to acquire and lease commercial properties to operating tenants. The LLC's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Managing Member. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member and an affiliate of AFM, AEI Fund Management, Inc., performs the administrative and operating functions for the LLC.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. Under the terms of the Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The LLC commenced operations on September 30, 1999 when minimum subscriptions of 1,500 Limited Membership Units ($1,500,000) were accepted. At September 30, 2000, 7,913.25 Units ($7,913,247) were subscribed and accepted by the LLC. The Managing Members have contributed capital of $1,000. The LLC shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior to that date.

     During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members. Distributions to Limited Members will be made pro rata by Units.

     Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the
     Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members. Distributions to the Limited Members will be made pro rata by Units.
                                 26

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2000
                           (Continued)

(2)  Organization - (Continued)

     For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated first in the same ratio in which, and to the extent, Net Cash Flow is distributed to the Members for such year. Any additional profits will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed. Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.

     For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 7% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members. Losses will be allocated 98% to the Limited Members and 2% to the Managing Members.

     The Managing Members are not required to currently fund a deficit capital balance. Upon liquidation of the LLC or withdrawal by a Managing Member, the Managing Members will contribute to the LLC an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(3)  Investments in Real Estate -

     On February 25, 2000, the LLC purchased a parcel of land in Kettering, Ohio for $459,500. The land is leased to Tumbleweed, Inc. (TWI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $39,058. Effective June 23, 2000, the annual rent was increased to $45,376. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC advanced funds to TWI for the construction of a Tumbleweed restaurant on the site.
     Initially, the LLC charged interest on the advances at a rate of 8.5%. Effective June 23, 2000, the interest rate was increased to 9.875%. On August 23, 2000, after the development was completed, the Lease Agreement was amended to require annual rental payments of $120,821. Total acquisition costs, including the cost of the land, were $1,235,159.
                                27

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2000
                           (Continued)

(3)  Investments in Real Estate - (Continued)

     On  April  18, 2000, the LLC purchased a parcel of  land  in
     Victoria, Texas for $409,500. The land is leased to Kona Restaurant Group, Inc. (KRG) under a Lease Agreement with a primary term of 17 years and annual rental payments of $42,998. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to KRG for the construction of a Johnny Carino's restaurant on the site. Through September 30, 2000, the LLC had advanced $910,285 for the construction of the property and is charging interest on the advances at a rate of 10.5%. The total purchase price, including the cost of the land, will be approximately $1,800,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $189,000.

     On April 19, 2000, the LLC purchased a parcel of land in San Antonio, Texas for $1,558,000. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $132,430. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC had advanced $942,174 for the construction of the property and is charging interest on the advances at a rate of 8.5%. Effective September 15, 2000, the interest rate was increased to 9.75%. The total purchase price, including the cost of the land, will be approximately $3,510,000. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $342,000.

     On June 30, 2000, the LLC purchased a 44% interest in a parcel of land in Alpharetta, Georgia for $707,520. The land is leased to Razzoo's, Inc. (RI) under a Lease Agreement with a primary term of 15 years and annual rental payments of $60,139. Simultaneously with the purchase of the land, the LLC entered into a Development Financing Agreement under which the LLC will advance funds to RI for the construction of a Razzoo's restaurant on the site. Through September 30, 2000, the LLC had advanced $36,045 for the construction of the property and was charging interest on the advances at a rate of 8.5%. The LLC's share of the total purchase price, including the cost of the land, will be approximately $1,685,200. After the construction is complete, the Lease Agreement will be amended to require annual rental payments of approximately $164,000. The remaining interests in the property are owned by AEI Net Lease Income & Growth Fund XIX Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership and AEI Private Net Lease Millennium Fund Limited Partnership, affiliates of the LLC.

(4)  Receivables -

     At September 30, 2000, the LLC had receivables of construction interest and rent in the amount of $37,118 and $95,129, respectively. These amounts are accrued on the transactions discussed in Note 3 and are collected upon completion of the properties.
                              28

                 AEI INCOME & GROWTH FUND 23 LLC

                  NOTES TO FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2000
                           (Continued)

(5)  Payable to AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions for the LLC. The payable to AEI Fund Management represents the balance due for those services. This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

                           29


                 REPORT OF INDEPENDENT AUDITORS



Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota



      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 1999 and December 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 1999 and December 31, 1998, in conformity with generally accepted accounting principles.


                         /s/BOULAY, HEUTMAKER, ZIBELL & CO., P.L.L.P.
                            Boulay, Heutmaker, Zibell & Co., P.L.L.P.
                            Certified Public Accountants



Minneapolis, Minnesota
April 4, 2000
                                 30

                  AEI FUND MANAGEMENT XXI, INC.

                          BALANCE SHEET






                             ASSETS

                                                 December 31,   December 31,
                                                    1999            1998

CURRENT ASSETS:
   Cash and Cash Equivalents                      $  31,851       $   2,339
   Partnership Distributions Receivable               8,115           7,806
   Receivable from AEI Fund Management, Inc.            239             159
                                                   ---------       ---------
        Total Current Assets                      $  40,205       $  10,304
                                                   =========       =========



                     LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Partnership Investments $  27,119       $  13,053

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                               10              10
   Additional Paid-in Capital                           990             990
   Retained Earnings (Deficit)                       12,086          (3,749)
                                                   ---------       ---------
       Total Stockholder's Equity (Deficit)          13,086          (2,749)
                                                   ---------       ---------

             Total Liabilities and
                 Stockholder's Equity             $  40,205       $  10,304
                                                   =========       =========




 The accompanying notes to Balance Sheet are an integral part of this statement.
                                 31

                  AEI FUND MANAGEMENT XXI, INC.

                     NOTES TO BALANCE SHEET

                   DECEMBER 31, 1999 AND 1998

(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund
     23), which was formed in October, 1998. At December 31, 1999 and 1998, the Company owned 22 Limited Partnership
     Units of Fund XXII, which were purchased in the fourth quarter of 1998. Investors in Fund XXI, Fund XXII and Fund 23 have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments in Partnerships under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the Partnerships' Limited Partnership Agreements. The combined assets, revenues and net income for the above referenced entities was $33,977,791,
     $2,901,829   and   $2,171,371  for  1999  and   $31,626,515,
     $2,400,462 and $1,581,042 for 1998.  The Company's share  of income (loss) ranges from 1% to 2%. At December 31, 1999 and December 31, 1998, the Company has accumulated deficits of $27,119 and $13,053, respectively, in excess of its basis in Fund XXI, Fund XXII and Fund 23. The Company would be responsible to fund a deficiency in its capital account if the Partnership terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. Accordingly, there is no provision for income taxes.
                               32

                               EXHIBIT B

                       PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of all public real estate programs organized by the Manager or their Affiliates during the periods indicated. Limited Members in the Fund should not assume that they will experience returs if any, comparable to those experienced by investors in such prior real estate programs. Investors will have no interest in the assets or operations of the Managing Members.

    Additional information relating to the performance of prior programs is contained in Part II of the Registratioin Statement, of which this Prospectus is a part of, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

    The programs included in the following tables have investment objectives similiar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.


Table                      Index Description                     Page

   I             Experience in Raising and Investing Funds        B-2
  II             Compensation to Sponsors                         B-3
 III             Operating Results of Prior Partnerships          B-4
  IV             Results of Completed Programs                    B-7
   V             Sales or Disposals of Properties                 B-8





                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 1999, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.

                            AEI            AEI
                         Net Lease      Net Lease        AEI           AEI
                          Income &       Income &      Income &      Income &
                           Growth         Growth        Growth        Growth
                          Fund XIX       Fund XX       Fund XXI      Fund XXII

Dollar Amount Offered    $30,000,000  $24,000,000    $24,000,000   $24,000,000
Dollar Amount Raised     $21,151,928  $24,000,000    $24,000,000   $16,917,222
Percentage of Amount
 Raised                       100.0%       100.0%       100.0%      100.0%
Less Offering Expenses:
 Selling Commissions
  and Discounts                 7.0          8.0          8.0         8.0
 Organizational
  Expenses                      7.3          5.7          5.6         6.5
 Other (a)                      4.2          2.2          4.3         6.4
 Less Reserves                  0.1          0.1          0.1         0.1
                          -----------  -----------  -----------  ------------
Percent Available
 for Investment                81.4%        84.0%        82.0%       79.0%
                          ===========  ===========  ===========  ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                      0.0%         0.0%         0.0%        0.0%
 Investment in
  Properties (b)               81.4         84.0         82.0        79.0
 Acquisition Fees               0.0          0.0          0.0         0.0
                          -----------  -----------  -----------  -----------
Total Acquisition Cost         81.4%        84.0%        82.0%       79.0%
                          ===========  ===========  ===========  ===========

Percent Leverage                0.0%         0.0%         0.0%        0.0%
Date Offering Began          Feb. 91      Jan. 93      Feb. 95     Jan. 97
Length of Offering
 (months)                         24           24           24          24
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                        34           38           36          32

(a) Represents distributions in excess of net cash flow (return of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.

                                   B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1991 to December 31, 1999 for all prior public programs closed in the last five years.

                             AEI           AEI
                          Net Lease     Net Lease        AEI          AEI
                           Income &      Income &      Income &     Income &
                            Growth        Growth        Growth       Growth
                           Fund XIX      Fund XX       Fund XXI     Fund XXII
Type of Compensation
Date Offering Commenced       Feb. 91      Jan. 93      Feb. 95      Jan. 97
Dollar Amount Raised      $21,151,928  $24,000,000  $24,000,000  $16,917,222
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)      407,378      471,307      466,013      339,667
   Acquisition Expenses
      purchase option on
       property                     0            0            0            0
      real estate
       commission                   0            0            0            0
      expense
       reimbursement          953,576(c)   837,332(c)   559,739(c)   502,009(c)
   Organization Offering
    Expenses                  345,490      227,451      359,605      294,122
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors             13,865,184   11,178,129    6,524,759    1,605,829
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                        0            0            0            0
   Partnership
    Management Fees (b)             0            0            0            0
   Reimbursements           2,117,427    1,593,631    1,101,903      522,988
   Leasing Commissions              0            0            0            0
   Participation in Cash
    Distributions             128,811      101,291       64,593       66,220
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                   9,408,938    3,987,111    3,819,057            0
   - notes                  2,216,982            0            0            0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                     0            0            0            0
   Incentive Fees                   0            0            0            0
   Participation in Cash
    Distributions              11,758        8,885       10,302            0
[FN]
(a) Does not include fees paid to AEI Securities Incorporated which were reallowed to participating dealers.
(b) Although  not  paid  a  fixed  fee  for  property  management  and
    partnership management, the General Partners and Affiliates   were
    reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From Operations-Reimbursements."
(c) The Partnerships received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XIX, Fund XX, Fund XXI and Fund XXII totaled $692,332, $385,381, $419,713 and $394,389, respectively.

                                     B-3


                                 TABLE III
                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1995) ended December 31, 1999.

                                          AEI NET LEASE INCOME & GROWTH FUND XIX
                                                   Years Ended December 31
                                                  1995          1996          1997          1998          1999
Gross Revenues from Operations               $ 2,282,282   $ 2,124,542   $ 1,792,599   $ 1,848,907   $ 1,913,647
Profit on Sale of Properties                     969,054       571,927        77,703             0       271,956
Less:
 Operating Expenses                              292,268       352,591       360,253       392,075       315,938
 Depreciation                                    369,226       340,721       313,146       298,712       341,282
 Real Estate Impairment                                0             0     1,310,484             0             0
 Minority Interest in Net
  Operating Income                               311,287             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $ 2,278,555   $ 2,003,157   $  (113,581)  $ 1,158,120   $ 1,528,383
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $ 1,206,527   $ 1,500,668   $   952,997   $   888,074   $ 1,041,960
 -from gain on sale                              933,622       588,768        93,755             0       264,801
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $ 1,466,120   $ 1,929,889   $ 1,423,151   $ 1,483,926   $ 1,556,205
Cash Generated From Sales                      5,375,793     1,373,382     1,353,011     1,492,795       801,641
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                        6,841,913     3,303,271     2,776,162     2,976,721     2,357,849
Less: Cash Distributions to Investors
 -from operating cash flow                     1,466,120     1,799,923     1,423,151     1,427,647     1,556,208
 -from sales and refinancing                     419,246       121,458       247,028       222,115             0
 -from cash reserves (a)                         224,365             0       109,996             0        40,184
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After Cash Distributions                     4,732,182     1,381,890       995,987     1,326,959       761,457
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                              $ 4,732,182   $ 1,381,890   $   995,987   $ 1,326,959   $   761,457
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 57            70            45            42            50
     -from recapture                                  23             4             1             0             4
   Capital Gain (Loss)                                20            24             3             0             8
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               99            90             0            55            73
     -Return of Capital                                0             0            84            23             3
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                           20             6            12            10             0
     -Refinancing                                      0             0             0             0             0
     -Operations                                      69            84            67            68            74
     -Cash Reserves (a)                               10             0             5             0             2
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            99%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average unit outstanding.

                                   B-4
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                                                 AEI NET LEASE INCOME & GROWTH FUND XX
                                                                        Years Ended December 31
                                                  1995         1996           1997          1998          1999
Gross Revenues from Operations               $ 1,852,292   $ 2,359,797   $ 2,003,892   $ 2,038,914   $ 2,160,458
Profit on Sale of Properties                     225,180        87,281       472,575       134,164             0
Less:
 Operating Expenses                              292,122       255,505       354,554       354,215       325,561
 Depreciation                                    251,092       381,794       390,066       370,937       405,310
 Real Estate Impairment                                0             0       626,800             0             0
 Minority Interest in Net Operating Income        19,454             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $ 1,514,804   $ 1,809,779   $ 1,105,047   $ 1,447,926   $ 1,429,587
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $ 1,275,827   $ 1,720,326   $ 1,274,296   $ 1,315,460   $ 1,450,466
 -from gain on sale                              223,456        85,640       469,188       133,941             0
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $ 1,583,637   $ 2,145,303   $ 1,604,421   $ 1,689,142   $ 1,820,773
Cash Generated From Sales                        988,838       461,077     2,098,981       438,215             0
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                        2,572,475     2,606,380     3,703,402     2,127,357     1,820,773
Less: Cash Distributions to Investors
 -from operating cash flow                     1,467,084     2,034,864     1,604,421     1,449,862     1,820,773
 -from sales and refinancing                     486,375       100,571       124,011        78,041        99,509
 -from cash reserves (a)                               0             0       388,234             0        20,449
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions                        619,016       470,945     1,586,736       599,454      (119,958)
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $   619,016   $   470,945   $ 1,586,736   $   599,454   $  (119,958)
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 53            72            53            56            62
     -from recapture                                   2             1             4             1             0
   Capital Gain (Loss)                                 7             3            15             5             0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               63            75            46            61            61
     -Return of Capital                               18            14            43             3            21
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                           20             4             5             3             4
     -Refinancing                                      0             0             0             0             0
     -Operations                                      61            85            68            61            77
     -Cash Reserves (a)                                0             0            16             0             1
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            98%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                                                   AEI INCOME & GROWTH FUND XXI

                                                                     Years Ended December 31

                                                  1995         1996           1997          1998          1999
Gross Revenues from Operations               $   263,399   $ 1,341,753   $ 1,513,094   $ 1,854,751   $ 1,891,099
Profit on Sale of Properties                           0             0       106,551       235,377       522,233
Less:
 Operating Expenses                              144,180       278,563       348,934       356,890       309,758
 Depreciation                                     11,687       150,958       251,272       448,810       505,566
 Real Estate Impairment                                0             0       580,200             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $   107,532   $   912,232   $   439,239   $ 1,284,428   $ 1,598,008
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $   245,581   $ 1,135,292   $   937,374   $ 1,104,024   $ 1,144,059
 -from gain on sale                                    0             0       102,599       229,440       488,319
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency) From Operations  $   171,812   $ 1,098,924   $   966,562   $ 1,642,315   $ 1,564,043
Cash Generated From Sales                              0             0       520,790       862,718     2,435,549
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
   Sales and Refinancing                         171,812     1,098,924     1,487,352     2,505,033     3,999,592
Less: Cash Distributions to Investors
 -from operating cash flow                       171,812     1,098,924       966,562     1,371,531     1,564,043
 -from sales and refinancing                           0             0       352,009       411,231       266,998
 -from cash reserves (a)                          21,611        75,670       720,708             0        77,731
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After  Cash Distributions                      (21,611)      (75,670)     (551,927)      722,271     2,090,820
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                             $   (21,611)  $   (75,670)  $  (551,927)  $   722,271   $ 2,090,820
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 35            64            39            46            48
     -from recapture                                   0             0             0             0             1
   Capital Gain (Loss)                                 0             0             4             9            19
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               15            52            18            53            66
     -Return of Capital                               13            14            66            21            13
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0             0            14            17            11
     -Refinancing                                      0             0             0             0             0
     -Operations                                      25            62            40            57            65
     -Cash Reserves (a)                                3             4            30             0             3
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            98%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                     AEI INCOME & GROWTH FUND XXII
                                            July 31, 1996
                                       (Operations Commenced)    Years Ended December 31
                                        to December 31, 1996       1997          1998         1999


Gross Revenues from Operations             $         0       $   116,807     $   545,711    $   984,858
Profit on Sale of Properties                         0                 0               0              0
Less:
 Operating Expenses                                357           138,339         233,072        192,767
 Depreciation                                        0               668          16,025        184,942
 Real Estate Impairment                              0                 0               0              0
                                            -----------       -----------     -----------    -----------
Net Loss - GAAP Basis                      $      (357)      $   (22,200)    $   296,614    $   607,149
                                            ===========       ===========     ===========    ===========
Taxable Income (Loss):
 -from operations                          $         0       $   114,913     $   500,917    $   596,673
 -from gain on sale                                  0                 0               0              0
                                            ===========       ===========     ===========    ===========

Cash Generated (Deficiency)From Operations $       (57)      $   139,614     $   249,364    $   708,899
Cash Generated From Sales                            0                 0               0              0
Cash Generated From Refinancing                      0                 0               0              0
                                            -----------       -----------     -----------    -----------
Cash Generated From Operations,
 Sales and Refinancing                             (57)          139,614         249,364        708,899
Less: Cash Distributions to Investors
 -from operating cash flow                           0            77,357         249,364        708,899
 -from sales and refinancing                         0                 0               0              0
 -from cash reserves (a)                             0                 0         430,475        484,397
                                            -----------       -----------     -----------    -----------
Cash Generated (Deficiency)
 After Cash Distributions                          (57)           62,257        (430,475)      (484,397)
Less: Special Items (Not Including
 Sales and Refinancing)                              0                 0               0              0
                                            -----------       -----------     -----------    -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                             $       (57)      $    62,257     $  (430,475)   $  (484,397)
                                            ===========       ===========     ===========    ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                0                30              42             35
     -from recapture                                 0                 0               0              0
   Capital Gain (Loss)                               0                 0               0              0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              0                 0              25             35
     -Return of Capital                              0                20              32             34
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                          0                 0               0              0
     -Refinancing                                    0                 0               0              0
     -Operations                                     0                20              21             41
     -Cash Reserves (a)                              0                 0              36             28
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                               0                 0               0            100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-7



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS


        None of the public partnerships sponsored by the General Partners or their Affiliates have completed operations.




                                    B-8


                             TABLE V

                SALES OR DISPOSALS OF PROPERTIES
                           (Unaudited)

     The following table provides information with respect to sales or disposals of property by prior programs during the past three years.


                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Jan. 97    176,383          0        0      0    176,383    0    150,060   150,060    11,427


AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Jan. 97    175,838    0        0          0     175,838    0    122,139    122,139    51,877

AEI Net Lease  Arby's/Mrs. Winner's
Income &Growth Smyrna,
Fund XX        Georgia(b)    May 94   Jan. 97    224,838    0        0          0     224,838    0    196,635    196,635    57,179

AEIReal Estate Sizzler
Fund XVI       Kings Island,
               Ohio(e)       Jan. 90  Jan. 97    149,201    0        0          0     149,201    0    468,140    468,140   131,616

AEIReal Estate Sizzler
Fund XVII      Kings Island,
               Ohio(e)       Jan. 90  Jan. 97    315,229    0        0          0     315,229    0  1,048,666  1,048,666   279,192

AEIReal Estate Sizzler
Fund XVIII     Kings Island,
               Ohio(e)       Jan. 90  Jan. 97     19,867    0        0          0      19,867    0     66,093     66,093    17,519

AEIReal Estate Children's World
Fund XV        Moreno Valley,
               California    May 87   Jan. 97  1,301,342    0        0          0   1,301,342    0    963,717    963,717 1,195,705

AEIet Lease    Rally's
Income& Growth Brownsville,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,713    281,713    81,507

                                    B-9


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease  Rally's
Income& Growth Edinburg,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,761    281,761    81,528


AEIReal Estate Automax
Fund XV        Minneapolis,
               Minnesota      June 86  Feb.97  411,993    0          0          0     411,993    0     388,800   388,800   539,623

AEIReal Estate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)       July 91  Feb.97  192,268    0          0          0     192,268    0     133,503   133,503    95,414

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  230,971    0          0          0     230,971    0     175,029   175,029   117,929

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  220,067    0          0          0     220,067    0     181,887   181,887    10,447

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97   42,331    0          0          0      42,331    0      36,092    36,092     3,449

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  231,740    0          0          0     231,740    0     175,028   175,028   118,592

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  219,568    0          0          0     219,568    0     181,886   181,886    11,039

                                    B-10


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97  219,996    0          0          0     219,996    0     187,574   187,574    18,517


AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)    May 94   Apr. 97  185,171   0          0          0     185,171   0     166,517    166,517   53,623

AEI RealEstate  Champps
Fund XVIII      Columbus,
                Ohio(b)      Aug. 96  July 97   368,142   0          0          0     368,142   0     304,040    304,040   30,138

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May 94   Aug 97    174,495   0          0          0     174,495   0     152,812    152,812   54,721

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida (b)  Nov 91   Sept.97   216,157   0          0          0     216,157   0     160,443    160,443  118,263

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida(b)  Nov 91   Sept.97    263,568   0          0          0     263,568   0     198,898    198,898  147,315

AEI RealEstate  Sizzler
Fund XVIII      Fairfield,
                Ohio        Mar.91   Sept.97    528,476   0          0          0     528,476   0   1,608,265  1,608,265  208,636

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Sept.97   267,448   0          0          0     267,448   0     180,533    180,533  143,024

                                    B-11



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna
Fund XX         Georgia (b)  May  94  Sept.97   224,663   0          0          0     224,663   0     180,203    180,203   67,210

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Sept.97   135,839   0          0         0      135,839    0     107,517   107,517   37,838

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Sept.97   225,622   0          0         0      225,622    0     189,156   189,156   21,417

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,316   0          0         0      226,316    0     147,978   147,978  118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Oct. 97   169,721   0          0         0      169,721    0     136,955   136,955   51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b0     July 94  Oct. 97   275,421   0          0         0      275,421    0     217,027   217,027   77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Oct. 97   177,504   0          0         0      177,504    0     202,961   202,961  267,864

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,315   0          0         0      226,315    0     147,977   147,977  118,888

                                    B-12


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total  ditures(a)

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b) Feb. 85  Nov. 97   276,279   0          0         0      276,279    0     246,174   246,174  398,842


AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   296,961   0          0          0     296,961    0     237,846   237,846    38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Nov. 97   295,168   0          0          0     295,168    0     239,850   239,850    29,608

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   182,816   0          0          0     182,816    0     150,061   150,061    25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)      July 94  Dec. 97   227,960   0          0          0     227,960    0     177,891   177,891    66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b)  July 85  Dec. 97   226,762   0          0          0     226,762    0     232,334   232,334   278,773

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   225,225   0          0          0     225,225    0     175,756   175,756    66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   218,596   0          0          0     218,596    0     170,775   170,775    64,386

                                    B-13

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Dec. 97   271,675   0          0          0     271,675    0     302,919   302,919   404,755



AEI Real        J.T. McCord's
Estate Fund     Irving,
XVI             Texas        Dec. 87  Dec. 97   741,635   0          0          0    741,635   0   1,147,333  1,147,333     35,207

AEI Net Lease   Applebee's
Income & Growth Middletown
Fund XX         Ohio(b)      July 94  Jan. 98   239,893   0          0          0    239,893   0     177,891    177,891     68,324

AEI Income &    Champps
Growth Fund     Columbus
XXI             Ohio(b)      Aug. 96  Jan. 98   227,414   0          0          0    227,414   0     189,156    189,156     26,890

Net Lease       Chi-Chi's
Income & Growth Appleton
Fund 84-A       Wisconsin(b) Feb. 85  Jan. 98   170,985   0          0          0    170,985   0     153,193    153,193    252,160

AEI Net Lease   Champps
Income & Growth Lyndhurst
Fund XX         Ohio (b)     Apr. 96  Jan. 98   184,032   0          0          0    184,032   0     149,183    149,183     25,949

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XXI        Ohio(b)      Aug. 96  Feb. 98   181,855   0          0          0    181,855   0     132,408    132,408     20,481

AEI Real Estate am/pm
Fund 86-A       Mini Market
                Carson City,
                Nevada       Aug. 87  Feb. 98   955,401   0          0          0    955,401   0     779,896    779,896  1,103,787
                                    B-14



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI RealEstate am/pm
Fund XVII      Mini Market
               Carson City,
               Nevada        Nov. 88  Feb. 98   850,996   0          0          0    850,996   0       703,871  703,871    872,915


AEI Income &   Champps
Growth Fund    Columbus,
XXI            Ohio (b)      Aug. 96  Mar. 98   226,394   0          0          0    226,394   0       165,510   27,455


Net Lease      Rio Bravo
Income& Growth St. Paul,
Fund 84-A      Minnesota (b) Feb. 85  Apr. 98   198,039   0          0          0    198,039   0       222,627  222,627    302,865


AEI Net Lease  Red Line
Income &Growth Burgers
Fund XIX       Houston,Texas Feb. 93  Apr. 98         0   0          0          0          0   0       303,629  303,629    103,564


Net Lease      Chi-Chi's
Income& Growth Appleton,
Fund 84-A      Wisconsin(b)  Feb. 85  May  98   123,721   0          0          0    123,721   0       107,267  107,267    180,300


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  June 98   174,596   0          0          0    174,596   0       149,883  149,883    253,585


AEI RealEstate Tractor Supply
Fund 85-A      Maryville,
               Tennessee (b) Feb. 96  July 98   133,251   0          0          0    133,251   0        95,494   95,494     24,905

AEI Income     Champps
& Growth       Columbus,
Fund XXI       Ohio (b)      Aug. 96  July 98   227,055   0          0          0    227,055   0       171,422   171,422   34,463

                                    B-15



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI RealEstate Sizzler
Fund 86-A      Springboro,
               Ohio (c)      Aug. 90  July 98    25,385   0          0          0     25,385   0        89,097    89,097    7,807


AEI RealEsate  Sizzler
Fund XVIII     Springboro,
               Ohio (c)      Aug. 90  July 98   350,635   0          0          0    350,635   0     1,310,562 1,310,562  123,458


AEI RealEstate Fair Muffler
Fund 85-B      Park Forest,
               Illinois      Aug. 86  Aug. 98       704   0          0          0        704   0       284,903   284,903  199,526


Net Lease      Rio Bravo
Income&Growth  St. Paul,
Fund 84 A      Minnesota (b) Feb 85   Sep. 98   218,158   0          0          0    218,158   0       244,662   244,662  341,599


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98    35,196   0          0          0     35,196   0        39,465    39,465   54,675


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98   235,092   0          0          0    235,092   0       284,015   284,015  393,475


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  Sep. 98   260,327   0          0          0    260,327   0       230,825   230,825  399,281

AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Oct. 98   181,897   0          0          0    181,897   0       204,542   204,542  285,371

                              B-16



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Nov. 98   115,604   0          0          0    115,604   0       132,575   132,575  185,783


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  Dec. 98   226,402   0          0          0    226,402   0       201,781   201,781  353,632


AEI RealEstate Applebee's
Fund 85-A      Harlingen,
               Texas (b)      Dec. 95  Dec. 98 1,858,837   0          0          0  1,858,837   0     1,393,470 1,393,470  471,138


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Feb.99   131,430   0          0          0    131,430   0        94,554    94,554   68,634


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Feb.99   131,441   0          0          0    131,441   0        94,553    94,553   68,634


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Mar.99   160,729   0          0          0    160,729   0       114,626   114,626   83,555

AEI Net Lease  Hometown Buffet
Income &Growth Tucson,
Fund XIX       Arizona         Jun. 93  Mar.99    16,056   0          0          0     16,056   0        11,642    11,642    8,337

AEI Net Lease  Hometown Buffet
Income &Growth Tucson,
Fund XIX       Arizona         Jun. 93  Mar.99   208,196   0          0          0    208,196   0       151,972   151,972  110,138


                             B-17





    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Net Lease  Hometown Buffet
Income &Growth Tucson,
Fund XIX       Arizona (b)     Jun. 93  Mar.99   223,640   0          0          0    223,640   0      162,231   162,231   117,689

AEI RealEstate Zapata's
Fund XV        Waco,
               Texas (d)       Dec. 87  May 99   128,879   0          0          0    128,879   0      548,010   548,010    57,689

AEI RealEstate Zapata's
Fund XVI       Waco,
               Texas (d)       Dec. 87  May 99   158,131   0          0          0    158,131   0      674,285   674,285    75,923

Net Lease      Gingham's
Income& Growth St. Charles
Fund 84-A      Missouri (b)    July 85  May 99   218,667   0          0          0    218,667   0      204,181   204,181   282,091

AEI RealEstate Fuddruckers
Fund XV        St. Louis
               Missouri (d)    Mar 88  June 99 1,145,424   0          0          0  1,145,424   0    1,138,296 1,138,296 1,830,096


AEI RealEstate Fuddruckers
Fund XVI       St. Louis
               Missouri (d)    Mar 88  June 99   763,611   0          0          0    763,611   0      761,053   761,053 1,219,663


AEI Net Lease  Hometown Buffet
Income &Growth Tucson,
Fund XIX       Arizona (b)     Jun. 93 June 99   353,749   0          0          0    353,749   0      256,493   256,493   193,341


Net Lease      Chi-Chi's
Income &Growth Appleton,
Fund 84-A      Wisconsin(b)    Feb. 85 June 99   191,835   0          0          0    191,835   0      176,761   176,761   322,373

                                B-18





    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Net Lease  Red Line Burgers
Income &Growth Houston,
Fund XIX       Texas           Feb. 93 July 99         0   0          0          0          0   0      299,531   299,531    88,807

AEI Income &   Arby's
Growth Fund    Montgomery,
XXI            Alabama (b)     May 95  July 99   221,994   0          0          0    221,994   0      185,359   185,359    79,992

AEI Income &   Arby's
Growth Fund    Montgomery,
XXI            Alabama (b)     May 95  July 99   212,651   0          0          0    212,651   0      174,979   174,979    75,569

AEI Income &   Arby's
Growth Fund    Montgomery,
XXI            Alabama (b)     May 95  Aug  99   222,987   0          0          0    222,987   0      185,359   185,359    80,544

AEI RealEstate Timber Lodge
Fund XV        St. Cloud
               Minnesota (b)   Nov 97  Aug  99   109,271   0          0          0    109,271   0       97,031    97,031    16,565


Net Lease      Chi-Chi's
Income &Growth Appleton,
Fund 84-A      Wisconsin(b)    Feb. 85 Sept 99   135,853   0          0          0    135,853   0      121,068   121,068   223,328


AEI RealEstate Timber Lodge
Fund XV        St. Cloud
               Minnesota (b)   Nov 97  Oct  99    96,357   0          0          0     96,357   0       87,191    87,191    16,371


AEI RealEstate Timber Lodge
Fund XV        St. Cloud
               Minnesota (b)   Nov 97  Oct  99   222,208   0          0          0    222,208   0      198,162   198,162    37,422

                                   B-19




    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Income &   Arby's
Growth Fund    Montgomery,
XXI            Alabama (b)     May 95  Oct 99   224,050   0          0          0    224,050    0      185,359   185,359    84,767

AEI Income &   Caribou Coffee
Growth Fund    Charlotte,
XXI            North Carolina  July 97 Oct 99 1,553,867   0          0          0  1,553,867   0     1,310,597 1,310,597    324,549

Net Lease      Gingham's
Income& Growth St. Charles
Fund 84-A      Missouri (b)    July 85 Nov 99   313,461   0          0          0    313,461   0       287,001   287,001    414,786

AEI RealEstate Timber Lodge
Fund XV        St. Cloud
               Minnesota (b)   Nov 97  Nov 99   138,275   0          0          0    138,275   0       128,251   128,251     25,563

AEI RealEstate Timber Lodge
Fund XVII      St. Cloud
               Minnesota (b)   Nov 97  Nov 99    32,724   0          0          0     32,724   0        29,373    29,373      6,052


AEI RealEstate Rally's
Fund XVIII     San Antonio,
               Texas           Dec. 92 Dec 99         0   0          0          0          0   0       303,640   303,640     148,978


Net Lease      Gingham's
Income& Growth St. Charles
Fund 84-A      Missouri (b)    July 85 Dec 99   226,745   0          0          0    226,745   0       205,001   205,001     297,884


AEI RealEstate Timber Lodge
Fund XVII      St. Cloud
               Minnesota (b)   Nov 97  Dec 99   225,900   0          0          0    225,900   0       187,891   187,891      39,700

                                   B-20


[FN]
(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

(d) This property was owned jointly by AEI Real Estate Funds XV and XVI.

(e) This property was owned jointly by AEI Real Estate Funds
     XVI, XVII and XVIII.




                 AEI INCOME & GROWTH FUND 23
       AN OFFERING OF LIMITED LIABILITY COMPANY UNITS
                     $1,500,000 minimum

  AEI Income & Growth Fund 23 LLC is a limited liability company organized to purchase commercial properties throughout the United States. These properties will be leased to single corporate tenants under leases that require the tenant to pay most of the property operation costs ("net leases"). AEI Fund 23 is not a mutual fund or an investment company.

  SECURITY OFFERED       24,000   Units  ($24,000,000   total)
                         of limited liability company interest
                         at a price of $1,000 each

  MINIMUM  PURCHASE      2.5  Units ($2,500); 2 Units ($2,000)
                         for  IRAs  and  Keoghs   (higher   in
                         certain  states).

  MINIMUM OFFERING SIZE  All  moneys  will  be  placed  in   a
                         special  bank escrow until receipt of
                         $1,500,000.

  OFFERING PERIOD        The   offering  will last  one  year,
                         extendable  to two years.

  DEALER MANAGER         AEI Securities,  Inc.,    a   company
                         affiliated   with  the managers, will
                         act     as    "Dealer-Manager"    and
                         coordinate   sale   of    units.  AEI
                         Securities will  contract with  other
                         broker dealers  that are  members  of
                         the NASD  who  will  use   their best
                         efforts to offer and  sell the units.

  PROCEEDS TO AEI FUND 23     Per Unit   Total (minimum)
    Public Price             $1,000.00     $1,500,000          100.0%
    Commissions & expenses      100.00        150,000           10.0%
    Other offering costs         50.00         50,000            5.0%

  Proceeds to AEI Fund 23       850.00      1,300,000           85.0%
    Acquisition expenses         40.00         60,000            4.0%
    Working capital reserve      10.00         15,000            1.0%

  Amount available for
  purchase of properties       $800.00     $1,274,500           80.0%


  WE ENCOURAGE YOU TO READ THE "RISK FACTORS" BEGINNING ON
  PAGE 5 OF THIS PROSPECTUS:

          You likely will not be able to evaluate properties before you invest;

          $1,500,000 (the minimum) of subscriptions would allow the purchase of only two properties;

          There will be no secondary market for these units and restrictions will be placed on their resale or transfer;

          The managers of AEI Fund 23 will operate under a number of conflicts of interest.

  Neither the SEC nor any state securities administrator has approved the units or determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense. We cannot use projections in this offering and we cannot make any representation, verbally or in writing, about the cash or tax benefits you might receive from investing. We cannot accept your subscription for units until at least five business days after you have received this prospectus.

                    AEI SECURITIES, INC.
                       March    , 1999

                      TABLE OF CONTENTS

  Summary                                             Page 3

  Risk factors                                        Page 5

  Who may invest                                      Page 8

  Capitalization                                      Page 9

  Estimated use of proceeds                           Page 9

  Investment objectives and policies                  Page 10

  The Properties                                      Page 14

  Managers                                            Page 17

  Prior performance                                   Page 19

  Compensation to managers and affiliates             Page 22

  Conflicts of interest                               Page 24

  Cash distributions and tax allocations              Page 27

  Income tax aspects                                  Page 28

  Restrictions on transfer                            Page 39

  Summary of operating agreement                      Page 39

  Reports to investors                                Page 45

  Plan of distribution                                Page 46

  Sales materials                                     Page 48

  Legal proceedings                                   Page 48

  Experts                                             Page 48

  Legal opinion                                       Page 48

  Financial statements                                Page 49

  Operating Agreement                                 Exhibit A

  Prior Performance Tables                            Exhibit B

  Certain State Suitability Requirements              Exhibit C

  Subscription Agreement                              Exhibit D

 SUMMARY

AEI FUND 23
  AEI Income & Growth Fund 23 LLC is a newly organized limited liability company that will acquire a portfolio of net leased commercial properties. Our objective is to acquire properties that provide:

              Regular cash distributions of lease income;

              Growth in lease income through rent escalations;

              Capital growth through appreciation in property values; and

              Stable performance from long-term leases with corporate tenants.

  To achieve these objectives, we may sell properties and reinvest the proceeds in additional net leased properties. We cannot assure you that we will achieve these objectives. AEI Fund 23 is not a "tax shelter" and is not intended to shelter your taxable income from other sources.

  AEI Fund 23 will continue in existence until 2048 unless the investors, by majority vote, decide to dissolve it earlier.

     RISKS
       There  are  substantial  risks in this investment
       associated   with  the  inability of investors to
       evaluate properties, the inability  of  AEI  Fund
       23 to diversify  if only  the  minimum,  invested
       the illiquidity  of  the  units,   and    manager
       conflicts which are described under "RISK FACTORS" starting on page 5.


PROPERTIES AND PROPERTY ACQUISITION

  AEI Fund 23 did not own any properties when this prospectus was written. We will, however, supplement this prospectus when we have identified any property we intend to purchase. Most of the properties will be leased to corporate tenants in the chain or franchised restaurant industry or in the retail industry. We will acquire properties for cash whenever possible, although properties may be acquired with assumable indebtedness if the financing terms are attractive. Properties may later be financed for up to 60% of the total purchase price of all properties in the portfolio.

THE UNITS

  Each  unit represents a $1,000 equity interest in AEI Fund
  23. Unlike profit and loss from a corporation, which are taxed at the corporate level, profits, gains, losses and tax deductions in AEI Fund 23 are designed to be passed directly through to the investors.

  Investors in units (limited members) will have a different interest in profits, losses and distributions than will the managers. For example: cash from rents will be allocated and paid to investors and managers differently than cash from the sale or financing of properties. Cash distributions will be made as follows:

    1. After deducting any operating expenses, rent and other income will be paid 97% to investors and 3% to managers;

    2. After provision for debts, reserves and operating expenses, cash from the sale or refinancing of properties will be paid 99% to investors and 1% to the managers. After the investors have received payout (which occurs when total cash distributions from property sales or financing equals an investor's initial investment plus a 7% annual, uncompounded return on investment) 90% of the cash from the sale or refinancing of properties will be paid to investors and 10% will be paid to managers.

THE MANAGERS

  This  investment  program will  be  managed  by  AEI  Fund
  Management XXI, Inc., a Minnesota corporation operating from its principal offices of the manager at 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101 and its telephone number is
  (651)   227-7333  (toll-free  800-328-3519).   Robert   P.
  Johnson, President of AEI Fund Management XXI, will also serve as special managing member and will be responsible for overseeing the corporate manager's activities.

COMPENSATION TO THE MANAGERS

  In addition to their interests in the profits and losses as managing members of AEI Fund 23, the managers will be reimbursed for the following services at their cost:

    1. The organization of AEI Fund 23 and this offering, almost all of which will be paid to third parties.
       This amount is estimated at $200,000 at the minimum.

    2. The   acquisition  of  properties.   Estimated   at
       $60,000 at minimum subscriptions;

    3. The   administration  of  AEI  Fund  23  (including
       management,   leasing,   releasing   and   sale    of
       properties).  Estimated  at  $75,000  for  first   12
       months at the minimum subscriptions.

     The payments in 1-3 above will be limited to:

              The  manager's  "cost"  (the  direct  expense  of
              providing    the    service    including     employee
              compensation, a portion of office and depreciation costs);

              What an unaffiliated party would charge for providing comparable services in the same area;

              20% of the subscription capital raised in the case of organizational expenses and acquisition expenses;

              A "basket amount" in the case of all organizational, acquisition, sales and overhead reimbursed, plus the portion of reimbursements that represent salaries of controlling persons of the managers. The basket amount is equal to 20% of initial capital, plus 5% of cash flow from commercial properties that are managed, plus 3% of the sales price of the properties if the managers provide sales services, plus 7% of cash flow from operations.

 RISK FACTORS

GENERAL RISKS

  YOU WILL BE RELYING ON THE MANAGERS TO SELECT PROPERTIES AND MIGHT NOT LIKE THE PROPERTIES THEY SELECT.
     It is not likely that you will be able to evaluate properties before they are purchased. Except through the redemption option offered by AEI Fund 23, you will not have a right to a return of your investment if you do not like the properties purchased. AEI Fund 23 is retaining the managers and will rely on them to find and acquire its properties. We cannot assure you that the managers will be able to find suitable properties or that the business or investment objectives of AEI Fund 23 will be achieved.

  YOU WILL HAVE LITTLE CONTROL OVER OPERATIONS.
     Except for limited voting rights, investors have no control over AEI Fund 23's management and must rely almost exclusively on the managers. The managers may take actions with which you disagree. You will not have any right to object to most management decisions unless the managers breach their duties to AEI Fund 23.

  WHETHER AEI FUND 23 IS PROFITABLE OR NOT, SUBSTANTIAL FEES WILL BE PAID TO THE MANAGERS FOR THEIR SERVICES.
     In operating AEI Fund 23, the managers may make business decisions that you would not. The managers may have duties to other programs that may conflict with their duties to AEI Fund 23. The managers will receive payments from AEI Fund 23 whether or not it operates profitably.

  THERE WILL NOT BE A MARKET FOR YOUR UNITS AND THERE WILL BE RESTRICTIONS PLACED ON THEIR TRANSFER.
     To avoid being taxed as a corporation, AEI Fund 23 is required to place significant restrictions on the transfer of units. That means investors are required to receive approval from the manager before reselling or transferring their units. The manager is required to refuse a transfer when it would adversely affect the tax status of AEI Fund 23. Because of these requirements, there will not be a public market for your units and you may not be able to sell them at the time you desire.

  YOU WILL NOT HAVE A RIGHT TO A RETURN OF YOUR CAPITAL PRIOR TO THE TERMINATION OF THE PROGRAM.
     Although its intent is to dissolve earlier, AEI Fund 23 is not required to dissolve until 2048 unless investors vote to have it dissolve earlier. You will not have a right to redeem your units until it is dissolved. Although AEI Fund 23 will have a unit repurchase program, that program is limited, provides for discounts that may not provide you with full value for your investment, may be periodically suspended in the discretion of the managers, and is not available if there is not adequate capital to pay for repurchases.

  AEI FUND 23 MAY NOT BE ABLE TO DIVERSIFY ITS INVESTMENTS AND ACCOMPLISH ALL OF ITS INVESTMENT OBJECTIVES.
     If it raises only $1,500,000, AEI Fund 23 may purchase as few as two properties and the proportion of its capital spent on organizational and offering costs will be higher. While AEI Fund 23 intends to diversify its investments, it is under no obligation to do so and may invest in a single property. PENNSYLVANIA INVESTORS:
     Because the minimum is less than $2,400,000, you are cautioned to carefully evaluate AEI Fund 23's ability to accomplish its objectives and to ask about the current amount of subscriptions before you invest.

  AEI  FUND  23  MAY  DISSOLVE  IF  BOTH  MANAGERS  DIE   OR
  WITHDRAW.
     If both managers die, are removed, withdraw, or are declared bankrupt, AEI Fund 23 may be required to dissolve. In that kind of situation, it might face selling its properties at disadvantageous prices. AEI Fund 23 will not carry insurance on the life of Robert Johnson, the special managing member and president of the manager.

  AEI FUND 23 IS NOT PROVIDING YOU WITH SEPARATE LEGAL OR ACCOUNTING REPRESENTATION.
     AEI Fund 23, its investors and the managers are not represented by separate counsel. Although counsel has given the tax opinion referenced in the Tax Matters section of this prospectus, and an opinion that there is legal authority to issue the units, the legal counsel and accountants for AEI Fund 23 have not been retained, and will not be available, to provide other legal counsel or tax advice to individual investors.

  DISTRIBUTIONS IN THE EARLY STAGES MAY BE A RETURN OF
  CAPITAL.
     If   operating revenues are not sufficient to fund  all
     distributions, the cash you receive may represent a return of capital.

REAL ESTATE INVESTMENT RISKS

  DEFAULTS BY TENANTS MAY INTERRUPT CASH FLOW OR CAUSE A DECLINE IN A PROPERTY'S VALUE.
     If a tenant defaults, we cannot assure you that AEI Fund 23 will be able to find a new tenant for the vacant property at the same rental rate or that it will be able to sell the property without incurring a loss. If a tenant files for bankruptcy, we may not be able
     to    quickly    recover    the   property   from   the
     bankruptcy trustee. If that were to happen, it might delay re-letting the property and we may not receive rent from the trustee sufficient to cover our expenses.

  SOME PROPERTIES MAY BE SUITABLE FOR ONLY ONE USE AND MAY BE COSTLY TO UPGRADE IF A LEASE IS TERMINATED.
     AEI Fund 23's properties may be designed for a particular tenant. If AEI Fund 23 holds a property at termination of the lease, and the tenant does not renew, or if the tenant defaults on its lease, the property might not be marketable without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to investors. If a decision was made to sell the property, the sales price might be lower than expected.

  AEI FUND 23 COULD LOSE PROPERTIES IF IT DEFAULTS ON
  BORROWINGS.
     When purchasing a property, AEI Fund 23 might assume an existing mortgage. It might also finance properties initially purchased for all cash. This practice is known as "Leveraging." Leveraging increases the capital available for investment, but may also increase the risk of loss. If AEI Fund 23 were to default on mortgage payments, and the mortgage holder foreclosed, AEI Fund 23 could lose its ownership interest in the property.

FEDERAL INCOME TAX RISKS

  OPERATION OF AEI FUND 23 COULD AFFECT THE PROPRIETY OF ALLOCATIONS AND CAUSE ADDITIONAL TAX AND PENALTIES.
     Each investor will be entitled to deduct his or her allocated share of any tax losses and will report his or her allocated share of income and gain on the investor's tax return. Whether those allocations will be honored by the IRS depends on a number of facts related to the future operation of AEI Fund 23. Because AEI Fund 23 has not commenced operation, counsel has not rendered an opinion as to these allocations. If these allocations were not honored by the IRS, a change in the tax treatment of income, gain, loss and deduction from AEI Fund 23 could occur and on audit, each investor could be forced to pay taxes or penalties, or both.

  THE TIMING OF TAX DEDUCTIONS COULD BE CHALLENGED BASED ON THE ALLOCATION OF "BASIS" AMONG PROPERTIES AND INVESTORS COULD BE SUBJECTED TO INCREASED TAX.
     The managers will allocate the purchase price of properties among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable).

     Because properties have not been purchased, counsel has not rendered an opinion on whether the allocation of purchase price, the rate of depreciation or the timing of deductions is proper. If the IRS successfully challenged these allocations, investors could lose a portion of the deductions and be subject to increased taxable income in the early years of operations.

  THE RESALE OF PROPERTIES COULD CAUSE GAINS TO BE TAXED AS
  ORDINARY INCOME.
     If AEI Fund 23 is characterized as a "dealer" in real estate when properties are sold, gain or loss on such sales will be considered ordinary income or loss. Because the character of AEI Fund 23 as a dealer in real estate is dependent on future events and the timing of property purchases and sales, counsel has not rendered an opinion on this issue. Because ordinary income is, in most cases, taxed at higher rates than capital gain, characterization of AEI Fund 23 as a dealer could cause an increase in taxes payable by an investor.

  THE STRUCTURE OF THE PURCHASE AND LEASE TRANSACTIONS OF AEI FUND 23 COULD CAUSE LOSS OF SOME DEPRECIATION AND OTHER DEDUCTIONS.
     Sale leaseback transactions in which the lessor provides certain options to the seller/lessee, such as a purchase option at a fixed price, could cause the IRS to conclude the transaction is not a true lease. If this were to occur, AEI Fund 23 would not be able to use some of the deductions it anticipates and more taxable income would be recognized during operation of a property.

  INCORRECT ALLOCATION OF EXPENSES AMONG START-UP, ORGANIZATION AND SYNDICATION COULD CAUSE MORE TAXABLE INCOME.
     The manager will allocate expenses during the early stages of AEI Fund 23's operations to start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses. These allocations cannot be made until the expenses are incurred and, therefore, counsel has not rendered an opinion as to their propriety. If the IRS determined that the allocations were improper, AEI Fund 23 could lose some deductions and investors would recognize more income during the early stages of the operation of properties.


 WHO MAY INVEST

  To purchase units you must be able to represent in writing that you have either:

    1. A net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000; or

    2. Irrespective of annual gross income,  a  net  worth
       of   at  least  $150,000  determined  with  the  same
       exclusions.

  You will be required to purchase a minimum of two and one-half units ($2,500) unless you are investing through an IRA or other tax-qualified plan. The minimum investment for IRAs and other tax-qualified plans is two units ($2,000), provided that the person who established the account or plan meets the standards for an individual investor. An investment in AEI Fund 23 will not create an IRA or other tax-qualified plan for any investor.

  Investment firms that participate in the distribution of this offering and solicit orders for units are required to make every reasonable effort to determine that the purchase is appropriate for each investor. In addition to net worth and income standards, the investment firms are required to determine:
              whether you can reasonably benefit from  an
              investment in  the  units  based  on   your
              investment objectives,

              your  ability to  bear  the  risk  of   the
              investment, and

              your understanding of the risks of the investment.

  They must also determine whether you understand:
              the lack  of  liquidity  of the units,

              the restrictions on transferability of the units,

              the background and qualifications of the managers, and

              the tax consequences of the investment.

  Additional requirements applicable to residents of some states are set forth in Exhibit C to this prospectus.

  In addition to any other considerations, trustees and custodians of tax-qualified plans should consider the following when making an investment decision:

              If  AEI   Fund   23  borrows money  to   purchase   a
              property, some of its income may be unrelated business taxable income. A tax-qualified plan, although generally exempt from federal income tax, may be subject to some taxation i f its unrelated business taxable income, after investment in AEI Fund 23, exceeds $1,000 in any taxable year.

              ERISA establishes diversification requirements that should be considered. ERISA should also be considered in light of the nature of an investment in, and the compensation structure of, the investment and the potential lack of liquidity of the units. The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and the investment.

  BECAUSE  IT  IS  POSSIBLE THAT AEI FUND 23  WILL  GENERATE
  UNRELATED   BUSINESS  TAXABLE  INCOME,  IT   IS   NOT   AN
  APPROPRIATE INVESTMENT FOR CHARITABLE REMAINDER TRUSTS.


 CAPITALIZATION

  The  capitalization of AEI Fund 23 at December  31,  1998, and  after the issuance and sale of the minimum  of  1,500 units is as follows:


                            December 31, 1998
        Title of Class           Actual          After Sale of 1,500
                                                        Units

Managers' Capital            $     1,000            $      1,000
Investors' Capital           $         0            $  1,500,000
Less Offering Expenses       $         0            $   (200,000)
                              ___________            ___________
Total Capital                $     1,000            $  1,300,00
                              ===========            ===========


 ESTIMATED USE OF PROCEEDS

  AEI Fund 23 expects that there will be approximately $1,275,000 available for investment in properties and reserves if $1,500,000 is raised and $20,640,000 if $24,000,000 is raised. The following table estimates the use of proceeds from the sale of units. Some of the items below cannot be precisely calculated and could vary materially from the amounts shown.

                                 Minimum                     Maximum
                              (1,500 Units)               (24,000 Units)

                              Dollars     Percent      Dollars      Percent

Gross Offering Proceeds     $ 1,500,000   100.00%    $24,000,000    100.00%

Less Offering Expenses

  Selling commissions and
  nonaccountable expenses   $  (150,000)   10.00%    $(2,400,000)    10.00%
  Other offering expenses   $   (75,000)    5.00%    $  (960,000)     4.00%
Amount Available for
  Investment
  (net proceeds)            $ 1,275,000    85.00%    $20,640,000     86.00%
Acquistion Expenses         $   (60,000)    4.00%    $  (720,000)     3.00%
Working Capital Reserve     $   (15,000)    1.00%    $  (240,000)     1.00%
                             ___________              ___________
CASH AVAILABLE FOR PURCHASE
 OF PROPERTIES              $ 1,200,000    80.00%    $19,680,000     82.00%
                             ===========              ===========

  The amount available for investment in properties will not, in any event, be less than 80% of gross offering proceeds. The proceeds of the offering will be held in trust by AEI Fund 23 for the benefit of the purchasers of units and used only for the purposes set forth above.

  AEI Fund 23 will continue to offer and sell units for 12 months after the date of this prospectus. At the election of the managers, units may be offered during a second 12 months. Except for indebtedness secured by properties, it will not commit itself to invest more money in properties than it has raised through the sale of units. Accordingly, the managers believe that AEI Fund 23 will have adequate capital to fund its operation for the first 24 months of operation.



 INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

  AEI  Fund  23  intends  to acquire free-standing,  single-
  tenant, net-leased commercial properties located throughout the United States. It may also sell properties from time to time and purchase other similar properties when its managers believe conditions are favorable. It may commit to purchase properties when construction is completed at agreed prices or pursuant to pricing formulas.


ACQUISITION OF PROPERTIES

  AEI Fund 23 will not purchase or lease any property from, or sell or lease any property to, the managers or their affiliates. It may, however, purchase property from the managers or their affiliates if they purchased the property in their own name and temporarily held title to it to help acquire the property or obtain financing. Purchases from a manager or affiliate will be for a price no greater than the price paid by the manager or affiliate, plus acquisition expenses.

  Although AEI Fund 23 does not intend to acquire any unimproved or undeveloped properties, or to participate in the development of any properties, it may acquire raw land prior to the building of improvements and it may advance funds or make loans in connection with the construction of improvements. Any construction loan will be secured by the land and improvements under construction. Construction loans will not exceed 30% of offering proceeds.

  The purchase price of each property will be supported by an independent appraisal of its fair market value. Nevertheless, the managers will rely on their own analysis, and not on such appraisals, in determining whether to acquire a particular property. Copies of appraisals will be retained at the office of AEI Fund 23 for at least five years and will be available for inspection and duplication by any investor.

  Prior to the acquisition of a property, AEI Fund 23 will be provided with evidence satisfactory to the managers that it will acquire marketable title to such property, subject only to acceptable liens and encumbrances. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

TEMPORARILY INVESTED FUNDS

  After release from escrow, and before investment in properties, all funds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. Any of the net proceeds of this offering (except for amounts used to pay operating expenses or to establish working capital reserves as determined by the manager) that have not been invested or committed for investment in real property within 24 months after the date of this prospectus or six months after termination of the offering of units will be distributed, without interest but together with a proportionate amount of any commissions or other organization and offering expenses, to the investors as a return of capital. All funds will be available for the general use of AEI Fund 23 during such period and may be expended in operating any properties that have been acquired.

  Investment  capital  will  not  be  segregated   or   held
  separate from other capital of AEI Fund 23 pending investment. For purposes of the foregoing, capital will be considered committed to properties, and will not be returned to the investors, if written contractual agreements have been signed prior to the period described above, regardless of whether the property is ultimately purchased. To the extent that funds have been reserved to make contingent payments in connection with a property under a written contractual agreement, or because the managers determine that additional reserves are necessary in connection with a property, regardless of whether such payment is ultimately made, funds will not be returned to investors.

SALE OF PROPERTIES

  At the discretion of the managers, net proceeds from sale of properties may either be distributed to investors or reinvested in properties that meet the acquisition criteria of AEI Fund 23. Net proceeds from the sale of a property will not be reinvested unless enough cash is distributed for investors to pay their income taxes resulting from the sale, assuming they are taxed at a rate of seven percent above the individual capital gains rate.

  AEI Fund 23 may sell co-tenancy or other fractional interests in properties, rather than selling its entire interest in a property. The manager believes that, depending on market conditions, sales of smaller interests through exchanges designed to comply with
  Section 1031 of the Internal Revenue Code can result in greater overall profits to AEI Fund 23. In those instances in which AEI Fund 23 does not sell all of a property, it will retain, either alone or with another program sponsored by affiliates of the managers, the authority to direct management and policies relating to the operation and sale of the property.

  Although AEI Fund 23 intends to sell its properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment may be affected by custom in the area in which the property is located and by prevailing economic conditions. To the extent AEI Fund 23 receives notes and property other than cash, that portion of the proceeds will not be included in net proceeds from sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to investors of the cash proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash.

  AEI Fund 23 may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless it elects otherwise, AEI Fund 23 will report the gain on such sale proportionately under the installment method of accounting as principal payments are received.

BORROWING POLICIES

  The  managers  might not finance all properties.  They  do
  not  intend  to  use   any  financing  unless  it  can  be
  obtained at rates that are likely to generate an attractive spread over rental rates. Although the managers believe that the current interest rate environment is favorable, if rates increase, the managers may decide not to use any mortgage financing. In no event will the total amount of indebtedness exceed 60% of the purchase price of all properties, or 60% of the fair market value of the properties on the date they are refinanced. To the extent that any financing is not fully amortizing, and it exceeds 25% of the purchase price of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the mortgaged property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

  AEI Fund 23 will not obtain permanent financing from the managers or their affiliates. Recourse for any indebtedness will be limited to the particular property to which the indebtedness relates. To the extent recourse is limited to a particular property, under most circumstances such indebtedness would increase the investors' tax basis in the units. AEI Fund 23 will not issue any senior securities and will not invest in junior mortgages, junior deeds of trust or similar obligations.

JOINT VENTURE INVESTMENTS

  Property may be purchased jointly with another program sponsored by the managers or their affiliates. These joint ventured investments will be made only with a program that has investment objectives and management compensation provisions substantially the same as those of AEI Fund 23. AEI Fund 23's ability to enter into a joint venture may be important if it wishes to acquire an interest in a specific property but does not have sufficient funds (or, at the time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to acquire the entire property.

  In any joint venture with another fund sponsored by the managers or their affiliates, the following conditions must be satisfied:

    1. The joint venture must have comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions;

    2. AEI Fund 23 may not pay more than once for the same services and may not act indirectly through any such joint venture if it would be prohibited from doing so directly;

    3. The  compensation  of  the  managers  and   such
       affiliates in the other fund must be substantially identical to their compensation in AEI Fund 23;

    4. AEI Fund 23 must have a right of first refusal to purchase the other party's interest if the other party to the joint venture wishes to sell a property

  There is a potential risk of impasse on joint venture decisions and a risk that, even though AEI Fund 23 will have the right of first refusal to purchase the other party's interest in the joint venture, it may not have the resources to exercise such right.

DISTRIBUTIONS

  We intend to distribute net cash flow from operations to investors within 30 days after the close of each fiscal quarter. The amount of any distribution will depend upon the degree to which operations have been profitable and have generated cash flow. Net cash flow from operations will not be used for the acquisition of properties, although it may be held as reserves. Net cash flow may be used to repurchase units. Distributions to investors who elect to participate in a distribution reinvestment plan will be applied to the purchase of additional units.

  The quarterly distribution rate during the first 36 months after the date of this prospectus will likely exceed the amount of cash generated from operations.
  Although the managers have not established a specific rate of distribution, and may change the rate of distribution from time to time, because the distribution will likely exceed the amount of cash generated during this period, a part of the distribution will likely constitute a return of the investors initial investment. After that time, the distribution rate will be allowed to float quarterly based on the cash flow or proceeds of sale available for distribution.

RESERVES FOR OPERATING EXPENSES

  The managers expect that about 1% of the offering proceeds will initially be reserved to meet costs and expenses. To the extent that such reserves and any income are insufficient to defray the costs and other obligations of AEI Fund 23, it may be necessary to finance or refinance properties or, if that is not available on acceptable terms, to sell properties, possibly on unfavorable terms. During the holding period of a property, AEI Fund 23 may increase reserves to meet anticipated costs and expenses or other economic contingencies. If the managers determine that reserves are not necessary for operations, the excess may be distributed to investors.

MANAGEMENT OF PROPERTIES

  The manager or its affiliates will manage each property, and enforce the lease obligations of the tenants. The managers will:

              negotiate with tenants,

              reflect and remodel properties,

              receive and deposit monthly lease payments,

              periodically verify payment of real estate taxes and insurance coverage, and periodically inspect properties and tenant sales records, where applicable.

  Because the properties will be net leased, the tenants will be responsible for most of the day-to-day on-site management, taxes, insurance and maintenance expenses, of the properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

  Investors  have  no  voting rights  with  respect  to  the establishment, implementation or alteration of the investment objectives and policies of AEI Fund 23, all of which are the responsibility of the managers. Nevertheless, the managers will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of investors owning in the aggregate more than 50% of outstanding Units.


 THE PROPERTIES

  As of the date of this prospectus, AEI Fund 23 had not acquired any properties. The managers are continually evaluating properties for acquisition and engaging in negotiations with sellers, tenants and developers regarding the potential purchase of properties. Depending upon the amount proceeds available from this offering, the managers intend to diversify the type and location of properties acquired. There is no limitation on the amount or percentage of assets that may be invested in any one property. Although we currently intend to purchase two or more properties with the net proceeds of this offering, we may purchase only a single property if, in the manager's judgment, that would be in the best interest of AEI Fund 23.

  Most of the leases will provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the lessee. It is customary in commercial property transactions that leases provide for early termination upon the occurrence of certain events (e.g., casualty or substantial condemnation). Some commercial leases, particularly those for properties used in the sale of retail goods or services, require that the landlord bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

  Many of the properties will be leased to tenants in the chain or franchise restaurant industry and the retail industry. There is no prohibition on the acquisition of properties in other industries. The managers intend to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk.

  THE RESTAURANT INDUSTRY
     The restaurant industry is one of the largest and fastest growing in the United States. Annual sales of the top 100 restaurant chains exceeded $118 billion in 1997. With a steady increase in the number of two-income families and a rapidly expanding senior citizen population, demographic trends are particularly favorable for the casual dining segment of the restaurant industry. Because this industry is highly property-dependent, the managers believe it offers some of the best sale leaseback investment opportunities. The managers believe that this industry includes a number of companies and franchisees with established track records that are attractive to AEI Fund 23.

[Graphic: Bar chart illustrating the growth in restaurant sales from 1991 through 1998]



  THE RETAIL INDUSTRY
  We believe trends in this industry have increased the attractiveness of retail properties. Consumer demand for a large selection of merchandise in a single category at discount prices has caused many retailers to turn to freestanding properties that have minimal interior partitions. These retail buildings, or "superstores," are often grouped together in a "power center" that has few, if any, small retailers. Many of the large retailers operating these establishments use lease financing for the purchase and construction of their outlets. The managers believe that the rapid expansion in this industry may present attractive properties for acquisition.

[Graphic: Bar chart illustrating the growth in retail sales from 1993 through 1998]

ACQUISITION CRITERIA

  In   determining  whether  a  property   is   a   suitable
  acquisition for AEI Fund 23, the managers will consider the following factors, among others:

              The creditworthiness of the lessee and the lease guarantor, if any, and their ability to meet the lease obligations;

              The location, condition, use and design of the property and its suitability for a long-term net lease;

              The terms of the proposed lease and guaranty, if
              any, including any provisions  relating  to rent
              increases  and  the   passing  on  of  operating
              expenses to tenants;

              The prospects for long-term appreciation of the property;

              The prospects for long-range liquidity of the investment; and

              The  demographics of the community in   which  a
              property is located.

  The managers will apply the following standards when selecting properties:

              Tenants   must   be  actively  involved  in  the
              operation  of   the business type occupying  the
              property.

              Tenants  must  have  a  history  of   successful
              operations  in   the   business  for  which  the
              property is leased.

              Tenants will be required to provide evidence of cash flow, independent of cash flow generated by the property, or cash reserves, sufficient to allow the tenant to meet its current obligations under the lease.

  Acquisitions may vary from these standards, but any variation must be justified to the managers.


PROPERTY UPDATES

  When there is a reasonable probability that a property will be acquired during the offering period, this prospectus will be supplemented to disclose important information about it. Based upon the experience and acquisition methods of the managers, this will normally occur when a legally binding purchase agreement is signed for a property, but may occur sooner or later depending upon the circumstances involved.

  Supplements to this prospectus will describe the property to be acquired, the proposed terms of purchase, the financial results of any prior operations of the property, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this prospectus will be distributed, but investors will continue to receive acquisition reports containing substantially the same information regarding the properties acquired.

  It should be understood that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that AEI Fund 23 will ultimately consummate the acquisition or that the information provided concerning an acquisition will not change between the date of this prospectus (or supplement) and the actual purchase date.

 MANAGERS

FIDUCIARY RESPONSIBILITY

  The managers are accountable to AEI Fund 23 as fiduciaries and must exercise good faith in handling its affairs. The managers have fiduciary responsibility for the safekeeping and use of all capital and assets of AEI Fund 23, whether or not in the managers' possession or control. The managers are prohibited from employing, or allowing any other person or entity to employ, the capital or assets of AEI Fund 23 in any manner except for the exclusive benefit of its investors.

  The managers will not, however, be liable to AEI Fund 23 or the investors for acts or omissions which may occur in the exercise of their judgment as long as their actions were made in the good faith belief that such actions were in the best interest of AEI Fund 23 and not the result of negligence or misconduct. AEI Fund 23 will indemnify the managers for any claim or liability arising out of their activities on its behalf, unless the claim or liability was the result of negligence or misconduct.

  In the opinion of the SEC, and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by the managers in connection with registration of the units, AEI Fund 23 will submit to a court of appropriate jurisdiction, after apprising such court of the position of the SEC and state securities administrators, the question of whether indemnification by it is against public policy and will be governed by the final adjudication of such issue.


MANAGEMENT

  The managers will have the sole and exclusive right, power and responsibility to manage AEI Fund 23's business, including, under certain limited circumstances, the right and power to have it obtain loans secured by its property. The managers will make all of the investment decisions, including:

              decisions relating to the properties to be acquired,

              the method and timing of any financing of such properties,

              the selection of tenants,

              the terms of leases on such properties, and

              the method and timing of the sale of properties.

  The managers will coordinate and manage all of the activities of AEI Fund 23, maintain its records and accounts, and arrange for the preparation and filing of all its tax returns. Certain of the administrative and management functions to be performed by the managers may be delegated to their affiliates, provided that any compensation to affiliates of the managers will be at cost.

BACKGROUND AND EXPERIENCE OF MANAGEMENT

  AEI FUND MANAGEMENT XXI, INC.
     AEI  Fund  Management  XXI, Inc.,  the  manager,  is  a
     Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to AEI Fund
     23. The sole shareholder and director of the manager is Robert P. Johnson, who also serves as its President. Each of the officers of the manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by the managers and their affiliates. The officers and sole director of the manager are as follows:

     Name                  Age               Position

     Robert P. Johnson     54    Sole Director, Chief Executive
                                 Officer and President

     Mark E. Larson        46    Chief Financial Officer, Treasurer
                                 and Secretary

[Graphic: Picture of Robert P. Johnson]


     ROBERT  P.  JOHNSON  will also  serve  as  the  special
     managing member of AEI Fund 23. Mr. Johnson is the President, Chief Executive Officer, sole shareholder and sole director of the manager. From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development.

     Since 1971, Mr. Johnson has been the President, a director and a registered principal of AEI Securities, Inc., which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. (NASD) and is a member of the Security Investors Protection Corporation (SIPC). Mr. Johnson has been President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other Funds he manages.

[Graphic: Picture of Mark E. Larson]


     MARK E. LARSON, a Certified Public Accountant, is Chief Financial Officer, Secretary and Treasurer of the manager, and is a director of AEI Fund Management, Inc. and has been employed by AEI Fund Management, Inc. and affiliated entities since 1985. From 1979 to 1985, Mr. Larson was with Apache Corporation as manager of Program Accounting responsible for the accounting and reports for approximately 45 public partnerships. Mr. Larson will be primarily responsible for supervising the accounting functions of the manager and AEI Fund 23, including coordination of reports to the SEC and investors.

  AEI FUND MANAGEMENT, INC.
     Most of the management services for AEI Fund 23 will be performed by AEI Fund Management, Inc., a Minnesota corporation having the same officers as the manager. AEI Fund Management, Inc. is a property and program management company that provides services to the 12 publicly syndicated, and 12 privately placed, real estate programs that are described under the caption "Prior Performance" below.

     The sponsors are using a separate company, (AEI Fund Management XXI, Inc.) as the corporate manager so that operation of AEI Fund 23 is not affected by operations of the other real estate programs for which it provides services. AEI Fund Management employs approximately 30 persons, four of whom are engaged primarily in property acquisitions, three in property management, three in property sales, seven in accounting and financial reporting, eight in investor support services and eight in general administrative services. AEI Fund Management, Inc. has the same officers as AEI Fund Management XXI, Inc. Management services will be billed directly to AEI Fund 23.

  YEAR 2000
     AEI Fund Management maintains a computerized information system for program, investor and financial reporting. It is currently installing a new system that replaces both hardware and software components with client-server components. Although AEI does not believe that its former management information system will properly report date specific information after December 31, 1999, it has been assured by the vendors of the new system that it will accurately report such date specific information.

     At the date of this prospectus, it was operating its program and investor reporting functions with the new system and anticipates that financial reporting will be converted to the new system by March 31, 1999. AEI Fund Management has also inquired of its vendors, including payroll and banking vendors, of their sensitivity to date specific problems after December 31, 1999 and all of them have assured the company that their systems will properly handle date specific information by December 31, 1999. If AEI Fund Management were unable to operate its financial reporting systems on the new system, it would be required to procure an alternate system prior to year end. The information system is not a direct cost of AEI Fund 23. So, unless a new system was not installed and operating by December 31, 1999, there should not be any material impact on AEI Fund 23.


 PRIOR PERFORMANCE

  During  the  past  twenty-five  years,  Mr.  Johnson   and
  affiliates  have  syndicated  twelve  public  and   twelve
  private net lease property investment partnerships in the United States.

  Since 1984, Mr. Johnson and affiliates have formed, syndicated and now manage twelve public real estate partnerships that have purchased, for cash, single tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for the acquisition of properties, all of such partnerships are similar to AEI Fund 23. The public partnerships sponsored by Mr. Johnson and affiliates include the following:

Fund Name                        Month Offering       Investment
                                 was Completed          Raised

Net Lease Income & Growth
Fund 84-A Limited
Partnership                       December 84         $5,000,000

AEI Real Estate Fund 85-A
Limited Partnership               June 85             $7,500,000

AEI Real Estate Fund 85-B
Limited Partnership               February 86         $7,500,000

AEI Real Estate Fund 86-A
Limited Partnership               July 86             $7,500,000

AEI Real Estate Fund XV
Limited Partnership               December 86         $7,500,000

AEI Real Estate Fund XVI
Limited Partnership               November 87        $15,000,000

AEI Real Estate Fund XVII
Limited Partnership               November 88        $23,388,750

AEI Real Estate Fund XVIII
Limited Partnership               December 90        $22,783,050

AEI Net Lease Income &
Growth Fund XIX Limited
Partnership                       February 93        $21,157,928

AEI Net Lease Income &
Growth Fund XX Limited
Partnership                       January 95         $24,000,000

AEI Income & Growth Fund XXI
Limited Partnership               January 97         $24,000,000

AEI Income & Growth Fund
XXII Limited Partnership          January 99         $16,917,222


  A   total  of  approximately  13,500  investors  purchased
  interests in these partnerships.


  The properties purchased by all of these partnerships were new, or recently constructed, net leased commercial properties. At September 30, 1998, approximately $184,000,000 of properties had been purchased or were under contract for purchase. The following table sets forth the geographic distribution of the 143 properties purchased, or under contract for purchase, by prior public partnerships:


Alabama    1  Georgia  3  Louisiana  4  Nevada      2  Pennsylvania  1
Arizona    5  Illinois 4  Michigan   6  New Hamp.   1  South Caro.   3
Arkansas   1  Indiana  3  Minnesota 12  New Mexico  1  Tennessee     3
California 4  Iowa     2  Missouri   5  North Caro. 3  Texas        38
Colorado   5  Kansas   1  Montana    1  Ohio       14  Virginia      5
Florida    6  Kentucky 1  Nebraska   4  Oregon      1  Wisconsin     3

[Graphic: Map of United States showing states where AEI funds own properties]

  By cost, approximately 74% were restaurants, 12% were retail facilities, 8% were childcare centers, 6% were auto service centers, convenience centers, a motel and an office building. Upon request and upon payment of a fee to cover costs of reproduction and mailing, the managers will provide any potential investor with a copy of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for any of these partnerships.

  [Graphic: Pie chart showing percentage of properties as restaurants, general retail, child care, and other]


  All but two of the private partnerships were specified property offerings. Of the remaining private partnerships, one acquired four properties on a "blind pool" basis, one is a private partnership offered to institutional investors that acquired seven properties on a blind pool basis, and one is a private partnership currently being offered to accredited investors on a blind pool basis. The private partnerships purchased 13 properties for $6,371,894, 10 of which were restaurants, two supermarkets and one automotive center. Six properties were in Minnesota, three in Florida and one each in Nebraska, Iowa, Michigan and Ohio. As with this offering, the primary objective of the earlier private partnerships was production of income (not tax shelter) by investment in single-tenant properties under leases requiring tenants to pay most of the operating costs of the properties. Many of the private partnerships acquired properties with a significant amount of indebtedness.

  Like most entities engaged in real estate operations, the partnerships sponsored by the managers and their affiliates have owned some properties leased to tenants that failed to fully perform under the terms of their leases, including timely payment of rent. In those events, the affiliates managing the properties take such action as they deem prudent in commercial lease transactions. Such actions may include termination of leases, in which the property may be relet to a new tenant or sold.

  When tenants fail to perform, rental payments will likely be interrupted. Although rental interruption may cause a decrease in distributions of cash flow for a period of time, the public partnerships diversified their acquisitions. So, no default, or series of defaults, has caused a public partnership sponsored by the managers to miss a quarterly cash distribution or to have inadequate cash to fund operations. It is a continuing objective of the managers to minimize tenant defaults through careful property evaluation of the creditworthiness of lessees and by renegotiating leases or locating new tenants with the intent of minimizing any interruption of rents.
                               -21-

 COMPENSATION TO MANAGERS AND AFFILIATES

  AEI Fund Management XXI and AEI Fund Management will provide nearly all of the operational services AEI Fund 23 requires and will be compensated accordingly. AEI Securities will coordinate the sale of units and will receive commissions and expense allowances, most of which will be paid or "reallowed" to broker-dealers that solicit subscriptions for the program. AEI Fund Management will provide administrative services and will be reimbursed for all of its expenses in furnishing services at its "cost," including a portion of its general expenses directly related to the furnishing of such services. In addition, AEI Fund Management XXI and Robert P. Johnson, as managing members of AEI Fund 23, will receive an interest in net cash flow and net proceeds from sale of properties. Robert P. Johnson, the individual manager, is the sole shareholder and the chief executive officer of AEI Fund Management XXI, AEI Fund Management and AEI Securities.

  The following table sets forth the forms of compensation, distributions and cost reimbursements that will or may be paid to AEI Fund Management XXI, AEI Fund Management and AEI Securities in connection with the organization, operation and liquidation of AEI Fund 23 and its properties, assuming the minimum 1,500 units and the maximum 24,000 units are sold. The following arrangements were formulated by the managers and are not the result of arm's-length negotiations.



   Person or               Form and Method              Estimated
     Entity                of Compensation                Dollar
   Receiving                                              Amount
  Compensation

                           Offering  Stage

AEI                  Selling commissions and         $2,520,000 maximum and
Securities, Inc.     nonaccountable expense          $157,500 minimum, all
                     allowance equal to 10%          but approximately
                     of proceeds, all or  a          $480,000 (maximum) and
                     portion of which may be         and $30,000 (minimum) of
                     reallowed   to   other          which is expected to be
                     investment firms, and a         reallowed.
                     1/2%    due   diligence
                     allowance, a portion of
                     which will be reallowed
                     to other investment firms.

Managers and         Reimbursement  at  cost         Estimated $840,000
Affiliates           for other organization          maximum and $67,500
                     and offering expenses. (1)      minimum, but subject
                                                     to limitation (2). Most
                                                     organization and offering
                                                     expenses are  paid to
                                                     nonaffiliates.




                           Property Acquisition Stage

Managers and         Reimbursement at cost for       Estimated $700,000
Affiliates           all acquisition expenses (3).   maximum and $60,000
                                                     minimum, but subject to
                                                     the limitation (3).

                           Operating Stage

Managers             Three percent (3%) of net       Not presently
                     cash flow.                      determinable

Managers and         Reimbursement at cost for all   Estimated $75,000 to
Affiliates           administrative expenses,        $250,000 for the first 12
                     including all expenses related  months of operations and
                     to management and disposition   and $20,000 to $280,000
                     of AEI Fund 23's properties     each year after that.
                     and all other transfer agency,  The cumulative amount
                     reporting, investor relations   of such expense
                     and other administrative        reimbursements for
                     functions (4).                  general overhead of the
                                                     the managers and
                                                     affiliates,  and for
                                                     controlling person
                                                     expenses,  together
                                                     with front- end fees and
                                                     sales expenses, are
                                                     subject to limitation(4).



                           Property Sale or Financing Stage

Managers             1% of distributions of net      Not presently
                     proceeds of sale until          determinable
                     investors have received an
                     amount equal to (a) their
                     "adjusted capital
                     contributions," plus (b) an
                     amount equal to 7% of their
                     adjusted capital
                     contributions per annum,
                     cumulative but not compounded,
                     to the extent not previously
                     distributed. 10% of
                     distributions of net proceeds
                     of sale thereafter.


    1. Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to nonaffiliates.

    2. To the extent organization and offering expenses, including payments to AEI Securities and third parties, when added to Acquisition Expenses exceed 20% of the capital contributions, they will be borne by the managers.



    3. Acquisition expenses include amounts paid for legal fees, travel and communication, appraisal costs, accounting fees, title expenses and other expenses in acquiring properties. These expenses will be paid at "cost," which includes the time spent by the manager's employees in performing these services.

    4.  Subject  to the limitations set forth in  Section
        6.2b of the Operating Agreement, AEI Fund 23 will reimburse the managers and their affiliates at cost for administrative expenses in managing all operations of AEI Fund 23. These expenses include costs incurred in connection with providing services for the acquisition, leasing and operation of properties. Such expenses include the salaries, fees and expenses paid to employees and consultants of the managers and its affiliates for work performed for AEI Fund 23 including office rent, telephone, travel, employee benefit expenses and other expenses attributable to providing such services. The allocation of a majority of these expenses is based on the number of hours devoted by employees to the affairs of AEI Fund 23 as recorded on employee daily time records. Excess expenses are allocated at the end of each month based upon the number of investors and the capitalization of AEI Fund
        23. The cumulative amount of such expense reimbursements for general overhead of the managers and affiliates, and for controlling persons, together with Front-End Fees and sales expenses may not exceed the sum of 20% of capital contributions, 5% of revenues from properties, a 3% sales commission, and 7% of net cash flow.

  No real estate commissions will be paid to the managers or affiliates in connection with the purchase or sale of any of AEI Fund 23's properties. The managers and affiliates are, however, compensated at their Cost, subject to the limitations set forth in the preceding table and in Section 6.2 of the Operating Agreement, for all expenses they incur in connection with the purchase and sale of properties which may include bonus compensation to non-controlling employees. No acquisition fees will be paid to the managers. The managers and their affiliates will not be compensated for services not set forth in the table above.

 CONFLICTS OF INTEREST

  AEI  Fund  23  will  be  subject to actual  and  potential conflicts  of  interest arising out of relationships  with
  the   managers  and  their  affiliates.  These   conflicts
  include, but are not limited to, the following:

  LACK OF ARM'S-LENGTH NEGOTIATIONS WITH MANAGEMENT
     The managers may realize income from AEI Fund 23 during its operation and upon its liquidation. Agreements and arrangements with the managers, including those relating to compensation, are not the result of arm's-length negotiations. Moreover, because a significant portion of the managers' compensation will not be payable until the sale of properties, the interests of the managers and the investors with respect to the timing and price of any sale may conflict.

  OTHER REAL ESTATE ACTIVITIES OF MANAGERS
     The managers and their affiliates are actively engaged in the commercial real estate business as general partners in other programs. Mr. Johnson also intends to offer additional real estate programs in the future. AEI Fund 23 will not have independent management but will rely on the managers and their affiliates for its operations. The managers will devote only so much of their time to the business of AEI Fund 23 as, in their judgment, is reasonably required. It is anticipated that, although Mr. Johnson may devote approximately 30% of his time to the business of AEI Fund 23 during its offering and property acquisition stages, he may devote less than 10% of his overall work time after properties are acquired. The allocation of management time, services and functions among current programs and any future programs, as well as other business ventures in which they are involved, may create conflicts of interest. The managers and their affiliates believe that they have, or can retain, sufficient staff to be fully capable of discharging their responsibilities to all Programs with which they are affiliated.

  COMPETITION WITH MANAGERS AND OTHER AFFILIATED PROGRAMS FOR PURCHASE AND SALE OF PROPERTIES
     The managers and their affiliates may engage in other business ventures, including forming and sponsoring other public or private programs, and neither AEI Fund 23 nor any investor will be entitled to any interest therein.

     It is possible that AEI Fund 23 will periodically have money available to acquire additional properties at the same time as other programs sponsored by the managers or their affiliates. If this happens, conflicts of interest will arise as to which program should acquire a particular property. The managers will review the investment portfolio of each program and will make a decision as to which program will acquire the property on the basis of several factors, including:

              The cash flow requirements of each program;

              The degree of diversification of each program;

              The estimated income tax effects of the purchase on each program;

              The amount of funds available to each program; and

              The length of time such funds have been available for investment.

     If funds should be available in two or more programs to purchase the same property, and the factors enumerated above have been evaluated and deemed equally applicable to each program, it will be acquired by the program that first reached its minimum investment level. Any other conflicts will be resolved by the managers in their sole discretion.

     Conflicts of interest may arise when AEI Fund 23 attempts to sell or rent its properties. The managers may sell less than a 100% interest in a property and AEI Fund 23 may then own a fractional interest in that property. The managers may be forced to choose between selling a property held by AEI Fund 23 and a property held by the manager or an affiliated program. Such conflicts will be resolved by the managers, in their discretion, after consideration of the investment objectives of the program holding the property and the length of time until the planned final disposition of properties. The managers may allow the sale of a fractional interest held by the managers or an affiliated program prior to the sale of an interest held by AEI Fund 23. There can be no assurances that the terms of sale of all fractional interest in a property sold at different times will be the same.

  POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS
     AEI Fund 23 may invest in property jointly with another program sponsored by the managers or their affiliates under the conditions described in "Investment Objectives and Policies Joint Venture Investments." In such a situation, conflicts of interest could arise between the joint venture partners.

  MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS
     The manager will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants the manager certain discretion and authority regarding extensions of time for assessment of additional tax against the investors related to Fund income, deductions or credits and for settlement or litigation of controversies involving such items. The positions taken by the manager on tax matters may have differing effects on the managers and the investors. Any decisions made by the manager with respect to such matters will be made in good faith consistent with its fiduciary duties to AEI Fund 23 and the investors. The manager, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in the best interests of AEI Fund 23 and subject to the indemnification and exculpation language contained in the Operating Agreement, may be entitled to indemnity for liability incurred as a result of such actions. See Exhibit A, Section 6.5 at Page A-14.

  LACK OF SEPARATE REPRESENTATION
     AEI Fund 23, the managers and the investors are not represented by separate counsel. The attorneys and accountants who will perform services for AEI Fund 23 also perform services for affiliates of AEI Fund 23, including the managers, AEI Securities, Inc. and other affiliates of the managers. Without independent legal representation, investors may not receive legal advice regarding certain matters that might be in their interest but contrary to the interest of the managers and their affiliates. Should a dispute arise between AEI Fund 23 and the managers or their affiliates - or should negotiations or agreements between AEI Fund 23 and the managers, other than those existing or contemplated on the effective date of this Prospectus, be necessary - the managers will cause AEI Fund 23 to retain separate counsel. Any future agreement between AEI Fund 23 and the managers or their affiliates will provide that it may be terminated at the option of AEI Fund 23 upon 60 days' notice without penalty to AEI Fund 23.

  AFFILIATION OF SELLING AGENT
     AEI Securities is serving as "Dealer-Manager" for the offering of units. Accordingly, the "due diligence" investigation customarily performed by an underwriter is being performed by an affiliate of the managers. AEI believes, however, that such due diligence has, in fact, been exercised. Moreover, under Rule 2810(b)(2) of the NASD Conduct Rules, each investment firm that sells units has an obligation to make an appropriate independent inquiry about the offering.

  EXPENSE REIMBURSEMENTS
     The managers and their affiliates are reimbursed at their cost for the services they perform on behalf of AEI Fund 23. The aggregate cost of such reimbursements can be as much as the fees and increased interest in net cash flow interest the managers are allowed to be paid under applicable state regulation.

 CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

  The managers intend to make distributions of available net cash flow, if any, within 30 days after the end of each fiscal quarter. AEI Fund 23's objective is to acquire net leased properties which will generate partially "tax deferred" cash distributions to investors. Any net cash flow from operations for each fiscal year will be distributed 97% to investors and 3% to managers.

  Upon   financing,  sale  or  other  disposition   of   any
  properties, net proceeds of sale may be reinvested in additional properties. If not reinvested, net proceeds of sale will be distri-buted as follows:

              First, 99% to the investors and 1% to  the
              managers until the investors have received
              an amount from net proceeds of sale  equal
              to the total of  their  adjusted   capital
              contributions, plus an amount equal to a 7% per annum return on their adjusted capital contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them.

              Any remaining balance will be distributed
              90% to the investors and 10% to the
              managers.

  The 1% unsubordinated interest in net proceeds of sale received by the managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an investor with the same capital contribution.

TAX ALLOCATIONS

  For income tax purposes, all income, profits, gains and losses for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any property, shall be allocated as follows:

              net loss shall be allocated 99% to the
              investors and 1% to the managers so long as the investors have positive balances in their capital accounts. If their capital accounts are reduced to zero, all losses are allocated to the managers; and

              net income will be allocated first in the ratio, and to the extent, net cash flow is distributed to the investors for such year and any additional income for such year will be allocated in the same ratio as the last dollar of net cash flow is distributed.

  For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

              first, to and among the investors in an
              amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances), then, 99% to the investors and 1% to the managers until the balance in each investor's capital account equals the sum of such investor's Adjusted Capital
              Contribution plus an amount equal to a
              7% per annum return on such investor's
              Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed,

              the balance of any remaining gain will then be allocated to the investors and the managers in the same manner as the last dollar distributed.

  For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated
  98% to the investors and 2% to the managers.



 INCOME TAX ASPECTS

  Federal income tax laws and regulations as they apply to AEI Fund 23 are complicated and are only summarized below. Investors are urged to consult with their own counsel and accountants about the state and federal income tax consequences of ownership of units. Investors must realize that periodic consultations about their individual tax situations may be necessary because of future changes in statutes and regulations or in interpretations by courts or state and federal tax authorities.

OPINION OF COUNSEL

  Dorsey & Whitney LLP, counsel to AEI Fund 23, has rendered an opinion on the material federal tax issues relating to an investment in AEI Fund 23 which involve a reasonable possibility of challenge by the Internal Revenue Service or, where such an opinion cannot be rendered with respect to a material tax issue, has described the reasons for the inability to opine. As set forth below, counsel has not rendered an opinion on certain federal tax issues whose outcome depends upon facts and circumstances that will be determinable or will arise only in the future. In particular, as more fully described below, no opinion is given with respect to the probable outcome of:

              the allocation of basis among buildings
              (the cost of  which is depreciable),
              personal property (the cost of which is
              depreciable over a shorter period), and the underlying land (the cost of which is not depreciable);

              whether AEI Fund 23 will be characterized as a "dealer" in real estate at the time of sale or disposition of AEI Fund 23's properties;

              whether the properties will be considered to be "held for investment";

              whether the leases to be entered into by AEI Fund 23 will be "true leases" or will be "stepped payment leases" for purposes of determining whether AEI Fund
              23 will be considered an "owner" of properties entitled to take depreciation and other deductions thereon and for purposes of the timing of recognition of rental income thereon; and

              whether AEI Fund 23's allocation of start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses will be upheld.

  Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome. Furthermore, as explained below in more detail under "Allocation," because of the uncertainty in the law regarding whether allocations made to members of a limited liability company treated as a partnership for tax purposes such as AEI Fund 23 will have "substantial economic effect," counsel has rendered a qualified opinion as to whether allocations made to investors under the operating agreement will be respected for tax purposes.

  Subject to the information contained in this prospectus and in counsel's opinion (a copy of which is filed as
  Exhibit 8 to the registration statement that has been filed with the SEC), counsel has advised AEI Fund 23 that in the aggregate the significant tax benefits, as described herein, potentially available to an investor will probably be realized. An opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that the conclusions reached in an opinion would be sustained by a court if challenged by the IRS. Therefore, investors will assume the risks of a challenge by the IRS of the tax interpretations set forth herein or otherwise made by AEI Fund 23 or the managers and the risks of changes in tax laws, rules, regulations and interpretations.

GENERAL

  A limited liability company formed under the Delaware law is generally treated in the same manner as a partnership for federal income tax purposes. The limited liability com-pany form has been employed to allow investors in AEI Fund 23 to obtain a direct pass-through of their pro rata share of the operating results of AEI Fund 23. Under the Internal Revenue Code, no federal income tax is payable by a limited liability company that is not a "publicly traded partnership." Each investor and manager is required to report on his or her federal income tax return his or her distributive share of the profits, losses, gains, income, deductions and credits of AEI Fund
  23. Subject to certain limitations, including limitations on passive activity losses, each investor and manager may deduct his or her share of AEI Fund 23's losses, if any, for any fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in AEI Fund 23 as of the end of such year. Likewise, each investor and manager must include his or her distributive share of any Fund taxable income for each year with his or her other taxable income whether or not he or she has received cash distributions from AEI Fund 23 during such year.

PARTNERSHIP STATUS

  AEI Fund 23 has received an opinion from its legal counsel to the effect that, under currently applicable treasury regulations, AEI Fund 23 will be treated as a partnership for federal income tax purposes and will not constitute an "association" taxable as a corporation. In rendering this opinion, counsel has relied on the existing treasury regulations and the representation that AEI Fund 23 will not, for any period, elect to be treated as an association taxable as a corporation.

PUBLICLY TRADED PARTNERSHIPS

  The Internal Revenue Code contains several provisions that significantly change the tax treatment of "publicly traded partnerships" and the income and loss they generate. Unless 90% of a publicly traded partnership's income is from passive-type investments, a publicly traded partnership will be taxed as if it were a corporation. Generally, income from a publicly traded partnership will be treated as portfolio income. Such income from a publicly traded partnership cannot be offset by passive losses from other sources and losses from the publicly traded partnership cannot be used to offset passive income from other sources.

  IRS Regulations provide several "safe harbors" from publicly traded partnership status for partnerships interests which are not traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. On the basis of these safe harbors, and based on the provisions of AEI Fund 23's operating agreement, and provided transfers of interests are made only in accordance with such provisions, counsel to AEI Fund 23 is of the opinion that AEI Fund 23 will not be considered a publicly traded partnership as defined in section 7704 of the Internal Revenue Code.

ALLOCATIONS

  The operating agreement of AEI Fund 23 allocates to each investor and manager his or her distributive share of income, gain, loss, deduction, or credit. The operating agreement also provides for a specific allocation of proceeds among the investors and the managers upon dissolution and termination of AEI Fund 23, upon the refinancing, sale, or other disposition of AEI Fund 23 properties, and a specific allocation of cash flow. Whether these allocations will be given effect for federal income tax purposes depends upon whether they have "substantial economic effect" under applicable IRS Regulations. If the allocations in the operating agreement do not have substantial economic effect, the distributive share of income, gain, loss, deduction, or credit of each investor and manager will be determined in accordance with the interest in AEI Fund 23 held by such investor or manager.

  Because   the  application  of  the  law  concerning   the
  substantial economic effect of allocations to the allocations that may be made under the operating agreement is uncertain, counsel to the Fund is unable to render an unqualified opinion concerning whether the allocations made to investors will be respected. Nevertheless, assuming that all investors and managers have positive balances in their capital accounts (determined after adjusting capital accounts as provided in the operating agreement of AEI Fund 23) throughout the term of AEI Fund 23 and that the after-tax economic consequences of the allocations made in the operating agreement do not violate the "substantiality" requirement imposed by the IRS regulations, counsel is of the opinion that it is more likely than not that allocations made in accordance with the operating agreement will have substantial economic effect. Counsel is unable to render an opinion on the allocation of losses or deductions
                               -31-

  where the investors have negative balances in their capital accounts, because the operating agreement does not contain an unconditional obligation to restore such deficit balance.

STATUS   OF  AEI  FUND  23  AS  OWNER  AND  LESSOR  OF   THE
IMPROVEMENTS

  Although it is anticipated that AEI Fund 23 will be treated as the "owner" of its properties, the IRS has taken the position in certain situations that lease transactions should be treated as financing transactions. If a lease is considered a financing transaction for federal income tax purposes, the lessor of the property is not treated as the owner and is not entitled to take depreciation and other deductions with respect to his or her investment. The managers intend to attempt to enter into leases that will result in AEI Fund 23 being treated as the owner of the leased property. Nevertheless, the characterization of transactions as leases involves analysis of complex factual situations under evolving judicial doctrines. Because AEI Fund 23 has not yet entered into any leases and no analysis thereof is possible, counsel for AEI Fund 23 has not expressed an opinion on the status of AEI Fund 23 as owner and lessor of properties.

STEPPED PAYMENT LEASES

  Under section 467 of the Internal Revenue Code, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received during the period if (1) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (2) rental payments increase over the term of the lease ("Section 467 Lease"). Prior programs sponsored by the managers have entered into leases which may qualify as Section 467 Leases. In certain instances, such agreements may require accrual of a constant amount of rental income despite changes in rental rates or may require recapture on the disposition of the property subject to the lease. Because AEI Fund 23 has not yet entered into any lease agreements, it is not possible to determine what treatment of AEI Fund 23's leases may be required under section 467. If AEI Fund 23 enters into agreements that require accrual of a constant amount, such an accrual could result in AEI Fund 23's recognition in certain years of a greater amount of income than is actually received. If, on the other hand, AEI Fund 23 is required to recapture ordinary income on the disposition of property subject to its leases, AEI Fund 23 will recognize ordinary income rather than capital gain to the extent of the recapture.

ORGANIZATION AND SYNDICATION COSTS AND OTHER PAYMENTS TO THE
MANAGERS

  The managers and their affiliates will be reimbursed for costs they incur that are attributable to AEI Fund 23. These reimbursements will include the costs of syndicating, organizing and managing AEI Fund 23, as well as related general and administrative costs. The managers will categorize reimbursements as start-up, syndication, organization, management or acquisition costs. Although the Internal Revenue Code allows deduction of amounts paid to organize AEI Fund 23 ("organization expenses"), or to create an active trade or business ("start-up expenses") over a period of not less than 60 months, it does not allow deduction of amounts paid to issue or market the units ("syndication expenses"). There can be no assurance that the IRS will accept the managers' determination of the classification of costs, and because the issue is factual in nature, counsel to AEI Fund 23 has not issued an opinion on this issue.

  Expenses to acquire properties will generally be added to the purchase price and deducted over their useful lives. All other reimbursements will be deducted as management
  expenses.   Although  the  managers   believe   that   the
  management expenses for which they will be reimbursed will be deductible and will be paid for necessary and ordinary services rendered to AEI Fund 23. The IRS could allege that some of those expenses are not currently deductible. AEI Fund 23's legal counsel has not issued an opinion on the deductibility of these expenses because their deductibility is inherently a factual issue that depends upon their amount or the appropriateness of the relevant items for reimbursement.

DEPRECIATION DEDUCTIONS

  GENERAL
     The Internal Revenue Code allows a taxpayer to claim depreciation deductions on property used in a trade or business or held for the production of income. As a general rule, the cost of acquiring or constructing property, including incidental costs, may be included in its tax basis for purposes of computing cost recovery deductions.

     AEI Fund 23 will claim depreciation, cost recovery and amortization deductions on the properties it acquires as permitted by the applicable Internal Revenue Code provisions. Although these deductions will reduce AEI
     Fund 23's taxable income, they will also reduce its adjusted basis in the properties, and increase the potential gain (or decrease the potential loss) to AEI Fund 23 when the properties are sold.

     Because they will consist solely of commercial properties, AEI Fund 23 will depreciate most of its real properties over 39 years using the straight-line method, although it might be required to use longer depreciation periods for properties that are tax-exempt use properties as described below. Some properties, including automotive service station buildings and car wash buildings, have shorter useful lives and are depreciated over a shorter recovery period (e.g. 15 years). A small portion of the property to be purchased by AEI Fund 23 is expected to be five-year recovery property.

     Allocation of the purchase price of a property among the various depreciable and non-depreciable assets is a factual question, and there can be no assurance that the allocations made by the manager will be accepted by the IRS. Because none of AEI Fund 23's properties have been acquired and the issue depends on facts that are not yet determined, counsel to AEI Fund 23 has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease Fund depreciation deductions thereby increasing Fund taxable income or decreasing Fund losses.

  TAX-EXEMPT USE PROPERTY
     Units will be purchased by both tax-exempt investors and investors not exempt from taxation. The Internal Revenue Code provides that in some cases where a limited liability company has both tax-exempt entities and non tax-exempt entities as members, a portion of the property owned by the limited liability company will be deemed "tax-exempt use property" that must be depreciated over the greater of 40 years or 125% of any long-term lease. It is likely that, to the extent of the interests of tax-exempt investors in AEI Fund 23, a portion of its property will be depreciated over 40 years and that depreciation deductions to all investors will be decreased in early years of operation as a result of this adjustment.

BASIS OF FUND INTEREST

  Subject to the "at risk rules" and the "passive activity loss limitations" that are described in greater detail under "Personal Tax Consequences" below, an investor will generally be allowed to deduct his or her share of losses from AEI Fund 23 to the extent of the adjusted basis in the investor's units. Each investor's adjusted basis of the units initially will include the investor's investment in AEI Fund 23 plus the investor's pro rata share of indebtedness as to which neither AEI Fund 23 nor any investor is personally liable ("nonrecourse liabilities"). Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent the losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of the investor's investment plus the investor's share of recourse liabilities and "qualified nonrecourse liabilities." The managers will attempt to ensure that financing, if any, that may be placed on properties will be qualified nonrecourse financing. Because that determination depends on facts not yet in existence, no assurances can be given that any loans actually obtained by AEI Fund 23 will qualify as amounts "at risk."

  An investor's adjusted basis of his or her units will increase by the investor's share of income from AEI Fund 23 for each year and decrease by his or her share of losses and by distributions of cash and other property made to the investor by AEI Fund 23. The investor's share of any reduction in principal of AEI Fund 23's indebtedness will be treated as a distribution of cash to the investor. The adjusted basis of an investor's units may not be reduced below zero. In the event that the amount of losses allocated to an investor for any fiscal year exceeds the investor's available basis of his or her units, the excess losses may be carried forward to the time, if ever, that the basis is sufficient to absorb such excess losses.

NONLIQUIDATING DISTRIBUTIONS

  Nonliquidating distributions of cash to an investor generally will be regarded as a return of capital for tax purposes to the extent of a investor's adjusted basis of his or her units and serve to reduce basis by an amount equal to the cash distributed. If the cash distributed exceeds the investor's adjusted basis of her or his units prior to distribution, the investor will recognize taxable gain in the amount of the excess.

SALES OF FUND PROPERTY AND FORECLOSURE

  If AEI Fund 23 sells a property, gain will be recognized to the extent that the amount realized from the sale exceeds AEI Fund 23's adjusted basis in the property and loss will be recognized to the extent that the adjusted basis of the property exceeds the amount realized. The amount realized from the sale of a property includes all cash received, all liabilities assumed and the fair market value of all property received other than cash. In general, investors will also recognize taxable gain on foreclosure of a mortgage securing a property of AEI Fund 23 to the extent the foreclosed liability exceeds the adjusted basis of the property.

  If property is sold within one year after it is acquired, gain, if any, will be recaptured as ordinary income to the extent that depreciation deductions were taken. If the depreciated property is sold in an installment sale, all depreciation will be recaptured in the year of sale.

  Under certain circumstances, the sale of property may not generate net cash proceeds in amounts sufficient to cover the tax liabilities created for the investors. Such circumstances might include:

             the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust;

             the sale or transfer of a property pursuant to foreclosure; or

             the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

  Any gain or loss on the sale or other disposition of (a) property that is held by AEI Fund 23 as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss.

SALE OF UNITS

  INVESTORS MUST RECOGNIZE THAT NO PUBLIC MARKET FOR UNITS
  MAY EXIST AT THE TIME THE INVESTOR WISHES TO SELL HIS
  UNITS.

  Unless you are a "dealer" in securities, gain or loss on sale or disposition (including transfer by gift) of your units will be treated as capital gain or loss.
  Nevertheless, you may have to report ordinary income if AEI Fund 23's "unrealized receivables and inventory items" have appreciated substantially in value. For this purpose, unrealized receivables of AEI Fund 23 include depreciation recapture property to the extent that any gain realized if AEI Fund 23 had sold the property at its fair market value would have been taxed as ordinary income (as described above, with respect to depreciation recapture). Inventory items include all items of AEI Fund 23 that, if sold by AEI Fund 23 or if held by the selling investor and sold by him, would have been taxed as ordinary income either because the property was neither a capital asset nor a "Section 1231 asset" or because AEI Fund 23 or the selling investor would be a "dealer" in such property. Furthermore, in determining the amount received upon the sale or exchange of a unit, an investor must take into account his or her share of any reduction of the nonrecourse partnership liabilities. Accordingly, an investor's gain on the sale or exchange of units may substantially exceed the cash proceeds from the sale, and the income taxes payable with respect to such gain also may exceed the cash proceeds.

  A gift of units by an investor may result in the imposition of income tax on the investor if the gift is made at a time when the investor's share of AEI Fund 23's nonrecourse liabilities exceeds the basis of the units that are the subject of the gift. The taxable income resulting from a gift of units would be equal to the amount by which the investor's share of nonrecourse partnership liabilities exceeds his basis in the units given. Such a gift also may result in a federal gift tax being imposed upon the donor.

  If an investor transfers units, AEI Fund 23 may elect, pursuant to section 754 of the Internal Revenue Code, to adjust the transferee's share of the basis of the assets of AEI Fund 23. The manager has discretion to determine whether such adjustment to the basis of the assets of AEI Fund 23 will be made. Because of the complexities and added expense of the tax accounting required to implement such an election, the manager does not intend to cause AEI Fund 23 to make the Section 754 election. Therefore, any benefit that might be available to the investors by reason of such an election probably will not be available. Moreover, an investor may have greater difficulty in selling his units or may realize a lower sales price since the purchaser will obtain no current tax benefits from his investment to the extent that his cost of such investment exceeds his allocable share of AEI Fund 23's basis in its assets.


LIQUIDATION OF AEI FUND 23

  When AEI Fund 23 is liquidated, an investor will recognize taxable gain to the extent that any money distributed to the investor exceeds the adjusted basis of the investor's interest in AEI Fund 23. An investor will recognize a loss only if he or she receives liquidation distributions from AEI Fund 23 consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of his or her interest in AEI Fund 23 exceeds the basis of the items distributed to the investor.

TAX AUDIT, RETURNS AND PENALTIES

  The manager will arrange for the preparation and filing of all tax returns for AEI Fund 23. The manager also will serve as the "tax matters partner" under the Internal
  Revenue Code. As tax matters partner, the manager will have discretion and authority regarding extensions of time for assessment of additional tax against investors related to income, deductions or credits from AEI Fund 23 and settlement or litigation of controversies involving such items. This is significant because controversies regarding determination of taxable income will be resolved, under regulations, through settlement or litigation at the AEI Fund 23 level. Investors are required to report any item of income, gain or loss consistently with the reporting of such item by AEI Fund 23, unless a specific explanation of the inconsistency is included with the affected income tax return.

  Each investor whose interest in revenues of AEI Fund 23 is 1% or more will receive notice of any tax controversy from the IRS. Each investor will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. Investors who do not reserve their right to reject settlements accepted by the manager will be bound by the settlement. All investors will be bound by the outcome of any litigation that may result. The IRS may assess penalties against investors for understatement of tax based on whether treatment of taxable items by the Fund had "substantial basis."

PERSONAL TAX CONSEQUENCES

  The provisions of the Code discussed below may have tax consequences to investors beyond their investment in AEI Fund 23, and the applicability of such provisions to an investment in AEI Fund 23 must be considered with regard to the total individual tax situation of the investor, which is beyond the scope of the tax discussion contained in this Prospectus.

  1. INVESTMENT BY TAX-QUALIFIED PLANS/UBTI
     Tax-qualified plans, although generally exempt from federal income taxation, nevertheless are subject to tax to the extent that their unrelated business taxable income ("UBTI") exceeds $1,000 during any tax year. An allocable portion of income from property that is "debt-financed property" will constitute UBTI. Debt-financed property is generally defined to mean any property as to which there is "acquisition indebtedness." Acquisition
     indebtedness    includes  indebtedness   incurred    in
     acquiring  or  improving  a    property,   indebtedness
     incurred before acquisition  or   improvement  if  such
     indebtedness  would   not   have occurred  but  for the
     acquisition or improvement,  and  indebtedness incurred
     after   acquisition   or  improvement  if    reasonably
     foreseeable at the time of acquisition or   improvement.

     If AEI Fund 23 properties are financed with acquisition indebtedness, tax-qualified plans that invest will be required to recognize UBTI. If a tax-qualified plan's share of UBTI from AEI Fund 23 together with UBTI from other investments of the plan exceeds $1,000 during any tax year, the plan will be required to pay federal income tax on the UBTI. If any of AEI Fund 23's properties are financed with acquisition indebtedness, a portion of the income directly associated with the financed properties reduced by a portion of the deductions directly associated with the financed properties will be treated as UBTI. When AEI Fund 23 disposes of a property with acquisition indebtedness, the tax-qualified plan will be required to recognize a portion of the gain as UBTI.

     The portion of AEI Fund 23's income that is not deemed to be UBTI will continue to be exempt for a tax-qualified plan even if a portion of AEI Fund 23's income is deemed to be UBTI. Moreover, the UBTI will not affect the tax-qualified plan's tax status or its exemption from taxation of normal investment income from other sources.

  2. INVESTMENT BY CHARITABLE REMAINDER TRUSTS/UBTI
     AEI  FUND  23  IS NOT AN APPROPRIATE INVESTMENT  FOR  A
     CHARITABLE  REMAINDER TRUST BECAUSE SUCH AN  INVESTMENT
     WOULD  LIKELY  CAUSE ALL OF THE TRUST'S  INCOME  TO  BE

     SUBJECT TO FEDERAL TAX. A charitable remainder trust loses its exemption from income tax if it has any amount of UBTI. Since AEI Fund 23 may borrow money to purchase one or more of the properties that it acquires, AEI Fund 23 may have "acquisition indebtedness" with respect to such properties, and a charitable remainder trust, as a member, would be deemed to have its proportionate share of such acquisition indebtedness. Therefore, a charitable remainder trust that invested in AEI Fund 23 (either directly or indirectly, through a partnership or another entity taxable as a partnership) would derive at least some unrelated business taxable income from that investment, which would cause all of its income to become subject to federal income tax.

  3. LOSSES AND CREDITS FROM PASSIVE ACTIVITIES
     Under the Internal Revenue Code, losses from a "passive activity" are deductible only against the income from that activity and other passive activities. Passive activity losses that are not deductible are carried forward and become deductible against future passive activity income or when the taxpayer liquidates his or her interest in the activity. When an investor disposes of his or her units or AEI Fund 23 is liquidated, any passive activity losses not previously deducted by the investor together with any losses recognized as a result of the disposition or liquidation, will be allowed as a deduction against income in the following order: (1) passive income or gain from AEI Fund 23, (2) net income or gain from all passive activities and
     (3) any other income or gain (subject to limitations on the deductibility of capital items). Credits from passive activities are, in general, limited to the tax attributable to income from passive activities. Accordingly, to the extent losses or deductions from passive activities of AEI Fund 23, when combined with deductions from all other passive activities of such investor, exceed the investor's income from passive activities, the excess losses or deductions will be suspended and carried forward to future years until applied.

     Interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business on property held for investment, and associated expenses and gain or loss on sale, are not taken into account in computing income or loss from passive activity. Instead, these items are considered "portfolio income items." If a limited liability company holds assets producing portfolio income items, the gross income (and gain or loss) from and expenses allocable to such portfolio assets are considered to arise from an activity that is separate from any passive activity engaged in by the limited liability company. Also, that portion of any gain from the sale of an interest in such a limited liability company will be considered a portfolio income item to the extent the underlying assets determined on an applicable date generate portfolio income items.

     The manager intends to conduct AEI Fund 23's affairs in a manner so that an investor's distributive share of income derived from AEI Fund 23's real estate rental activities will constitute passive activity income which may be utilized by the investor as an offset against passive activity losses. In the opinion of counsel for AEI Fund 23, and subject to IRS regulations which may be adopted in the future, it is more likely than not that the real estate rental activities of AEI Fund 23, from which AEI Fund 23 does not derive the equivalent of a guaranteed return or portfolio income or other item not allocable thereto, will constitute passive activities with respect to an investor, and therefore that an investor's distributive share of income or loss (computed without taking into account portfolio income items and other non-passive activity items, if any) will constitute income or loss from passive activities. Interest income earned on the proceeds of the offering of units prior to the investment of such proceeds in real property and income (or loss) attributable to working capital investments will be treated as portfolio income items, and losses from passive activities will not offset an investor's share of income derived from such portfolio income items.

  4. MINIMUM TAX
     Passive losses, such as operating losses from AEI Fund 23, if any, are not allowed in determining alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. In applying these limitations, minimum tax rules apply to the measurement and allowability of all relevant items of income, deduction and credit. The amount of any passive loss that is subject to disallowance is determined after computing all preferences and making all other adjustments to income that apply for minimum tax purposes. Thus, the amount of suspended losses attributable to passive activities may differ for minimum and regular tax purposes. Prospective investors are urged to consult their tax advisors with respect to the effect of the alternative minimum tax on their specific situations.


  5. FOREIGN INVESTORS
     Although this discussion is not intended to describe foreign or federal tax consequences of an investment in AEI Fund 23 by foreign investors, it should be noted that the Foreign Investment in Real Property Tax Act of 1980 taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if such taxpayers were engaged in a trade or business in the United States. If AEI Fund 23 disposes of properties or if a foreign investor disposes of an interest in AEI Fund 23, the foreign investor may be subject to tax and withholding as a result of the disposition.

     Furthermore, AEI Fund 23 is required to withhold federal income tax on amounts of income allocable to foreign investors (rather than amounts actually distributed to them). The rates of withholding are 35% of the amount of income allocable to a foreign investor that is a corporation and 39.6% of the amount of income allocable to any other foreign investor. AEI Fund 23 is obliged to make estimated quarterly withholding payments based on annualized taxable income.

STATE INCOME TAXES

  This prospectus does not summarize the state income tax consequences of owning a unit in the various states in which investors may reside or of owning property in the various states in which AEI Fund 23 may acquire properties. An investor is advised to consult with his own tax counsel as to the state income tax consequences in his particular state of residence.

 RESTRICTIONS ON TRANSFER

  It  is  anticipated  that there will  never  be  a  public market for the units and, therefore, an investor should not expect to readily liquidate this investment or to use the units as collateral for a loan. If an investor wishes to transfer units, he or she might not be able to find a buyer for the units due to market conditions or the general illiquidity of the units. Moreover, if an investor was able to sell his or her units, depending upon the price negotiated, he or she might receive less than the amount of his or her original investment. No representation is made that the units could be resold for their original purchase price.

  The  operating  agreement  allows  transfers,  other  than
  "permitted transfers," only to the extent that they comply with certain safe harbors created by the IRS from treatment as a "publicly traded partnership" for tax purposes. Counsel for AEI Fund 23 has advised the managers that these limitations are necessary to fall within the safe harbor provisions from treatment as a publicly traded partnership for tax purposes.

  Under AEI Fund 23's operating agreement, any substituted investor must, as a condition of receiving any interest in AEI Fund 23, agree in the instrument of assignment to become an investor and pay reasonable legal fees and filing costs in connection with his substitution as an investor. Transfer of units will be recognized by AEI Fund 23 only as of the last day of the month in which written evidence respecting the assignment is received by AEI Fund 23 in form satisfactory to the managers.


 SUMMARY OF OPERATING AGREEMENT

  The rights of members in AEI Fund 23 are established and governed by the operating agreement that is enclosed with this prospectus as Exhibit A. The subscription agreement that each investor signs includes a power of attorney that gives the managers the power to sign the operating agreement on the investor's behalf. Each investor and his advisors should carefully review the operating agreement. The following summarizes certain provisions of it, but is not as complete or as detailed as the operating agreement itself.

  Some provisions of the operating agreement are described in other sections of this prospectus:

              For a discussion of compensation and payments to the managers and their affiliates, see "Compensation to Managers and Affiliates";

              For a discussion of the distribution of cash and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax
              Allocations";

              For a discussion of investment objectives and policies, see "Investment Objectives and Policies";

              For a discussion of the liability of the managers for their acts or omissions and the indemnification of the managers, see "Managers Fiduciary
              Responsibility";

              For a discussion of the reports to be received by the investors, see "Reports to Investors."

TERM AND DISSOLUTION

  The operating agreement provides that AEI Fund 23 will be dissolved and liquidated at any of the following times or events:

              December 31, 2048;

              The decision of investors holding a majority of the units;

              The sale or disposition of its final assets;

              The final decree of a court that such dissolution is required under law;

              Or, if the managers withdraw without a successor either being appointed by the withdrawing managers or being elected by investors holding a majority of the units.

RETURN OF CAPITAL

  Prior to dissolution and liquidation, no investor will have the right to demand the return of his capital contribution unless AEI Fund 23 is unable to fully utilize the offering proceeds, either by purchasing properties or through joint ventures with other similar programs.


VOTING RIGHTS

  The investors, as limited members, will have the right to vote on and approve the following matters:

              Amendments to the Operating Agreement;

              Removal of either or both of the managers;

              Election of a new manager;

              The sale of all or substantially all of the assets of AEI Fund 23;

              Dissolution of AEI Fund 23 by the members.

  Investors may vote at a meeting or by written consent. In either case, the vote of the holders of the majority of the units outstanding will decide each matter, except that any amendment to the operating agreement that adversely effects the managers may not be approved without their consent.

MEETINGS

  No regular or periodic meeting of unit holders is required or contemplated. Upon delivery of proper notification, the managers may at any time call a meeting of the investors. In addition, investors holding at least 10% of the units have the right to request that the manager call a meeting. After receipt of a request for a meeting, the managers are required to send notice to all investors of the meeting within 10 days and hold the meeting at the time requested (which must be more than 15 days and less than 60 days after the request).

REPURCHASE OF UNITS

  Starting 36 months after the date of this prospectus, and subject to certain conditions discussed in the Operating Agreement, AEI Fund 23 will repurchase an investor's unit(s) upon the written request of the investor. The per unit repurchase price will be equal to 80% of the net value of AEI Fund 23's assets, as estimated by the manager, divided by the number of units outstanding. For these purposes, the manager will base the net value of assets on the discounted present value of the rental income from properties, on the most recent price at which units have been purchased by third parties, or such other method as it believes is reasonable.

  The managers will calculate and make available to investors on the first business day of January and July of each year the price at which units may be presented for repurchase. AEI Fund 23's obligation to repurchase units is limited in any year to 2% of the number of units outstanding at the beginning of the year of repurchase.

  Investors will be allowed to present their units for repurchase during two different periods in each year. Investors who want their units repurchased must submit notification, as directed by the manager, of the number of units they want repurchased. The notification must be postmarked after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If units totaling more than 2% are tendered, repurchase requests with the earliest postmarks will be honored first. Units will be repurchased on March 31 and September 30 of each year and any investor who tenders units that are not repurchased must re-tender the units in succeeding periods if he or she wants the request reconsidered.

  AEI Fund 23 is not obligated to repurchase any unit(s) if doing so would, in the discretion of the managers, impair its operations. Repurchases will be funded out of either revenues otherwise distributable to investors or borrowings. No assurances can be given that revenues or borrowings will be available, that AEI Fund 23 will be able to repurchase any or all of the units tendered, or that the managers will not suspend repurchases. A repurchase will result in smaller distributions to remaining investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such investors. In addition, a repurchase may result in certain adverse tax consequences to the tendering investor.

DISTRIBUTION REINVESTMENT PLAN

  The managers have established a distribution reinvestment plan to enable investors who elect in writing to have their distributions of cash flow from AEI Fund 23 reinvested in additional units of AEI Fund 23 during the period of the offering pursuant to this Prospectus. The managers, in their discretion, may determine not to provide such a reinvestment plan or to terminate the reinvestment plan at any time. The reinvestment plan provides for the direct purchase by the reinvesting investor of units at the public offering price per unit of $1,000.

  No distributions accrue to an investor who participates in the reinvestment plan prior to release of funds from escrow and execution of the Operating Agreement will be reinvested.

  All   other   distributions   to   participants   in   the
  reinvestment plan will be reinvested within 30 days after the date of the distribution in additional units or fractional units, provided that:

              the sale of units continues to be registered or qualified for sale under federal and applicable state securities laws;

              each continuing participant has received a current prospectus relating to AEI Fund 23, including any supplements, and executed a confirmation within one year of such reinvestment indicating his or her intention to purchase units in AEI Fund 23 and confirming that he or she continues to satisfy the investor suitability requirements; and

              there has been no distribution of sales or refinancing proceeds to investors.

  The  reinvestment plan will terminate upon  completion  of the public offering of the units. If at any time one of the requirements described above is not satisfied, distributions will be paid in cash to participants in the reinvestment plan.

  Each investor participating in the reinvestment plan agrees that, if at any time the investor fails to meet suitability standards or cannot make the other investor representations contained in the current fund prospectus, the subscription agreement, or the operating agreement, he or she will promptly notify the manager in writing.

  Investors should note that affirmative action is required to change or withdraw from participation in the reinvestment plan. Change in or withdrawal from participation in the reinvestment plan will be effective only with respect to distributions made 30 days following receipt by the managers of written notice of change or withdrawal. In the event an investor transfers his or her units, the transfer will terminate the investor's participation in the reinvestment plan as of the first day of the quarter in which such transfer is effective.

  Selling commissions may be paid by AEI Fund 23 in amounts not to exceed 8% with respect to any units purchased with reinvested distributions. Each participant in the reinvestment plan is permitted to identify, change or eliminate the name of his or her account executive at a participating dealer. Identification of the account executive may be changed or eliminated for subsequent distributions. If no account executive is identified, or if the account executive is not employed by a broker-dealer having a dealer agreement with AEI Fund 23, no selling commission will be paid with respect to distributions which are then reinvested, and AEI Fund 23 will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of units, based on the number of units outstanding, will receive the benefit of the savings realized by AEI Fund 23 from investors who do not identify account executives.

  No reinvestment fee or charge will be offset against any reinvested distributions pursuant to the reinvestment plan. The cost of administering the reinvestment plan will be considered an organization and offering cost of AEI Fund 23 and the actual cost of administering such reinvestment plan may be reimbursed to the managers in accordance with the limitations on reimbursements for organization and offering expenses.

  Following each reinvestment each participant in the plan will be sent a statement showing the distributions received and the number and price of units issued to the participant. Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested in the purchase of units.

  AEI Fund 23 reserves the right to amend any aspect of the reinvestment plan, or to terminate the reinvestment plan, with respect to any distribution of cash flow subsequent to notice of such amendment or termination, provided that notice is sent to all participants in the plan at least 10 days prior to the record date for the distribution. The managers also reserve the right to assign the administrative duties of the reinvestment plan to a reinvestment agent who may hold units on behalf of participants, provide reports to participants, and satisfy other record keeping requirements.

  Investors may also be given the opportunity to reinvest distributions from AEI Fund 23 in interests of a program having substantially identical investment objectives as AEI Fund 23, if affiliates of the managers publicly offer such program interests after the termination of the offering of units under this prospectus. Investors would be allowed to reinvest distributions from AEI Fund 23 in a subsequent program only if each of the following conditions are satisfied:


              the subsequent program is registered under federal and applicable state securities laws;

              the subsequent program has substantially identical investment objectives;

              reinvesting investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments; and

              each participating investor receives the prospectus relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

  Nothing herein shall be construed as obligating the managers or any affiliate to continue the offering of units or to offer units in any subsequent real estate programs or permit reinvestment therein.

LIABILITIES OF INVESTORS

  No  investor  will  be liable for any obligations  of  AEI
  Fund 23 in excess of the capital contribution he or she has agreed in the operating agreement to make by signing a subscription agreement, plus his or her share of undistributed net income; except that an investor receiving a return of his or her capital contribution will be liable to AEI Fund 23, for a period of one year if such capital contribution was returned in accordance with the Operating Agreement and for a period of six years if it was not, for any sum, not in excess of such returned capital contribution with interest, necessary to discharge the liabilities to all creditors who extended credit, or whose claims arose, before such capital contribution was returned. Investors will not have the right to a return of their capital contributions except in accordance with the distribution and repurchase provisions of the Operating Agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

  The managers will have the exclusive right to manage the business of AEI Fund 23. The managers will be responsible for the selection, acquisition, sale, financing, refinancing and leasing of the properties. The rights, powers and duties of the managers may be delegated or contracted to an affiliate of the managers at cost. AEI Fund Management XXI, Inc. will initially serve as manager.

WITHDRAWAL OR REMOVAL OF A MANAGER

  Neither  AEI Fund Management XXI (the manager) nor  Robert
  P. Johnson (the special managing member) may withdraw from AEI Fund 23 without providing a substitute manager. Any substitute manager must be accepted by the vote of a majority, by interest, of the investors at a special meeting called by the manager for such purpose. A manager shall be expelled or replaced upon its bankruptcy or insolvency or upon a finding of fraud or breach of its management duties or upon the vote of a majority, by interest, of the investors at a special meeting called for the purpose of replacing such manager.

SUBSTITUTED INVESTORS; ASSIGNEES

  No investor will have the right to substitute an investor in his or her place unless the substituted investor has agreed in the instrument of assignment to become an investor and has paid all expenses in connection with admission as a substituted investor. An assignee who does not become a substitute investor as provided above will only have the right to receive the distributions from AEI Fund 23 to which the assigning investor would have been entitled if no such assignment had been made. Such assignee will have no right to require any information or account of AEI Fund 23's transactions or to inspect AEI Fund 23's books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

  Each investor will irrevocably constitute and appoint the managers, and each of them individually, to be his true and lawful attorney-in-fact, with full power to execute such documents as may be necessary or appropriate to carry out the provisions of the operating agreement.

 "ROLL-UPS"

  The operating agreement prohibits transactions in which units are required to be exchanged for securities of another entity (as defined in the operating agreement as a "roll-up") unless certain rights of the investors are maintained in the resulting entity and unless a vote of the majority of the investors is obtained. The operating agreement defines a roll-up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of AEI Fund 23 and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the SEC and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a roll-up will, in the first instance, be made by the managers.

  The operating agreement provides, in material part, that AEI Fund 23 may not participate in any roll-up that would:

              reduce the democracy rights of investors;

              impede the ability of the equity owners of the
              resulting entity to purchase     the securities of
              that entity;

              limit the voting rights of the investors as equity owners of the resulting entity;

              limit rights to access to records of the resulting entity; or

              provide, without the consent of investors, that the costs of the roll-up are to be borne by AEI Fund 23.

  Further, the operating agreement requires AEI Fund 23 to obtain an appraisal by a competent independent expert of its assets, based on all available information and assuming an orderly liquidation of AEI Fund 23's assets, in connection with any roll-up and to provide a summary of that appraisal to investors. If the appraisal is included in a prospectus to offer securities of the entity that results from the roll-up, it must be filed with securities authorities and AEI Fund 23 will have liability for misrepresentations or omissions therein.

  Any roll-up requires the vote of holders of not less than a majority of the units. The operating agreement provides that an investor who votes against the amendments must be given the option of accepting securities in the resulting entity or accepting either cash for such investor's units at the pro rata appraised value of the assets or retention of such investor's interest in AEI Fund 23 on the same terms and conditions as existed previously.


 REPORTS TO INVESTORS

  The books and records of AEI Fund 23 will be maintained at its principal offices and will be open for examination and inspection by the investors during reasonable business hours. AEI Fund 23 will furnish a list of names and addresses and number of units held by all investors to any investor who requests such a list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting investor. The assignee of an investor does not have a right to receive any reports unless such assignee is admitted as a substitute member in accordance with the Operating Agreement.

  WITHIN  75  DAYS AFTER THE CLOSE OF EACH TAXABLE  YEAR  OF
  AEI FUND 23, THE MANAGERS WILL DISTRIBUTE TO EACH INVESTOR ALL INFORMATION NECESSARY FOR THE PREPARATION OF INVESTOR'S FEDERAL INCOME TAX RETURNS. A separate report will be issued, solely for purposes of asset evaluation by tax-qualified plans, that will contain the managers' estimate of the fair market value of the units.

  WITHIN 120 DAYS AFTER THE END OF EACH FISCAL YEAR, THE MANAGERS WILL ALSO DISTRIBUTE TO THE INVESTORS AN ANNUAL REPORT containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of AEI Fund 23's activities during the period reported upon. Such annual report will describe all reimbursements to the managers and their affiliates and all distributions to investors, including the source of such payments.

  WITHIN 60 DAYS AFTER THE END OF EACH QUARTER, THE MANAGERS WILL ALSO DISTRIBUTE TO THE INVESTORS A REPORT CONTAINING A CONDENSED BALANCE SHEET, CONDENSED
  STATEMENTS OF OPERATION, AND A RELATED CASH FLOW STATEMENT, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by the managers or their affiliates and describing the services rendered for such fees.

  THE MANAGERS INTEND TO MAKE ALL OF THE FOREGOING REPORTS AVAILABLE ELECTRONICALLY, AND TO ALLOW DELIVERY TO AN E-MAIL ADDRESS OR THROUGH ACCESS AT ONE OF THE MANAGER'S WEB SITES. BECAUSE ELECTRONIC DELIVERY IS EXPECTED TO SAVE CONSIDERABLE PRINTING AND MAILING COSTS, ALL INVESTORS WHO HAVE THE ABILITY TO ACCEPT ELECTRONIC
  DELIVERY ARE URGED TO COMPLETE THE PORTION OF THE SUBSCRIPTION AGREEMENT THAT PROVIDES WRITTEN CONSENT TO THIS FORM OF DELIVERY.

  Finally, when and if required by applicable SEC rules, AEI Fund 23 will make available to investors, upon request, the information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. The managers are permitted to combine such reports so long as they are distributed in a timely manner.


 PLAN OF DISTRIBUTION

  AEI Fund 23 is offering, through AEI Securities, as the manager of a syndicate of broker-dealers that will solicit purchase of units, $24,000,000 of its limited liability company interests in the form of 24,000 units of $1,000 each. The minimum investment required of each investor is two and one-half units ($2,500), except that IRAs and other tax-qualified plans will be permitted to purchase two units ($2,000). The offering period will commence on the date hereof. No units will be sold unless subscriptions for at least 1,500 units are received within one year after the date of this prospectus.

  EACH INVESTOR WILL BE REQUIRED TO ACCEPT AND ADOPT THE PROVISIONS OF THE OPERATING AGREEMENT ATTACHED TO THIS
  PROSPECTUS AS EXHIBIT A AND TO COMPLETE AND EXECUTE A SUBSCRIPTION AGREEMENT, WHICH INCLUDES A POWER OF ATTORNEY (EXHIBIT D). At the time the prospective investor submits a subscription agreement, he or she must tender a check to AEI Fund 23 in the amount of $1,000 for each unit being purchased. Checks should be made payable to "Fidelity Bank_AEI Real Estate Escrow 23." Units will only be sold to an investor who represents in writing that, at the time the investor executes the Subscription Agreement, he or she meets the applicable suitability requirements.

  ALL FUNDS RECEIVED FROM SUBSCRIBERS WILL BE DEPOSITED IN AN ESCROW ACCOUNT WITH THE FIDELITY BANK, EDINA, MINNESOTA UNTIL $1,500,000 HAS BEEN DEPOSITED. Purchases by the managers and their affiliates will not be counted for purposes of meeting the minimum. If the required $1,500,000 has not been deposited within one year after the date of this prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest and without any deduction. A subscriber may not withdraw his funds from the escrow account. When subscriptions for the minimum number of units have been received, the managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. When subscriptions for the minimum number of units have been received, the escrow account will convert to a convenience clearing account for use by AEI Fund 23 and the managers.

  UPON ADMISSION TO AEI FUND 23, EACH INVESTOR WILL RECEIVE HIS PRO RATA SHARE OF ANY INTEREST EARNED ON ESCROWED FUNDS BASED ON THE DATE OF DEPOSIT OF HIS SUBSCRIPTION PAYMENT. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, AEI Fund 23 will admit additional investors as limited members on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least three days prior to each admittance date will be admitted as limited members on such date.

  THE MANAGERS HAVE COMPLETE DISCRETION TO REJECT ANY SUBSCRIPTION AGREEMENT EXECUTED BY ANY SUBSCRIBER WITHIN 30 DAYS OF ITS SUBMISSION AND FUNDS FROM A REJECTED SUBSCRIBER WILL BE RETURNED WITHIN 10 DAYS THEREAFTER. Subscriptions may be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of AEI Fund 23. The managers and their affiliates may purchase units, without limitation, on the same terms as other investors. Any purchase by the managers or affiliates will be for investment and not for redistribution.

  AEI SECURITIES, AND OTHER BROKER-DEALERS THAT ARE MEMBERS OF THE NASD AS "PARTICIPATING DEALERS," HAVE AGREED TO USE THEIR "BEST EFFORTS" TO SELL THE UNITS.
  None of these broker-dealers are obligated to purchase units and resell them or to sell any or all of the units. Participating dealers in the offering will offer and sell units on the same terms and conditions as AEI Securities. AEI Securities will receive selling commissions and a non-accountable expense allowance totaling  10%  of  the gross proceeds  from  the  sale  of units, all or a portion of which it will repay to participating dealers. AEI Securities may also receive up to one-half of 1% of the gross offering proceeds for the reimbursement of due diligence expenses of the participating dealers, all of which will be repaid by AEI Securities to the participating dealers.

  The broker-dealers that act as participating dealers and their controlling persons, will be indemnified by the managers against certain liabilities, including liabilities under the Securities Act of 1933. As of the date of this prospectus, no broker-dealers have entered into a Participating Dealer Agreement. The managers will receive reimbursement of certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of AEI Fund 23.

 SALES MATERIALS

  SALES MATERIAL MAY BE USED IN CONNECTION WITH THIS OFFERING ONLY WHEN ACCOMPANIED OR PRECEDED BY THE DELIVERY OF THIS PROSPECTUS. The sales materials that may be disseminated to prospective investors are a brochure, video, slide presentation and transmittal letter prepared by the managers describing AEI Fund 23 and its proposed operations. In certain states, all sales materials may not be available. With the aforementioned exceptions, sales materials have not been authorized for use by the managers and should be disregarded.

  THE OFFERING IS MADE ONLY BY MEANS OF THIS PROSPECTUS. Although the information contained in the supplemental sales material does not conflict with the information contained in this prospectus, such sales material does not purport to be complete and should not be considered part of this prospectus or as forming the basis of the offering of the units.


 LEGAL PROCEEDINGS

  Neither AEI Fund 23 nor the managers are parties to any pending legal proceedings that are material to AEI Fund
  23. Neither AEI Fund Management XXI, Inc. nor Robert P. Johnson, who is the general partner of other investment programs, is an adverse party in any legal proceedings with limited partners in such other limited partnerships.


 EXPERTS

  The balance sheets of AEI Income & Growth Fund 23 LLC and AEI Fund Management XXI, Inc. as of December 31, 1998 and December 31, 1998 and December 31, 1997, respectively, included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

  The   statements  concerning  federal  taxes   under   the
  headings "Income Tax Aspects" and "Risks and Other Important Factors" have been reviewed by Dorsey & Whitney LLP, counsel for AEI Fund 23, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel for AEI Fund 23 believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the units.



 LEGAL OPINION

  The  legality  of the units will be passed  upon  for  AEI
  Fund 23 by its counsel, Dorsey & Whitney LLP.

                       INDEPENDENT AUDITOR'S REPORT




To the Partners
AEI Income & Growth Fund 23 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 23 LLC as of December 31, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Balance Sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI
Income & Growth Fund 23 LLC as of December 31,1998 in conformity with generally accepted accounting principles.




                             /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Boulay, Heutmaker, Zibell & Co. P.L.L.P
                                 Certified Public Accountants



Minneapolis, Minnesota
February 22, 1999

               AEI INCOME & GROWTH FUND 23 LLC


                        BALANCE SHEET


                      December 31, 1998




                           ASSETS



Cash                                               $  1,000
                                                    ========





               LIABILITIES AND MEMBERS' EQUITY


MEMBERS' EQUITY:
  Managing Members' Equity                         $  1,000
                                                    --------
            Total Liabilities and Members' Equity  $ 1,000
                                                    ========



 The accompanying Notes to the Balance Sheet are an integral part of this statement.

               AEI INCOME & GROWTH FUND 23 LLC

                 NOTES TO THE BALANCE SHEET

                      DECEMBER 31, 1998

(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI Income & Growth Fund 23 LLC (the LLC), a Limited Liability Company, commenced operations on October 14, 1998 to acquire and lease commercial properties to operating tenants. The LLC's operations are managed by AEI Fund Management XXI, Inc. (AFM), the Manager of the LLC. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member of the LLC. The LLC has elected December 31 for its fiscal year end. The Membership Agreement provides that the entity is to expire in the year 2048.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer. The LLC has not yet sold any Units.

     Under the terms of the Restated Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

   Operations

     In the interim period since inception, the LLC did not engage in any operations or incur any expenses except for banking fees and a minor management fee. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in Members' Capital are not presented.

   Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and equity. Actual results could differ from those estimates.

 (2) Income Taxes -

   The income or loss of the LLC for federal income tax reporting purposes is includable in the income tax returns of the members. Accordingly, no recognition has been given to income taxes in the accompanying balance sheet.

   The tax return, the qualification of the LLC as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the LLC qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

   The carrying value of certain assets and liabilities approximate fair value.
                               -52-




               REPORT OF INDEPENDENT AUDITORS



Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota




      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of December 31, 1998 and December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial Balance Sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of December 31, 1998 and December 31, 1997, in conformity with generally accepted accounting principles.



                             /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Boulay, Heutmaker, Zibell & Co. P.L.L.P
                                 Certified Public Accountants



Minneapolis, Minnesota
February 22, 1999

                AEI FUND MANAGEMENT XXI, INC.

                        BALANCE SHEET






                                 ASSETS

                                              December 31,      December 31,
                                                 1998              1997

CURRENT ASSETS:
   Cash and Cash Equivalents                   $   2,339        $  10,196
   Partnership Distributions Receivable            7,806            4,453
   Receivable from AEI Fund Management, Inc.         159               10
                                                ---------        ---------
        Total Current Assets                   $  10,304        $  14,659
                                                =========        =========



                   LIABILITIES AND STOCKHOLDER'S EQUITY


NONCURRENT LIABILITIES:
   Deficit in Real Estate Partnership
     Investments                               $  13,053        $  17,806

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                            10               10
   Additional Paid-in Capital                        990              990
   Retained Earnings (Deficit)                    (3,749)          (4,147)
                                                ---------        ----------
       Total  Stockholder's Equity (Deficit)      (2,749)          (3,147)
                                                ---------        ----------

          Total Liabilities and
            Stockholder's Equity               $  10,304        $  14,659
                                                =========        =========




The accompanying notes to Balance Sheet are an integral part of this statement.

                AEI FUND MANAGEMENT XXI, INC.

                   NOTES TO BALANCE SHEET

                 DECEMBER 31, 1998 AND 1997

(1)  Summary  of  Organization and Significant Accounting  Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC (Fund 23), which was formed in October, 1998. At December 31, 1998, the Company owned 22 Limited Partnership Units of Fund XXII, which were purchased in the fourth quarter of 1998. Investors in Fund XXI, Fund XXII and Fund 23 have no interest in the assets or operations of the Company.

   Financial Statement Presentation

     The Company accounts for its investments in Partnerships under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the
     Partnerships' Limited Partnership Agreements. The combined assets, revenues and net income for the above referenced entities was $31,626,515, $3,263,180 and
     $1,581,042  for  1998 and $25,399,227,  $2,150,692  and
     $417,039  for  1997.   The Company's  share  of  income
     (loss) ranges from 1% to 2%. At December 31, 1998 and December 31, 1997, the Company has accumulated deficits of $13,053 and $17,806, respectively, in excess of its basis in Fund XXI and Fund XXII. The Company would be responsible to fund a deficiency in its capital account if the Partnership terminates.

   Accounting Estimates

     Management uses estimates and assumptions in preparing this balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities and stockholder's equity. Actual results could differ from those estimates.

   Cash Equivalents

     The   Company   considers  all   highly   liquid   debt
     instruments purchased with a maturity of three months or less to be cash equivalents.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. Accordingly, there is no provision for income taxes.

                                                          EXHIBIT A

                     OPERATING AGREEMENT
                             OF
               AEI INCOME & GROWTH FUND 23 LLC


                      TABLE OF CONTENTS

     Article                                                     Page

      I.   Formation of Limited Liability Company                A-2

     II.   Definitions                                           A-2

    III.   Purpose and Character of Business                     A-6

     IV.   Capital                                               A-6

      V.   Allocation of Profits, Gains and
           Losses; Distributions to Members                      A-9

     VI.   Rights, Powers and Duties of Managing Members         A-11

    VII.   Provisions Applicable to Limited Members              A-17

   VIII.   Books of Account; Reports and Fiscal Matters          A-19

     IX.   Assignment of Limited Member's Interest               A-21

      X.   Death Withdrawal, Expulsion and Replacement
           of the Managing Members                               A-22

     XI.   Amendment of Agreement and Meetings                   A-23

    XII.   Dissolution and Liquidation                           A-24

   XIII.   Miscellaneous Provisions                              A-25



                     OPERATING AGREEMENT
                             OF
               AEI INCOME & GROWTH FUND 23 LLC


       THIS  OPERATING AGREEMENT is entered into as of  this
day of , 1998, by and among AEI Fund Management XXI, Inc. (the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

       I.  FORMATION OF THE LIMITED LIABILITY COMPANY

       The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the " Act") by the filing of a Certificate of Formation on and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

       1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND
23 LLC.

       1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the and agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      1.3 PRINCIPAL PLACE OF BUSINESS /NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

      1.4 Term. The Company shall commence business on the date hereof, and shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior thereto under the provisions of Article XIII.

                      II.  DEFINITIONS

       As used in this agreement, the following terms shall have the following meanings:

       2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

       2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity not Affiliates of the Managing Members in connection with the actual development and construction of a project.

        2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital
Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

       2.4 "Administrative Expenses" means expenses incurred by the Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting , accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

       2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

       2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

        2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

      2.8 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

       2.9 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

      2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

       2.11 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing
Member as provided in Article X.

       2.12   "Special  Managing  Member"  means  Robert  P.
Johnson, and any substitute as provided in Article X.

       2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

       2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in
Article IX.

       2.15   "Limited  Liability  Company  Act"  means  the
Delaware Limited Liability Company Act, as the same may be amended.

      2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

       2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

      2.18  "Managing Member" means AEI Fund Management XXI,
Inc., and any substitute as provided in Article X.

       2.19 "Net Value" means the aggregate value of the Company's assets less the Company's liabilities, as determined by the Managing Member, after taking into account
(i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Company have last been purchased, and (ii) such other factors as the Managing Members deem relevant.

       2.20 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

      2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

      2.22  "Members" means the Managing Member, the Special
Managing Member and the Limited Members.

      2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.

       2.24 "Company" means the limited liability company formed by this agreement.

       2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

      2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

          2.27  "Prospectus" means that certain prospectus
of the Company dated            , 1999.

       2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

       2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen (15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or
(B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of (a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted
Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

        2.30   "Qualified  Plans"  means  Keogh  Plans   and
pension/profit-sharing  plans  that  are   qualified   under
Section 401 of the Internal Revenue Code.

       2.31 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

      (i) voting rights of Limited Members;

     (ii) the term of existence of the surviving entity beyond that of the Company;

    (iii) compensation to the Managing Members or their Affiliates;

     (iv) the investment objectives of the Company or the surviving entity.

       2.32  "Roll-Up Entity" means a Company,  real  estate
investment  trust, corporation, trust or other  entity  that
would   be   created  or  would  survive  after   successful
completion of a proposed Roll-Up Transaction.

        2.33 "Sponsor" means any person, Company, corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, Company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, Company, corporation, association or other entity, but does not include a person, Company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, Company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control
Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

         III.  PURPOSE AND CHARACTER OF THE BUSINESS

       The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

                        IV.  CAPITAL

       4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited
Members' over the amount previously contributed by the Managing Members hereunder.

      4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

      (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 24,000 Limited Liability Company Units. The purchase price of each Unit shall be $1,000, except that the AEI Securities Incorporated may purchase Units for $920. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

      (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been received at least three days prior to such date. All subscriptions for Units shall be accepted or rejected by the Company within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within ten business days. The Members shall not be obligated to make any additional contributions to the capital of the Company.

       4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section 4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

       4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with
Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

       4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or six months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

       4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. The Managing Members or their Affiliates may loan funds to the Company during the offering period for the purpose of acquiring a Property. Interest on such loans shall not be in excess of the rate that either would be charged by an unrelated lending institution on comparable loans for the same purpose in the same locality of the Properties or represents the cost of funds of the Managing Members or their Affiliates. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

       4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

       4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

       4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

      4.10 DISTRIBUTION REINVESTMENT PLAN.

      (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

       (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

      (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Company through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements; (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

      (d) Each Limited Member electing to participate in the Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

      (e) The Company shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the Limited Member has advised the Company that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with respect to the Company, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Company interests, then no commission shall be paid and all Limited Members in the Company shall be credited with a pro rata portion of the commission not so paid. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in
   making   such  reinvestment,  in  accordance   with   the
   provisions of this agreement.

      (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

 V.  ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS
                         TO MEMBERS

       The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

       5.1 ALLOCATION OF INCOME, PROFITS, GAINS AND LOSSES. For income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based on his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

      (a)   Net  loss shall be allocated 99% to the  Limited
   Members, .6% to the Managing Member and .4% to the Special Managing Member; and

      (b) Net income, profits and gains shall be allocated first in the ratio in which, and to the extent, Net Cash Flow is distributed to the Members for such year, and any additional income, profits and gains for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

       5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section 5.2 shall be allocated among the Limited Members pro rata based on the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

      5.3  ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR
OTHER DISPOSITION OF A PROPERTY.

      (a)   Subject to Section 5.6, for income tax purposes,
   the  gain  realized  upon  the sale,  exchange  or  other
   disposition  of  any  Property  shall  be  allocated   as
   follows:

                (i)   First, to and among the Members in  an
      amount  equal  to  the  negative  balances  in   their
      respective capital accounts (pro rata based on the respective amounts of such negative balances).

                (ii)   Next, 99% to the Limited Members  and
      1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and
      Section 5.4(a).

                (iii)   The  balance of any  remaining  gain
      will then be allocated 90% to the Limited Members and 10% to the Managing Members.

      (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 98% to the Limited Members and 2% to the Managing Members.

       5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon financing, refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

      (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of
   (i) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

      (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

       5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 7% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Member.

      5.6  REGULATORY ALLOCATIONS.  The following Regulatory
Allocations shall be made in the following order:

      (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of
   Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treas. Reg. 1.704-2(b)(2) and 1.704-2(d)) determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(f) and shall be interpreted consistently therewith.

           (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4), notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg.
     1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company fiscal year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This
   paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.

       (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-
   1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph
   (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

      (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such
   Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph (d) were not in the Agreement.

       (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

       (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(i)(1) and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treas. Regulations Section 1.704-2(i).

       (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

      The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs (e) and (f).

        5.7 LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to
Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

        5.8    ALLOCATION  AMONG  MANAGING   MEMBERS.    Any
allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

     VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

       The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

       The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

       6.1 APPOINTMENT OF MANAGING MEMBER. Subject to the limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the
Managing  Member  the sole and exclusive authority  for  all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; PROVIDED, HOWEVER, that the Managing Member shall be required to obtain the prior consent of a majority of the Limited Members, by interest, to the sale of all or substantially all of the assets of the Company. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members.

      6.2  REIMBURSEMENT OF EXPENSES.

      (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all
   Acquisition  Expenses incurred by  them,  (iii)  for  the
   services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).

      (b) The aggregate cumulative reimbursements pursuant to Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of Net Cash Flow, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

      (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide:
   (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

      (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

       6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

        6.4    INDEMNIFICATION  AND  LIABILITY  OF  MANAGING
MEMBERS.

      (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests  of  the  Company,  and  such  conduct  of  the
   Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this
   Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.

      (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

             (i)   approves the settlement and finds that
      indemnification of the settlement and related costs should be made, or

            (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

       (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

        6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person,
(vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates (but not from affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest), (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, aggregating in excess of 60% of the purchase price of all Company Properties, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services,
(xiii)   may  not  cause  the  Company  to  make  loans   or
investments  in  real  property  mortgages  other  than   in
connection with the purchase or sale of the Company's properties, (xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in
Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission,
(xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

       6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates, or (c) in joint venture arrangements with the Managing Members or their Affiliates other than another publicly registered program. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the Company or joint venture, including the authority to:

      (i)   review all contracts entered into by the general
   Company or joint venture that will have a material effect on its business or property;

      (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the Company or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture Member or consent of the joint venture Member;

      (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

      (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

      (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture Member of its interest in the property except for transfer to an Affiliate of the joint venture Member.

      For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The two programs have substantially identical investment objectives;

      (b) There are no duplicate property management or other fees;

      (c)   The   Managing   Members'   compensation   is
   substantially identical in each program;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest; and

      (e) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions.

   For purposes of 6.6(c), the Company shall be permitted to invest in joint venture arrangements with the Managing Members or their Affiliates other than a publicly-registered program for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The investment is necessary to relieve the Managing Member from any commitment to purchase the property entered into in compliance with Section 6.5(vii) prior to the closing of the offering period of the Company;

      (b) There are no duplicate property management or other fees;

      (c) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture member, the Company will have a right of first refusal to purchase the other party's interest.

         6.7     UNIMPROVED    OR    NON-INCOME    PRODUCING
PROPERTY/PROPERTY UNDER CONSTRUCTION.

      (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties. Neither the Managing Members nor any Affiliate will develop, construct or provide Major Repairs or Rehabilitation for properties, or render services in connection with such activities; provided that nothing in this section shall prohibit an unaffiliated third party from engaging in such activities on behalf of the Company.

         (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee of completion by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or
   (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

       6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

       6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

      6.10  BALLOON PAYMENTS.

      (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in
   Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

      (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property, but may assume indebtedness on operating properties that complies with the provisions of this section 6.10 and section 6.5(ix).

      (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

      6.11  SELLING COMMISSIONS.

      (a)   Except  as  otherwise provided in  this  Section
   6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities Incorporated. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.

      (b)   A registered principal or representative of  AEI
   Securities  Incorporated or any other  broker-dealer  may
   purchase  Units  net  of  commissions,  at  a  per   Unit
   purchase price of $920.

      6.12  ROLL-UP TRANSACTIONS

      (a)   The Company shall not participate in any Roll-Up
   (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Company Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Company Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up
   Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

         (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material current or prior business or personal relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. The appraiser expert performing the appraisal shall be engaged for the benefit of the Company and its Members. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

      (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

       VII.  PROVISIONS APPLICABLE TO LIMITED MEMBERS

       The  following provisions shall apply to the  Limited
Members, and the Limited Members hereby agree thereto.

       7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in Section 4.2. The Units are nonassessable.

       7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

       7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this agreement. No Limited Member shall have the right to have the Company dissolved or to have his or her contribution to the capital of the Company returned except as provided in this agreement. The death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

      7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

       7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:

       (a)   this  Operating  Agreement  and  any  and   all
   certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

      (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

       (c) any cancellation of such certificates of formation, this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

      (d)   new  certificates of formation and any  and  all
   documents and instruments that may be required to  effect
   a   continuation  of  the  business  of  the  Company  as
   provided in this agreement; and

      (e)  any amended operating agreement or certificate of
   formation  that  has  been  duly  adopted  hereunder   or
   authorized hereby.

       It is expressly intended that the foregoing power of attorney is (1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

      If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

      7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

       The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

      7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

       (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject  to  the  provisions  of  this  Section  7.7,  to
   present his or her Units to the Company for purchase by submitting notice on a form supplied by the Company to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and
   September 30 of each year, and subject to the limitations set forth below, the Managing Member shall cause the Company to purchase the Units of Limited Members who have tendered their Units to the Company. The purchase price shall be equal to eighty percent (80%) of the Net Value of the Company's assets divided by the number of Units outstanding. The Managing Members shall publish the repurchase price offered for Units based on the Net Value of the Company's assets on the first business day of January and July of each year. The Company will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed two percent (2%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received in any given year exceed the two percent (2%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

      (b)   For  purposes  of all calculations  pursuant  to
   Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

      7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing
Members:

                 (1)   amend  this  Operating  Agreement  in
           accordance with the provisions of Article XI;

                (2)  remove the Managing Member and elect  a
           new  Managing  Member in accordance with  Section
           10.4 of this agreement;

                (3)   approve or disapprove the sale of  all
           or   substantially  all  of  the  assets  of  the
           Company;

                (4)  dissolve the Company in accordance with
           Section 12.1(g).

     VIII.  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

       8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members and shall maintain, for a period of six years after completion of the offering of Units, copies of all subscriptions and other materials used to determine that the purchase of the Units was suitable for each Limited Member. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of limited Company or amendments thereto.

       8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

       8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

       8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by
Section 6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the offering originally obtained from the Limited Members. The financial information contained in the annual report will be prepared on the GAAP basis. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

       8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

       8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

       8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

       8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

      8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters Member" for the Company as that term is defined in Section 6231 of the Internal Revenue Code of 1986, as amended.

      8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Member relative to the affairs of the Company. The Managing Member may require the Limited Member requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the
Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and
(ii)  whenever  the Managing Member has a reasonable  belief that such list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published. The remedies set forth in this section 8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.

        IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

       The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

      9.1  LIMITED MEMBERS.

      (a) Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or
   (C)  transfers  pursuant to the repurchase provisions  of
   section 7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

      (b) Except as provided in Section 9.1(a), each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in
   Section 9.1(a) above. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1(a), the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in  the  Company  occurring during  any  month  shall  be
   deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

      (c) No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has stated such intention in the instrument of assignment, (ii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.2 and (iii) such the transfer to such assignee has been made in compliance with Section 9.1(a).

      (d) No purported sale, assignment or transfer by a Limited Member of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

      (e) If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her committee guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

      (f) By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

       9.2 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

      9.3 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

       9.4 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

        9.5 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

   X.  DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE
                      MANAGING MEMBERS

       10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section 10.2 applicable to the Special Managing Member.

      10.2 WITHDRAWAL. The Managing Member may not withdraw from the Company without first providing 90 days' written notice to the Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section 11.1 of this agreement.

       The Special Managing Member may not withdraw from the Company prior to December 31, 2000.

       10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with
Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, (iii) committed a felony in connection with the management of the Company or its business or (iv) was in material breach of its obligations under this agreement. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

      10.4 REMOVAL AND REPLACEMENT OF MANAGING MEMBERS. In the event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or
(ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

       10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

      10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

          XI.  AMENDMENT OF AGREEMENT AND MEETINGS

       11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited
Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in Article X.

       11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.

              XII.  DISSOLUTION AND LIQUIDATION

       12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

           (a)   the  expiration of the term  set  forth  in
      Section 1.4;

      (b)   the occurrence of any event that, under the laws
   of   the   jurisdictions  governing  the  Company   shall
   dissolve the Company;

      (c) the bankruptcy of the Company or any of the Managing Members;

      (d)   the  withdrawal or the expulsion of  a  Managing
   Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

      (e)   the  decree  of  court that other  circumstances
   render   a  dissolution  of  the  Company  equitable   or
   required by law;

       (f)   the  sale  or  other  disposition  of  all   or
   substantially all of the assets of the Company; and

      (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section
   11.1 of this agreement.

      12.2  CONTINUATION OF BUSINESS.  Except as provided in
Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

       12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company,
(b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in Article X, with the result that there is no Managing Member acting, (d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.

       The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the
property  of  the  Company  shall  be  distributed  in   the
following order of priority:

      (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

      (b)   To  the  establishment of  any  reserves  deemed
   necessary  by  the Managing Member or the person  winding
   up   the  affairs  of  the  Company  for  any  contingent
   liabilities or obligations of the Company;

      (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

      (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections 5.1 and 5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

               XIII.  MISCELLANEOUS PROVISIONS

       13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

      13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in
Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

       13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

      13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

       13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

       IN  WITNESS WHEREOF, this agreement has been executed
as of the      day of             1999.

LIMITED MEMBERS                               MANAGING MEMBERS

1. By AEI Fund Management XXI, Inc.,    AEI Fund Management XXI, Inc.
   attorney-in-fact                     Managing Member

   By                                   By
     Robert P. Johnson, President        Robert P. Johnson, President


                                         Robert P. Johnson, Special Managing
                                         Member





                               EXHIBIT B

                       PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of all public real estate programs organized by the Manager or their Affiliates during the periods indicated. Limited Members in the Fund should not assume that they will experience returs if any, comparable to those experienced by investors in such prior real estate programs. Investors will have no interest in the assets or operations of the Managing Members.

    Additional information relating to the performance of prior programs is contained in Part II of the Registratioin Statement, of which this Prospectus is a part of, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

    The programs included in the following tables have investment objectives similiar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.


Table                      Index Description                     Page

   I             Experience in Raising and Investing Funds        B-2
  II             Compensation to Sponsors                         B-3
 III             Operating Results of Prior Partnerships          B-4
  IV             Results of Completed Programs                    B-7
   V             Sales or Disposals of Properties                 B-8







                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 1998, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.

                            AEI            AEI
                         Net Lease      Net Lease        AEI           AEI
                          Income &       Income &      Income &      Income &
                           Growth         Growth        Growth        Growth
                          Fund XIX       Fund XX       Fund XXI      Fund XXII

Dollar Amount Offered    $30,000,000  $24,000,000  $24,000,000  $24,000,000
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $15,945,163(d)
Percentage of Amount
 Raised                       100.0%       100.0%       100.0%      100.0%
Less Offering Expenses:
 Selling Commissions
  and Discounts                 7.0          8.0          8.0         8.0
 Organizational
  Expenses                      7.3          5.7          5.6         6.5
 Other (a)                      4.2          2.2          4.3         4.5
 Less Reserves                  0.1          0.1          0.1         0.1
                          -----------  -----------  -----------  ------------
Percent Available
 for Investment                81.4%        84.0%        82.0%       80.9%
                          ===========  ===========  ===========  ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                      0.0%         0.0%         0.0%        0.0%
 Investment in
  Properties (b)               81.4         84.0         82.0(c)     19.2(c)
 Acquisition Fees               0.0          0.0          0.0         0.0
                          -----------  -----------  -----------  -----------
Total Acquisition Cost         81.4%        84.0%        82.0%       19.2%
                          ===========  ===========  ===========  ===========

Percent Leverage                0.0%         0.0%         0.0%        0.0%
Date Offering Began          Feb. 91      Jan. 93      Feb. 95     Jan. 97
Length of Offering
 (months)                         24           24           24          24
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                        34           38           36         (c)

(a) Represents distributions in excess of net cash flow (return of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c) Acquisitions are in process.
(d) Represents  subscriptions accepted through December 31, 1998.   Offering
    closed January 9, 1999.

                                    B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1991 to December 31, 1998 for all prior public programs closed in the last five years.

                             AEI           AEI
                          Net Lease     Net Lease      AEI         AEI
                           Income &      Income &    Income &    Income &
                            Growth        Growth      Growth      Growth
                           Fund XIX      Fund XX     Fund XXI    Fund XXII
Type of Compensation
Date Offering Commenced      Feb. 91      Jan. 93      Feb. 95      Jan. 97
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $15,945,163
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)     407,378      471,307      466,013      320,026
   Acquisition Expenses
      purchase option on
             property              0            0            0            0
      real estate
             commission            0            0            0            0
      expense
             reimbursement   953,576(c)   837,332(c)   554,098(c)   394,640(c)
   Organization Offering
    Expenses                 345,490      227,451      359,605      250,396
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors            12,041,596    9,101,309    4,715,631      648,319
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                       0            0            0            0
   Partnership
    Management Fees (b)            0            0            0            0
   Reimbursements          1,891,548    1,351,708      874,116      357,569
   Leasing Commissions             0            0            0            0
   Participation in Cash
    Distributions            112,889       82,880       48,780       30,394
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                  8,607,297    3,987,111    1,383,508            0
   - notes                 2,216,982            0            0            0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                    0            0            0            0
   Incentive Fees                  0            0            0            0
   Participation in Cash
    Distributions             11,758        7,890        7,632            0

(a) Does not include fees paid to AEI Securities, Incorporated which were reallowed to participating dealers.
(b) Although  not  paid  a  fixed  fee  for  property  management  and
    partnership management, the General Partners and Affiliates   were
    reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From OperationsDReimbursements."
(c) The Partnerships received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XIX, Fund XX, Fund XXI and Fund XXII totaled $692,332, $385,381, $400,650 and $80,737, respectively.

                                    B-3


                                 TABLE III
                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1992) ended December 31, 1998.

                                          AEI NET LEASE INCOME & GROWTH FUND XIX
                                                   Years Ended December 31
                                                  1994          1995          1996          1997         1998
Gross Revenues from Operations              $ 2,407,235   $ 2,282,282   $ 2,124,542   $ 1,792,599   $ 1,848,907
Profit on Sale of Properties                    431,484       969,054       571,927        77,703             0
Less:
 Operating Expenses                             291,636       292,268       352,591       360,253       392,075
 Depreciation                                   373,799       369,226       340,721       313,146       298,712
 Real Estate Impairment                               0             0             0     1,310,484             0
 Minority Interest in Net
  Operating Income                              165,801       311,287             0             0             0
                                             -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                $ 2,007,483   $ 2,278,555   $ 2,003,157   $  (113,581)  $ 1,158,120
                                             ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                           $ 1,470,087   $ 1,206,527   $ 1,500,668   $   952,997   $   888,074
 -from gain on sale                             438,278       933,622       588,768        93,755             0
                                             ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations  $ 2,099,865   $ 1,466,120   $ 1,929,889   $ 1,423,151   $ 1,483,926
Cash Generated From Sales                     1,765,130     5,375,793     1,373,382     1,353,011     1,492,795
Cash Generated From Refinancing                       0             0             0             0             0
                                             -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                       3,864,995     6,841,913     3,303,271     2,776,162     2,976,721
Less: Cash Distributions to Investors
 -from operating cash flow                    1,915,568     1,466,120     1,799,923     1,423,151     1,427,647
 -from sales and refinancing                    165,972       419,246       121,458       247,028       222,115
 -from cash reserves (a)                              0       224,365             0       109,996             0
                                             -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After Cash Distributions                    1,783,455     4,732,182     1,381,890       995,987     1,326,959
Less: Special Items (Not Including
 Sales and Refinancing)                               0             0             0             0             0
                                             -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                             $ 1,783,455   $ 4,732,182   $ 1,381,890   $   995,987   $ 1,326,959
                                             ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                69            57            70            45            42
     -from recapture                                  7            23             4             1             0
   Capital Gain (Loss)                               13            20            24             3             0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                              94            99            90             0            55
     -Return of Capital                               3             0             0            84            23
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                           8            20             6            12            10
     -Refinancing                                     0             0             0             0             0
     -Operations                                     89            69            84            67            68
     -Cash Reserves (a)                               0            10             0             5             0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                0             0             0             0            99%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average unit outstanding.

                                    B-4
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                                                 AEI NET LEASE INCOME & GROWTH FUND XX
                                                                        Years Ended December 31
                                                 1994           1995          1996          1997          1998
Gross Revenues from Operations               $ 1,046,839   $ 1,852,292   $ 2,359,797   $ 2,003,892   $ 2,003,892
Profit on Sale of Properties                           0       225,180        87,281       472,575       134,164
Less:
 Operating Expenses                              297,038       292,122       255,505       354,554       354,215
 Depreciation                                    124,146       251,092       381,794       390,066       370,937
 Real Estate Impairment                                0             0             0       626,800             0
 Minority Interest in Net Operating Income             0        19,454             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $   625,655   $ 1,514,804   $ 1,809,779   $ 1,105,047   $ 1,447,926
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $   809,315   $ 1,275,827   $ 1,720,326   $ 1,274,296   $ 1,315,460
 -from gain on sale                                    0       223,456        85,640       469,188       133,941
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $   637,370   $ 1,583,637   $ 2,145,303   $ 1,604,421   $ 1,689,142
Cash Generated From Sales                              0       988,838       461,077     2,098,981       438,215
Cash Generated From Refinancing                        0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                          637,370     2,572,475     2,606,380     3,703,402     2,127,357
Less: Cash Distributions to Investors
 -from operating cash flow                       637,370     1,467,084     2,034,864     1,604,421     1,449,862
 -from sales and refinancing                           0       486,375       100,571       124,011        78,041
 -from cash reserves (a)                         216,850             0             0       388,234
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions                       (216,850)      619,016       470,945     1,586,736       599,454
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $  (216,850)  $   619,016   $   470,945   $ 1,586,736       599,454
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 58            53            72            53            56
     -from recapture                                   0             2             1             4             1
   Capital Gain (Loss)                                 0             7             3            15             5
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               45            63            75            46            61
     -Return of Capital                               16            18            14            43             3
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0            20             4             5             3
     -Refinancing                                      0             0             0             0             0
     -Operations                                      45            61            85            68            61
     -Cash Reserves (a)                               16             0             0            16             0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            98%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                       AEI INCOME & GROWTH FUND XXI
                                             August 31, 1994
                                         (Operations Commenced)      Years Ended December 31
                                          to December 31, 1994     1995         1996          1997          1998
Gross Revenues from Operations               $         0      $   263,399   $ 1,341,753   $ 1,513,094   $ 1,854,751
Profit on Sale of Properties                           0                0             0       106,551       235,377
Less:
 Operating Expenses                                2,915          144,180       278,563       348,934       356,890
 Depreciation                                          0           11,687       150,958       251,272       448,810
 Real Estate Impairment                                0                0             0       580,200             0
                                              -----------      -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $    (2,915)     $   107,532   $   912,232   $   439,239   $ 1,284,428
                                              ===========      ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $         0      $   245,581   $ 1,135,292   $   937,374   $ 1,104,024
 -from gain on sale                                    0                0             0       102,599       229,440
                                              ===========      ===========   ===========   ===========   ===========

Cash Generated (Deficiency) From Operations  $       (14)     $   171,812   $ 1,098,924   $   966,562   $ 1,642,315
Cash Generated From Sales                              0                0             0       520,790       862,718
Cash Generated From Refinancing                        0                0             0             0             0
                                              -----------      -----------   -----------   -----------   -----------
Cash Generated From Operations,
   Sales and Refinancing                             (14)         171,812     1,098,924     1,487,352     2,505,033
Less: Cash Distributions to Investors
 -from operating cash flow                             0          171,812     1,098,924       966,562     1,371,531
 -from sales and refinancing                           0                0             0       352,009       411,231
 -from cash reserves (a)                               0           21,611        75,670       720,708             0
                                              -----------      -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After  Cash Distributions                          (14)         (21,611)      (75,670)     (551,927)      722,271
Less: Special Items (Not Including
 Sales and Refinancing)                                0                0             0             0             0
                                              -----------      -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                             $       (14)     $   (21,611)  $   (75,670)  $  (551,927)  $   722,271
                                              ===========      ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0               35            64            39            46
     -from recapture                                   0                0             0             0             0
   Capital Gain (Loss)                                 0                0             0             4             9
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0               15            52            18            53
     -Return of Capital                                0               13            14            66            21
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                0             0            14            17
     -Refinancing                                      0                0             0             0             0
     -Operations                                       0               25            62            40            57
     -Cash Reserves (a)                                0                3             4            30             0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                0             0             0            98%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.


                                   B-6
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                     AEI INCOME & GROWTH FUND XXII
                                            July 31, 1996
                                       (Operations Commenced)      Years Ended December 31
                                        to December 31, 1996            1997            1998


Gross Revenues from Operations               $         0          $   116,807       $   545,711
Profit on Sale of Properties                           0                    0                 0
Less:
 Operating Expenses                                  357              138,339           233,072
 Depreciation                                          0                  668            16,025
 Real Estate Impairment                                0                    0                 0
                                              -----------          -----------       -----------
Net Loss - GAAP Basis                        $      (357)         $   (22,200)      $   296,614
                                              ===========          ===========       ===========
Taxable Income (Loss):
 -from operations                            $         0          $   114,913       $   500,917
 -from gain on sale                                    0                    0                 0
                                              ===========          ===========       ===========

Cash Generated (Deficiency)From Operations   $       (57)         $   139,614       $   249,364
Cash Generated From Sales                              0                    0                 0
Cash Generated From Refinancing                        0                    0                 0
                                              -----------          -----------       -----------
Cash Generated From Operations,
 Sales and Refinancing                               (57)             139,614           249,364
Less: Cash Distributions to Investors
 -from operating cash flow                             0               77,357           249,364
 -from sales and refinancing                           0                    0                 0
 -from cash reserves (a)                               0                    0           430,475
                                              -----------          -----------       -----------
Cash Generated (Deficiency)
 After Cash Distributions                            (57)              62,257          (430,475)
Less: Special Items (Not Including
 Sales and Refinancing)                                0                    0                 0
                                              -----------          -----------       -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $       (57)         $    62,257          (430,475)
                                              ===========          ===========       ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0                   30                42
     -from recapture                                   0                    0                 0
   Capital Gain (Loss)                                 0                    0                 0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0                    0                25
     -Return of Capital                                0                   20                32
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                    0                 0
     -Refinancing                                      0                    0                 0
     -Operations                                       0                   20                21
     -Cash Reserves (a)                                0                    0                36
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                    0               100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-7



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS


        None of the public partnerships sponsored by the General Partners or their Affiliates have completed operations.




                                    B-8



                             TABLE V

                SALES OR DISPOSALS OF PROPERTIES
                           (Unaudited)

     The following table provides information with respect to sales or disposals of property by prior programs during the past three years.




    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.

                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)
Net Lease       Auto Max
Income & Growth St. Paul,
Fund 84-A       Minnesota    May 85   Mar. 96    327,622        0         0    0     327,622    0    302,540   302,540    436,484

AEI Real Estate Super 8
Fund XV         Hot Springs,
                Arkansas(d)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    581,541   581,541    635,940

AEI Real Estate Super 8
Fund XVI        Hot Springs,
                Arkansas(d)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    583,653   583,653    635,834

AEI Net Lease  HomeTown Buffet
Income &Growth Tucson,
Fund XIX       Arizona(b)    Jun.93   Apr. 96    201,357        0         0    0     201,357    0    164,251   164,251     55,127

AEI RealEstate Office Building
Fund 86-A      Kearney,
               Nebraska      Dec.86   Apr. 96    329,785        0         0    0     329,785    0    434,623   434,623    236,988

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  Apr. 96     86,495        0         0    0      86,495    0     63,334    63,334     22,161

AEI RealEstate Taco Cabana
Fund XVIII     New Braunfels,
               Texas         May 92   May  96    962,298        0         0    0     962,298    0    784,045   784,045    431,686

AEI Net Lease  Applebee's
Income &Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  May  96    216,781        0         0    0     216,781    0    158,335   158,335     56,433

                                    B-13


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease      Auto Max
Income& Growth St. Paul,
Fund 84-A      Minnesota     May 85   May 96     401,778      9,254     0    0     411,032  60,000   340,650   400,650     558,426

AEI Net Lease   Applebee's
Income & Growth Temple Terrace,
Fund XIX        Florida(b)   Oct.93   June 96     87,119          0     0    0      87,119       0     60,501    60,501     21,024

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Aug. 96    217,259          0     0    0     217,259       0    158,441   158,441    100,302

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Sept.96    123,933          0     0    0     123,933       0    108,418   108,418      3,925

AEI Real Estate Danny's Family
Fund XVII       Car Wash
                Phoenix,
                Arizona      Feb. 89  Sept.96  1,690,844          0     0    0   1,690,844       0  1,688,271 1,688,271  1,544,183

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Sept.96    181,497          0     0    0     181,497       0    152,813   152,813     39,599

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas,(b)    Jul. 91  Oct. 96    173,913          0     0    0     173,913       0    122,467   122,467     80,899

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Oct. 96    147,152          0     0    0     147,152       0    127,551   127,551      5,677

                                    B-14


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky(b)  June 93  Oct. 96    224,036          0        0      0    224,036    0    172,104   172,104    70,701

AEI Net Lease   Taco Cabana
Income & Growth Round Rock,
Fund XIX        Texas        July 94  Nov. 96    303,049          0  660,000      0    963,049    0    784,210   784,210   437,864

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Nov. 96    215,688          0        0      0    215,688    0    152,674   152,674    62,188

AEI Net Lease  Arby's/Mrs. Winner's
Income& Growth Smyrna,
Fund XX        Georgia(b)    May  94  Dec. 96    279,580          0        0      0    279,580    0    240,680   240,680    67,468

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Dec. 96    216,663          0        0      0    216,663    0    153,084   153,084   104,707

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    191,781          0        0      0    191,781    0    141,215   141,215    91,618

AEI RealEstate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    168,333          0        0      0    168,333    0    123,976   123,976    80,435

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Jan. 97    176,383          0        0      0    176,383    0    150,060   150,060    11,427

                                    B-15


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Jan. 97    175,838    0        0          0     175,838    0    122,139    122,139    51,877

AEI Net Lease  Arby's/Mrs. Winner's
Income &Growth Smyrna,
Fund XX        Georgia(b)    May 94   Jan. 97    224,838    0        0          0     224,838    0    196,635    196,635    57,179

AEIReal Estate Sizzler
Fund XVI       Kings Island,
               Ohio(e)       Jan. 90  Jan. 97    149,201    0        0          0     149,201    0    468,140    468,140   131,616

AEIReal Estate Sizzler
Fund XVII      Kings Island,
               Ohio(e)       Jan. 90  Jan. 97    315,229    0        0          0     315,229    0  1,048,666  1,048,666   279,192

AEIReal Estate Sizzler
Fund XVIII     Kings Island,
               Ohio(e)       Jan. 90  Jan. 97     19,867    0        0          0      19,867    0     66,093     66,093    17,519

AEIReal Estate Children's World
Fund XV        Moreno Valley,
               California    May 87   Jan. 97  1,301,342    0        0          0   1,301,342    0    963,717    963,717 1,195,705

AEIet Lease    Rally's
Income& Growth Brownsville,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,713    281,713    81,507

AEI Net Lease  Rally's
Income& Growth Edinburg,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,761    281,761    81,528

                                    B-16


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Automax
Fund XV        Minneapolis,
               Minnesota      June 86  Feb.97  411,993    0          0          0     411,993    0     388,800   388,800   539,623

AEIReal Estate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)       July 91  Feb.97  192,268    0          0          0     192,268    0     133,503   133,503    95,414

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  230,971    0          0          0     230,971    0     175,029   175,029   117,929

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  220,067    0          0          0     220,067    0     181,887   181,887    10,447

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97   42,331    0          0          0      42,331    0      36,092    36,092     3,449

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  231,740    0          0          0     231,740    0     175,028   175,028   118,592

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  219,568    0          0          0     219,568    0     181,886   181,886    11,039

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97  219,996    0          0          0     219,996    0     187,574   187,574    18,517


                                    B-17


    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)    May 94   Apr. 97  185,171   0          0          0     185,171   0     166,517    166,517   53,623

AEI RealEstate  Champps
Fund XVIII      Columbus,
                Ohio(b)      Aug. 96  July 97   368,142   0          0          0     368,142   0     304,040    304,040   30,138

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May 94   Aug 97    174,495   0          0          0     174,495   0     152,812    152,812   54,721

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida (b)  Nov 91   Sept.97   216,157   0          0          0     216,157   0     160,443    160,443  118,263

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida(b)  Nov 91   Sept.97    263,568   0          0          0     263,568   0     198,898    198,898  147,315

AEI RealEstate  Sizzler
Fund XVIII      Fairfield,
                Ohio          Mar.91   Sept.97  528,476   0          0          0     528,476   0   1,608,265  1,608,265  208,636

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Sept.97   267,448   0          0          0     267,448   0     180,533    180,533  143,024

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna
Fund XX         Georgia (b)  May  94  Sept.97   224,663   0          0          0     224,663   0     180,203    180,203   67,210

                                    B-18




    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>


AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Sept.97   135,839   0          0         0      135,839    0     107,517   107,517   37,838

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Sept.97   225,622   0          0         0      225,622    0     189,156   189,156   21,417

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,316   0          0         0      226,316    0     147,978   147,978  118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Oct. 97   169,721   0          0         0      169,721    0     136,955   136,955   51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b0     July 94  Oct. 97   275,421   0          0         0      275,421    0     217,027   217,027   77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Oct. 97   177,504   0          0         0      177,504    0     202,961   202,961  267,864

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,315   0          0         0      226,315    0     147,977   147,977  118,888

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b) Feb. 85  Nov. 97   276,279   0          0         0      276,279    0     246,174   246,174  398,842

                                    B-19



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total  ditures(a)

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   296,961   0          0          0     296,961    0     237,846   237,846    38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Nov. 97   295,168   0          0          0     295,168    0     239,850   239,850    29,608

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   182,816   0          0          0     182,816    0     150,061   150,061    25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)      July 94  Dec. 97   227,960   0          0          0     227,960    0     177,891   177,891    66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b)  July 85  Dec. 97   226,762   0          0          0     226,762    0     232,334   232,334   278,773

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   225,225   0          0          0     225,225    0     175,756   175,756    66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   218,596   0          0          0     218,596    0     170,775   170,775    64,386

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Dec. 97   271,675   0          0          0     271,675    0     302,919   302,919   404,755

                                    B-20



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Real        J.T. McCord's
Estate Fund     Irving,
XVI             Texas        Dec. 87  Dec. 97   741,635   0          0          0    741,635   0   1,147,333  1,147,333     35,207

AEI Net Lease   Applebee's
Income & Growth Middletown
Fund XX         Ohio(b)      July 94  Jan. 98   239,893   0          0          0    239,893   0     177,891    177,891     68,324

AEI Income &    Champps
Growth Fund     Columbus
XXI             Ohio(b)      Aug. 96  Jan. 98   227,414   0          0          0    227,414   0     189,156    189,156     26,890

Net Lease       Chi-Chi's
Income & Growth Appleton
Fund 84-A       Wisconsin(b) Feb. 85  Jan. 98   170,985   0          0          0    170,985   0     153,193    153,193    252,160

AEI Net Lease   Champps
Income & Growth Lyndhurst
Fund XX         Ohio (b)     Apr. 96  Jan. 98   184,032   0          0          0    184,032   0     149,183    149,183     25,949

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XXI        Ohio(b)      Aug. 96  Feb. 98   181,855   0          0          0    181,855   0     132,408    132,408     20,481

AEI Real Estate am/pm
Fund 86-A       Mini Market
                Carson City,
                Nevada       Aug. 87  Feb. 98   955,401   0          0          0    955,401   0     779,896    779,896  1,103,787
                                    B-21



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI RealEstate am/pm
Fund XVII      Mini Market
               Carson City,
               Nevada        Nov. 88  Feb. 98   850,996   0          0          0    850,996   0       703,871  703,871    872,915


AEI Income &   Champps
Growth Fund    Columbus,
XXI            Ohio (b)      Aug. 96  Mar. 98   226,394   0          0          0    226,394   0       165,510   27,455


Net Lease      Rio Bravo
Income& Growth St. Paul,
Fund 84-A      Minnesota (b) Feb. 85  Apr. 98   198,039   0          0          0    198,039   0       222,627  222,627    302,865


AEI Net Lease  Red Line
Income &Growth Burgers
Fund XIX       Houston,Texas Feb. 93  Apr. 98         0   0          0          0          0   0       303,629  303,629    103,564


Net Lease      Chi-Chi's
Income& Growth Appleton,
Fund 84-A      Wisconsin(b)  Feb. 85  May  98   123,721   0          0          0    123,721   0       107,267  107,267    180,300


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  June 98   174,596   0          0          0    174,596   0       149,883  149,883    253,585


AEI RealEstate Tractor Supply
Fund 85-A      Maryville,
               Tennessee (b) Feb. 96  July 98   133,251   0          0          0    133,251   0        95,494   95,494     24,905
                                    B-22



    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Income     Champps
& Growth       Columbus,
Fund XXI       Ohio (b)      Aug. 96  July 98   227,055   0          0          0    227,055   0       171,422   171,422   34,463


AEI RealEstate Sizzler
Fund 86-A      Springboro,
               Ohio (c)      Aug. 90  July 98    25,385   0          0          0     25,385   0        89,097    89,097    7,807


AEI RealEsate  Sizzler
Fund XVIII     Springboro,
               Ohio (c)      Aug. 90  July 98   350,635   0          0          0    350,635   0     1,310,562 1,310,562  123,458


AEI RealEstate Fair Muffler
               Park Forest,
               Illinois      Aug. 86  Aug. 98       704   0          0          0        704   0       284,903   284,903  199,526


Net Lease      Rio Bravo
Income&Growth  St. Paul,
Fund 84 A      Minnesota (b) Feb 85   Sep. 98   218,158   0          0          0    218,158   0       244,662   244,662  341,599


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98    35,196   0          0          0     35,196   0        39,465    39,465   54,675


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98   235,092   0          0          0    235,092   0       284,015   284,015  393,475


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  Sep. 98   260,327   0          0          0    260,327   0       230,825   230,825  399,281




    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI RealEstate Fair Muffler
               Park Forest,
               Illinois      Aug. 86  Aug. 98       704   0          0          0        704   0       284,903   284,903  199,526


Net Lease      Rio Bravo
Income&Growth  St. Paul,
Fund 84 A      Minnesota (b) Feb 85   Sep. 98   218,158   0          0          0    218,158   0       244,661   244,661  341,599


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98    35,196   0          0          0     35,196   0        39,466    39,466   54,675


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Sep. 98   235,092   0          0          0    235,092   0       284,015   284,015  393,475


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  Sep. 98   260,327   0          0          0    260,327   0       230,825   230,825  399,281


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Oct. 98   181,897   0          0          0    181,897   0       204,542   204,542  285,371


AEI RealEstate Rio Bravo
Fund 85-A      St. Paul
               Minnesota (b) Feb. 85  Nov. 98   115,604   0          0          0    115,604   0       132,575   132,575  185,783


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  Dec. 98   226,402   0          0          0    226,402   0       201,781   201,781  353,632




    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI RealEstate Applebee's
Fund 85-A      Harlingen,
               Texas (b)      Dec. 95  Dec. 98 1,858,837   0          0          0  1,858,837   0     1,393,470 1,393,470  471,138


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Feb.99   136,335   0          0          0    136,335   0        94,554    94,554   68,634


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Feb.99   136,335   0          0          0    136,335   0        94,553    94,553   68,634


AEI RealEstate Hometown Buffet
Fund XVIII     Tucson,
               Arizona (b)     Jun. 93  Mar.99   165,280   0          0          0    165,280   0       114,626   114,626   83,555


AEI Net Lease  Hometown Buffet
Income &Growth Tucson,
Fund XIX       Arizona         Jun. 93  Mar.99    16,430   0          0          0     16,430   0        11,642    11,642    8,340

(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

(d) This property was owned jointly by AEI Real Estate Funds XV and XVI.

(e) This property was owned jointly by AEI Real Estate Funds
     XVI, XVII and XVIII.

                                    179


                                C-1

                             EXHIBIT C

                    CERTAIN STATE REQUIREMENTS

     The information below sets forth various state law provisions with  respect to financial suitability standards for investors  in certain  states.  The dealer agreement between AEI Securities  and the  investment  firms that will solicit purchases  of  the  units requires  that the investment firms diligently make  inquiries  as required  by  law  of you to ascertain whether a purchase  of  the units  is  suitable for you.  Units will be sold only to investors who  represent, by executing the signature pages attached to  this prospectus,  that  they meet the suitability  standards  contained under the caption "Who May Invest" (at page 7 of this prospectus), and  if  applicable, higher standards as set forth  in  the  table
below.   The minimum net worth standards in the table exclude  the
investor's home, furnishings and automobiles.

IOWA:

       The minimum investment for Iowa tax-qualified plans, other than IRAs and Keoghs, is $2,500.

MISSOURI

       Missouri  investors  must  have  either  (i)  a  net  worth
(excluding  home, furniture and automobiles) of at  least  $60,000 and  an  annual  taxable  income  of  at  least  $60,000  or  (ii)
irrespective  of  gross income, a net worth of at  least  $225,000
(determined with the same exclusions.

NEW HAMPSHIRE:

     Investors must have (i) a net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) irrespective of annual gross income, a net worth of at least $150,000 (determined with the same exclusions).

PENNSYLVANIA AND OHIO:

      The amount of an investor's investment in the Fund may not exceed 10% of such investor's net worth.

NORTH CAROLINA:

North  Carolina  investors  must  have  either  (i)  a  net  worth
(excluding home, home mortgage, furniture and automobiles) of at least $60,000 and an annual taxable income of at least $60,000 or
(ii)  irrespective  of  gross income, a  net  worth  of  at  least
$225,000 (determined with the same exclusions), in each case without regard to the investment that is proposed.





                          EXHIBIT D
               AEI INCOME & GROWTH FUND 23 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

 MAKE YOUR CHECK PAYABLE TO "FIDELITY BANK - AEI FUND 23 ESCROW"

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT   [ ] Initial Investment    [ ]  Add-On to Existing Investment
                    Number of Units            Amount of Investment
                                               ($1,000 x No. of Units) $

2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan        [ ] Non-Taxable Trust  Corporation

3. REGISTERED OWNER  (Name of Trust, Partnership or Corporation, if
                      applicable.  Give both names if jointly held.)
               Last Name(s)             First Name(s)                Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  Insert    or savings deposit slip.
name, address, account number and phone       I authorize AEI Fund Management,
number if checks are to be sent to a          Inc., and Fidelity Bank of Edina,
financial institution.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name and
                                              Address
                                              (Please Print):


                                             Account Type (Circle One):
                                             [ ] Checking [ ] Savings [ ] Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period.)
Do you wish to participate in the distribution reinvestment plan [ ] Yes [ ] No
(If  you  elect  to  participate by  checking  "Yes,"   rental income  and
other Fund income included in "Net  Cash  Flow" will  not  be  distributed to you but instead will be  applied to the purchase  of additional  Units, or fractional Units, at $1,000 per Unit as long as such purchase continues
to  comply   with  applicable  securities  laws  and  the  Fund   has  not
distributed proceeds from sale or refinancing  of properties.)  UNLESS YOU
DIRECT OTHERWISE, COMMISSIONS  OF UP  TO  8% AND EXPENSES  WILL BE PAID TO
THE BROKER DEALER DESIGNATED BELOW ON YOUR REINVESTED NET CASH FLOW.

6.  INVESTOR REPRESENTATIONS  (Each of the following MUST BE INITIALED BY
INVESTOR for this Subscription Agreement to  be accepted)

[ ]  I have received a copy of the Prospectus of the LLC,
     dated        (the "Prospectus")*.

[ ] I understand that there will be no public market for the Units and that it may not be possible to liquidate readily an investment in the LLC.

[ ] I meet the suitability standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing Units for my own account.

[ ] I hereby make, constitute and appoint the Managing Member, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Agreement, which section of the Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five business days before you subscribe. We are prohibited from selling the Units to you until five business days after you receive the Prospectus. If you did not receive the Prospectus five business days in advance, you have the right to withdraw your subscription.

NOTE:  SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON
       THE REVERSE SIDE OF THIS FORM.

                           Please turn over




7.  INVESTOR SIGNATURES AND CERTIFICATIONS
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT  YOU  ARE  SUBJECT TO
BACKUP  WITHHOLDING  BECAUSE  OF UNDERREPORTING  INTEREST OR DIVIDENDS ON
YOUR  TAX  RETURN. However,  if after being notified by the IRS that  you
were subject   to   backup  withholding you received another notification
from the IRS that you are no longer subject to backup withholding, do not cross  out  item  (2).  Under  penalties  of perjury I certify that:: (1)
The  number  shown  on  this  form is my correct  Taxpayer Identification
Number (or I am waiting for a  number  to  be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by  the  Internal  Revenue  Service (IRS) that  I  am subject  to  backup withholding as a result of a failure to report all interest or dividends,
or the IRS  has notified   me  that  I  am  no  longer  subject  to backup
withholding.

IMPORTANT CHECK ONE:
THE INVESTOR IS A UNITED STATES CITIZEN.     Check Here   [ ]
THE INVESTOR IS A FOREIGN INVESTOR.          Check Here   [ ]
(Nonresident Alien or Individual, Foreign Corporation,
Foreign Partnership, or Foreign Trust or Estate).

(I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF
THE PERSON(s) OR  ENTITY(s) LISTED IN 3 ABOVE) NEITHER  A  BROKER,  DEALER,
INVESTMENT  ADVISER  NOR  ANY  OF  THEIR  AGENTS  MAY  SIGN ON BEHALF OF AN
INVESTOR. (Custodians must sign for custodial accounts. All other forms of registration must be signed by the investing parties.)

Investor Signature(s) [X]                          [X]

Print Name & Capacity                              Print Name & Capacity

Tax ID Number                                      Tax ID Number
     Primary

8. CONSENT TO ELECTRONIC DELIVERY OF REPORTS
By intialing one of the boxes below, you will be consenting to delivery of periodic reports by AEI Income & Growth Fund 23 LLC to you electronically. These reports would include:

         annual reports that contain audited financial statements, and quarterly reports containing unaudited condensed financial statements.

You have the option of either (1) having these reports sent to the e-mail address you designate below, or (2) agreeing to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. IF
YOU ELECT TO RECEIVE THESE REPORTS ELECTRONICALLY, YOU WILL NOT RECEIVE
PAPER COPIES OF THE REPORTS IN THE MAIL, UNLESS YOU LATER REVOKE YOUR
CONSENT. You may revoke your consent and receive paper copies at any time by notifying us in writing at AEI Securities Incorporated, 1300
Minnesota World Trade Center, 30 East Seventh Street, St. Paul, MN
55101.

If you agree to accept reports electronically, please complete the following enrollment information:

Name of Investor:

E-Mail Address
              (I understand that I must immediately advise the Fund
               at the address above if my e-mail address changes.)

Form of Delivery (please check one):
[ ] Please deliver the full report directly to my e-mail address above.
[ ] Please post the report on your web site, or in a hyperlink from your website, and advise me by e-mail to the address above when it is posted.

Investor Signature(s)  [X]                         [X]


BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)

Broker/Dealer Firm                      Registered Representative Name

Registered Representative's Office Address

City                State          Zip Code      Phone (including area code)

To substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the  Subscriber  concerning  investment  objectives,  other investments, financial situations and  needs and other information known to  me, that investment  in  the  Fund  is  suitable for such Subscriber in  light of
   income,   finnancial    position,  net  worth  and   other   suitability
   characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of the Fund, hereby accepts  this
Subscription Agreement this     day of         By


ATTEST                                         Its



             AEI INCOME & GROWTH FUND 23 LLC
            STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3. TENANTS IN COMMON: All parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature is required.

5.  PENSION/PROFIT SHARING PLANS: The trustee signs the
Subscription Agreement.

6. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g. an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive checks and other pertinent information regarding the investment.

7. KEOGH (HR 10):  Same  rules as those applicable to IRAs.

8. TRUST:  The trustee signs  the  Subscription  Agreement.
Provide the name of the trust, the name of the trustee and the name of the beneficiary.

9. PARTNERSHIP: Identify  the entity as to whether it is a
general  or  limited partnership.  The  general   partners
must be identified and their signatures  obtained  on  the
order.  In  the  case   of  an  investment  by  a  general
partnership,  all  partners  must sign (unless a "managing
partner"  has  been designated  for  the  partnership,  in
which case he may sign on behalf  of  the  partnership  if
a certified copy  of  the  document granting him authority
to invest on behalf of the partnership is submitted).

10.  CORPORATION:   The  Subscription  Agreement  must  be
accompanied  by (1) a certified  copy  of  the  resolution
of the Board  of  Directors  designating the officer(s) of
the   corporation  authorized  to sign on  behalf  of  the
corporation   and  (2) a  certified copy  of  the  Board's
resolution authorizing the investment.

11.  UNIFORM  GIFT TO MINORS  ACT (UGMA):   The   required
signature  is that of the custodian, not  of  the   parent
(unless   the  parent   has   been   designated   as   the
custodian).   Only   one  child  is  permitted  in    each
investment  under the Uniform Gift  to  Minors   Act.   In
addition,  designate  state  under  which  UGMA  is  being
made.

12. OTHER: Please  indicate any other ownership type. This
space  may   also  be  used to indicate that  Transfer  On
Death  ("TOD")  instructions   are   included   with   the
Subscription   Agreement.   If   TOD    instructions   are
included, the  form  of  Ownership must still be indicated
within    Section   2.   Please  contact  AEI   Investment
Services   at   800-328-3519   to   obtain   the   form(s)
necessary to provide complete TOD instructions.

SUBSCRIPTION DOCUMENTS INCLUDE:

1. Completed Subscription Agreement
(all information completed, dated and signed)

2. Subscriber's Check
(made payable to Fidelity Bank _ AEI Fund 23 Escrow)

IMPORTANT: MISSING SIGNATURES OR INVESTOR REPRESENTATIONS
WILL  DELAY  ORDER PROCESSING. ORIGINAL SIGNATURES  ARE
REQUIRED.

MAIL TO: Make your check payable to FIDELITY BANK_AEI FUND
23 ESCROW and return with the Subscription Agreement to:

AEI Fund Management, Inc.
1300 Minnesota World Trade Center
30 East Seventh Street
St. Paul, Minnesota 55101

651-227-7333    651-227-7705 (fax)    800-328-3519





                  AEI INCOME & GROWTH FUND 23 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To  purchase  Units  of the  currently effective  LLC
INSTRUCTIONS        complete  and  sign  the  Subscription Agreement  and
                    deliver  it  to your broker, together with your check.
                    YOUR CHECK SHOULD BE MADE PAYABLE TO:   FIDELITY BANK
                    AEI  FUND  23   ESCROW.   In  order to invest, it  is
                    necessary   that   all   items  on  the  Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $1,000. Insert the number of
                    Units to be purchased,  multiply the dollar amount of
                    the investment ($1,000 x No. of Units). An individual,
                    partnership, corporation, trust, association or other
                    legal  entity  must purchase a minimum of two and one-
                    half ($2,500)  Units.  The  minimum investment for an
                    Individual Retirement Account,  Keogh Plan  or  other
                    Qualified   Plan  is  at   least  two ($2,000) Units.
                    According to state law, individuals in  Nebraska must
                    purchase a minimum of five ($5,000) Units.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 7. (See Instruction
                    7). In the  case  of   partnerships,  corporations,
                    custodianships  or  trusts, the box checked must be
                    consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LLC UNITS
DOES NOT IN ITSELF  CREATE  THE   PLAN; YOU MUST CREATE THE PLAN THROUGH A
BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL EXECUTE THE SUBSCRIPTION AGREEMENT.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that the investor  desires on the account. If the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment  correspondence  will normally be sent
                    to the trustee or custodian at the mailing address.
                    The plan participant will receive  correspondence
                    at home. ALL  ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest).The Partnership
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same"
                    if  the  checks  are  to  be mailed to the mailing
                    address. Please insert the name and address of the
                    financial institution as well as the account number,
                    if checks are to be sent to a bank, savings and loan,
                    or other financial institution or destination.

For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by checking yes or no if the
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. INVESTOR         To comply with securities regulations,the investor
   REPRESENTATIONS  MUST make the representations in this Subscription
                    Agreement. ALL FOUR SPACES MUST BE INITIALED BY THE
                    INVESTOR.

7. INVESTOR         IRS regulations require our escrow bank to have the
   CERTIFICATIONS   W-9 SIGNATURES AND  certification completed for all
                    Limited Members.  This certifies that the  taxpayer
                    is   not   subject  to   backup   withholding.   If
                    certification  is not completed, the escrow   agent
                    must legally withhold, and  pay to the IRS,  20% of
                    the taxpayer's escrow interest. Read the Subscription
                    Agreement carefully for additional W-9 Certification
                    Instructions. If the investor is a Nonresident Alien
                    or   Individual,   Foreign   Corporation,   Foreign
                    Partnership or Foreign Trust or Estate, please check
                    the Foreign Status Certification box.  To  authorize
                    the   investment,  sign in the space(s) provided. If
                    title is to be held as joint  tenancy  or tenants in
                    common, at least two signatures are required. In the
                    case  of  community   property,  only  one  investor
                    signature is required (see reverse side for details
                    on required signatures).  ALL INVESTORS AND/OR PLAN
                    PARTICIPANTS MUST PROVIDE SOCIAL SECURITY  NUMBERS.
                    Trusts, corporations, partnerships, custodians and
                    estates   MUST    ADDITIONALLY   FURNISH   a   tax
                    identification number.

8. CONSET TO ELEC-  Please   complete   this  section if you consent to
   TRONIC DELIVERY  electronic delivery of financial reports.  You must
   OR REPORTS       have an e-mail address to use this service.   Enter
                    your name and e-mail address, indicate the from  of
                    delivery   you  desire, and enter your signature(s)
                    where indicated.

BROKER/DEALER       IT IS NECESSARY THAT ALL ITEMS BE FULLY INFORMATION
                    COMPLETED. INCLUDE REGISTERED REPRESENTATIVE'S NAME
                    AND  BRANCH   OFFICE   ADDRESS.    THE   REGISTERED
                    REPRESENTATIVE MUST SIGN AND  DATE  WHERE INDICATED
                    IN   ORDER  FOR  THE   APPLICATION TO BE   ACCEPTED.
                    COMPLETE THE REGISTERED REPRESENTATIVE'S  TELEPHONE
                    NUMBER. IN  SOME   CASES, THE HOME OFFICE MUST ALSO
                    SIGN THE APPROVAL.




No   person   has   been  authorized in
connection    with    this     offering
to   give   any   information   or   to
make  any   representation  other  than
those  contained  in  this  prospectus.
This  prospectus   does  not constitute
an  offer  or   solicitation   in   any
state  or  other  jurisdiction  to  any
person  to  whom  it  is   unlawful  to            24,000 Units
make    such   offer  or  solicitation.         AEI INCOME & GROWTH
Neither    the    delivery   of    this
prospectus   nor  any   sale  hereunder             FUND 23 LLC
shall  under  any  circumstances create
an  implication  that   there  has been
no change  in  AEI  Fund   23's affairs              PROSPECTUS
since  the date  hereof.  If,  however,
any  material change in AEI   Fund 23's
affairs occurs at any  time  when  this
prospectus is required to be delivered,
this  prospectus  will  be  amended  or
supplemented accordingly.

DEALER PROSPECTUS  DELIVERY OBLIGATION.
Until [90 days  after  the   effective
date],   all   dealers   that   effect
transactions   in   these  securities,
whether or not  participating  in this
offering, may be required to deliver a
prospectus.  This  is in  addition  to
the  dealers'  obligation  to  deliver
a    prospectus    when    acting   as            AEI Securities, Inc.
underwriters   and   with  respect  to
their unsold allotments or subscriptions.

Investors  are  not  to  construe  the
contents of   this prospectus as legal
or tax  advice. Each  investor  should
consult   his   or  her  own  counsel,
accountant    and    other   financial
advisors (and be responsible for their
fees) regarding  the  legal, tax   and
investment  aspects  of  this offering.


                                PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 27.  Exhibits.

        EXHIBIT NO.                   DESCRIPTION

               *1.1         Form of Dealer-Manager Agreement

               *1.2         Form of Dealer Agreement

               *3.1         Certificate of Formation

               *3.2         Form of Operating Agreement
                            included as Exhibit A to Prospectus

                 *5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

                 *8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

                *10         Form of Impoundment Agreement with
                            Fidelity Bank, Edina, Minnesota


              *10.1         Development Financing Agreement dated
                            February 25, 2000, between AEI Income
                            & Growth Fund 23 LLC and Tumbleweed,
                            Inc. relating to the property at 2030
                            E. Dorothy Lane, Kettering, Ohio.
                            (incorporated by reference to Exhibit
                            10.2 of Form 10-KSB filed with the
                            Commission on March 30, 2000).

              *10.2         Net Lease Agreement dated February 25,
                            2000, between AEI Income & Growth Fund
                            23 LLC and Tumbleweed, Inc. relating to
                            the property at 2030 E. Dorothy Lane,
                            Kettering, Ohio. (incorporated by
                            reference to Exhibit 10.3 of Form 10-KSB filed with the Commission on March 30,
                            2000).

              *10.3         Development Financing Agreement dated
                            April 18, 2000 between the LLC  and
                            Kona  Restaurant Group, Inc.  relating
                            to the property  at  4904 North Navarro,
                            Victoria,    Texas   (incorporated  by
                            reference to Exhibit 10.1 of  Form  8-K
                            filed with the Commission on May 3, 2000).

              *10.4         Net Lease Agreement dated April  18,
                            2000  between the LLC and Kona  Restaurant
                            Group,  Inc.  relating to the property  at
                            4904   North   Navarro,  Victoria,   Texas
                            (incorporated  by  reference  to   Exhibit
                            10.2   of   Form   8-K  filed   with   the
                            Commission on May 3, 2000).

              *10.5         Development   Financing   Agreement
                            dated  April 19, 2000 between the LLC  and
                            Razzoo's,  Inc. relating to  the  property
                            at  14404  U.S.  Highway  281  North,  San
                            Antonio,  Texas (incorporated by reference
                            to  Exhibit  10.3 of Form 8-K  filed  with
                            the Commission on May 3, 2000).

              *10.6         Net Lease Agreement dated April  19,
                            2000  between  the LLC and Razzoo's,  Inc.
                            relating  to  the property at  14404  U.S.
                            Highway  281  North,  San  Antonio,  Texas
                            (incorporated  by  reference  to   Exhibit
                            10.4   of   Form   8-K  filed   with   the
                            Commission on May 3, 2000).


              *10.7         Development   Financing   Agreement
                            dated June 30, 2000 between the  LLC,  AEI
                            Net   Lease  Income  &  Growth  Fund   XIX
                            Limited Partnership, AEI Real Estate  Fund
                            XVIII  Limited  Partnership,  AEI  Private
                            Net    Lease   Millennium   Fund   Limited
                            Partnership  and Razzoo's,  Inc.  relating
                            to   the  property  at  5970  North  Point
                            Parkway, Alpharetta, Georgia.(incorporated
                            by  reference  to   Exhibit 10.1 of   Form
                            10QSB   filed   with   the  Commission  on
                            August 14, 2000).

              *10.8         Net  Lease Agreement dated June  30,
                            2000   between  the  LLC,  AEI  Net  Lease
                            Income   &   Growth   Fund   XIX   Limited
                            Partnership,  AEI Real Estate  Fund  XVIII
                            Limited   Partnership,  AEI  Private   Net
                            Lease  Millennium Fund Limited Partnership
                            and   Razzoo's,  Inc.  relating   to   the
                            property  at  5970  North  Point  Parkway,
                            Alpharetta,   Georgia.   (incorporated  by
                            reference to  Exhibit 10.2 of   Form 10QSB
                            filed    with     the     Commission    on
                            August 14, 2000).

              *10.9         First Amendment  to  Net  Lease  Agreement
                            dated August 23, 2000  between the LLC and
                            Tumbleweed, Inc. relating to the  property
                            at  2030  E  Dorothy Lane, Kettering Ohio.
                            (Incorporated by reference to Exhibit 10.1
                            on Form 10-QSB filed   with the Commission
                            on November 13, 2000).

             *10.10         Second Amendment  to  Net  Lease Agreement
                            dated August 23, 2000  between the LLC and
                            Tumbelweed,  Inc. relating to the property
                            at 2030 E Dorothy  Lane,  Kettering, Ohio.
                            (Incorporated by reference to Exhibit 10.2
                            on Form 10-QSB filed   with the Commission
                            on November 13, 2000).

               24           Consent of Independent Public Accountants


* Previously Filed


                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

      The  following table provides information with respect to properties acquired in the past three years.
                          Net Lease   Net Lease   Net Lease
                          Income &    Income &    Income &
                           Growth      Growth      Growth       AEI Real Estate  AEI Real Estate
                          Fund 84-A   Fund 84-A   Fund 84-A       Fund 85-A        Fund 85-A

                          Champps     Champps
                        Americana    Americana      Arby's          Arby's     Marie Callender's
                        Schaumburg,   Columbus,   Hudsonville,   Hudsonville,      Gresham,
 Name, Location and      Illinois       Ohio      Michigan        Michigan          Oregon
  Type of Property      Restaurant   Restaurant   Restaurant     Restaurant       Restaurant

Gross Leasable Space      11,158        10,962         3,305         3,305            5,864
Date of Purchase        12/31/97       4/16/99        9/3/99        9/3/99          9/28/99
Mortgage Financing at
 Date of Purchase              0             0             0             0                0
Cash Down Payment       $594,301(a) $1,331,178(a)   $440,800(a)   $661,200(a)    $1,596,000
Contract Purchase
 Price Plus
 Acquisition Fee               0             0             0             0                0
Other Cash Expenditures
 Expensed                      0             0             0             0                0
Other Cash Expenditures
 Capitalized              25,619        22,664           569         5,555           20,533
Total Acquisition Cost  $619,920    $1,353,842      $441,369      $666,755       $1,616,533

(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.



                                          TABLE VI (Continued)

                                 ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                               (Unaudited)

                     AEI Real Estate  AEI Real Estate  AEI Real Estate  AEI Real Estate
                         Fund XV          Fund XV          Fund XV          Fund XVI

                        Timber Lodge     Champps
                         Steakhouse     Americana      Children's World   Caribou Coffee
                         St. Cloud,       Troy,          West Chester,       Marietta,
 Name, Location and      Minnesota      Michigan            Ohio              Georgia
  Type of Property       Restaurant     Restaurant     Child Care Ctr.         Store

Gross Leasable Space         6,981          11,089            7,897              4,254
Date of Purchase          11/18/97          9/3/98          7/14/99            8/15/97
Mortgage Financing at
 Date of Purchase                0               0                0                  0
Cash  Down  Payment       $485,005(a)   $1,295,206(a)      $986,743         $1,235,000
$1,235,000
Contract Purchase
 Price Plus
 Acquisition Fee                 0               0                0                  0
Other Cash Expenditures
 Expensed                        0               0                0                  0
Other Cash Expenditures
 Capitalized                25,630          35,059           12,419             12,571
Total  Acquisition Cost   $510,635      $1,330,265         $999,162         $1,247,571

(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.

                                    II-5



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI REAL ESTATE FUND XVII


                        Timber Lodge                 Champps     Timber Lodge
                        Steakhouse    TGI Friday's   Americana    Steakhouse      Champps
                        St. Cloud,    Greensburg,      Troy,     Rochester,     Centerville,
 Name, Location and     Minnesota     Pennsylvania    Michigan     Minnesota        Ohio
  Type of Property      Restaurant    Restaurant     Restaurant   Restaurant     Restaurant

Gross Leasable Space        6,981         4,510          11,089         6,981       9,368
Date of Purchase         11/18/97      12/10/97          9/3/98        9/3/98     1/27/99
Mortgage Financing at
 Date of Purchase               0             0               0             0           0
Cash  Down  Payment      $485,005(a)   $990,000(a)   $1,270,056(a) $1,849,868    $551,320(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0               0             0           0
Other Cash Expenditures
 Expensed                       0             0               0             0           0
Other Cash Expenditures
 Capitalized               11,487        19,045          19,079        60,900         357
Total Acquisition Cost   $493,492    $1,009,045      $1,289,135    $1,910,768    $551,677

(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.


                                   II-6



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI REAL ESTATE FUND XVIII


                                        Champps                                  Old Country    Champps
                         Fuddrucker's  Americana    Tumbleweed    Tumbleweed       Buffet      Americana
                          Thornton,      Troy,      Chillicothe,   Columbus,      Northlake,  Centerville
 Name, Location and       Colorado      Michigan       Ohio         Ohio           Illinois      Ohio
  Type of Property       Restaurant    Restaurant    Restaurant   Restaurant      Restaurant   Restaurant

Gross Leasable Space          4,977        11,089        5,483         5,483         8,991         9,368
Date of Purchase            7/30/97        9/3/98     11/20/98      12/28/98      12/29/98       1/27/99
Mortgage Financing at
 Date of Purchase                 0             0            0             0             0             0
Cash  Down  Payment      $1,380,342    $1,190,794(a)  $564,750(a)   $545,800(a) $1,339,000    $1,496,440(a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0             0            0             0             0             0
Other Cash Expenditures
 Expensed                         0             0            0             0             0             0
Other Cash Expenditures
 Capitalized                 25,429         1,702        9,081         8,469        11,804         5,812
Total Acquisition Cost   $1,405,771    $1,192,496     $573,831      $554,269    $1,350,804    $1,502,252

(a) Represents a partial ownership interest in such property. An affiliated partnership(s), or Individual General Partner, owns the remaining interest.


                                   II-7


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI NET LEASE INCOME & GROWTH FUND XIX


                                          Champps                                Marie
                          Party City     Americana   Tumbleweed   Tumbleweed  Callender's
                         Gainesville,      Troy,    Chillicothe,   Columbus    Henderson,
 Name, Location and        Georgia       Michigan      Ohio          Ohio        Nevada
  Type of Property       Retail Store   Restaurant    Restaurant   Restaurant  Restaurant

Gross Leasable Space         10,528        11,089        5,483         5,483       6,016
Date of Purchase           12/18/97        9/3/98     11/20/98      12/28/98     9/28/99
Mortgage Financing at
Date of Purchase                  0             0            0             0           0
Cash  Down  Payment      $1,370,475    $1,167,671(a)  $502,000(a)   $818,700(a) $796,415(a)
Contract Purchase
Price Plus
Acquisition Fee                   0             0            0             0           0
Other Cash Expenditures
Expensed                          0             0            0             0           0
Other Cash Expenditures
Capitalized                  64,834        13,514        3,225         4,796       8,496
Total  Acquisition Cost  $1,435,309    $1,181,185     $505,225      $823,496    $804,911

(a) Represents a partial ownership interest in such property. An affiliated partnership(s) or Individual General Partner, owns the remaining interest.

                                   II-8



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX



                        Champps         Champps
                       Americana       Americana
                      Schaumburg,      Columbus,
Name, Location and     Illinois          Ohio
Type of Property      Restaurant      Restaurant

Gross Leasable Space        11,158          10,962
Date of Purchase          12/31/97         4/16/99
Mortgage Financing at
 Date of Purchase                0               0
Cash  Down  Payment     $1,640,981(a)   $2,036,700(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0               0
Other Cash Expenditures
 Expensed                        0               0
Other Cash Expenditures
 Capitalized                35,214          32,238
Total Acquisition Cost  $1,676,195      $2,068,938

(a) Represents a partial ownership interest in such property. An affiliated partnership(s), or Individual General Partner owns the remaining interest.

                                    II-9



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI INCOME & GROWTH FUND XXI

                                                          Champps        Champps       Champps
                         Denny's      Caribou Coffee     Americana      Americana     Americana
                        Covington,       Charlotte,      San Antonio,   Schaumburg,    Livonia,
 Name, Location and     Louisiana      North Carolina       Texas        Illinois      Michigan
  Type of Property      Restaurant         Store          Restaurant    Restaurant    Restaurant

Gross Leasable Space           4,880          4,411           8,680        11,158          9,154
Date of Purchase             3/19/97        7/31/97        12/23/97      12/31/97        5/19/98
Mortgage Financing at
 Date of Purchase                  0              0               0             0              0
 Cash  Down  Payment      $1,255,489     $1,273,375(a)   $2,753,700    $2,199,801(a)  $4,087,000
Contract Purchase
 Price Plus
 Acquisition Fee                   0              0               0             0              0
Other Cash Expenditures
 Expensed                          0              0               0             0              0
Other Cash Expenditures
 Capitalized                  49,459         37,223          79,657        56,661         63,061
Total  Acquisition Cost   $1,304,948     $1,310,598      $2,833,357    $2,256,462     $4,150,061

(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI INCOME & GROWTH FUND XXI  (Continued)


                         Champps
                        Americana     Tumbleweed
                        Centerville,  Fort Wayne
 Name, Location and        Ohio        Indiana
  Type of Property      Restaurant    Restaurant

Gross Leasable Space        9,368           (b)
Date of Purchase          1/27/99       3/8/00
Mortgage Financing at
Date of Purchase                0            0
Cash  Down  Payment      $965,382     $549,000
Contract Purchase
 Price Plus
 Acquisition Fee                0            0
Other Cash Expenditures
 Expensed                       0            0
Other Cash Expenditures
 Capitalized               19,044           (c)
Total  Acquisition Cost  $984,426     $      0


(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of march 31, 2000.
(c)  A final allocation of capital costs has not been completed.

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI INCOME & GROWTH FUND XXII



                                        Hollywood    Champps                 Children's        Children's
                         TGI Friday's     Video     Americana     Arby's       World             World
                         Greensburg,    Saraland,  Centerville,  Homewood     Abingdon,         Houston
Name, Location and     Pennsylvania     Alabama        Ohio      Alabama      Maryland           Texas
  Type of Property       Restaurant       Store     Restaurant  Restaurant  Child Care Ctr.  Child Care Ctr.

Gross Leasable Space         4,510         7,488      9,368          3,256         7,417          7,255
Date of Purchase          12/10/97       1/26/99    1/27/99         7/9/99      7/14//99        7/14/99
Mortgage Financing at
 Date of Purchase                0             0          0              0             0              0
Cash Down Payment         $660,000(a) $1,332,305   $905,740(a)  $1,357,000    $1,005,773       $870,466
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0          0              0             0              0
Other Cash Expenditures
 Expensed                        0             0          0              0             0              0
Other Cash Expenditures
 Capitalized                 8,144        45,586     19,103         35,592        45,999         21,752
Total Acquisition Cost    $668,144    $1,377,891   $924,843     $1,392,592    $1,051,772       $892,219

(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI INCOME & GROWTH FUND XXII



                       Children's      Children's     Hollywood    Hollywood                     Marie
                         World           World          Video        Video        Tumbelweed  Callender's
                       Pearland,         DePere,        Minot     Muscle Shoals,  Fort Wayne   Henderson
Name, Location and      Texas           Wisconsin    North Dakota    Alabama       Indiana      Nevada
  Type of Property   Child Care Ctr. Child Care Ctr.    Store         Store       Restaurant  Restaurant

Gross Leasable Space        7,595        10,180           7,506         6,721        5,573      6,016
Date of Purchase          7/14/99       7/14/99         7/16/99       8/26/99      8/31/99    9/28/99
Mortgage Financing at
Date of Purchase               0             0               0             0            0           0
Cash Down Payment       $919,305    $1,161,469      $1,291,680    $1,315,310   $1,290,000    $911,600(a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0               0             0            0          0
Other Cash Expenditures
 Expensed                       0             0               0             0            0          0
Other Cash Expenditures
 Capitalized               24,110        25,983          38,320        25,317       26,695     26,297
Total Acquisition Cost   $943,415    $1,187,452      $1,330,000    $1,340,627   $1,316,695   $937,897


(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

                           SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul on the 14th day of November, 2000.


			AEI INCOME & GROWTH FUND 23 LLC

			By AEI Fund Management XXI, Inc.
                           Managing Member


                        By /s/ ROBERT P Johnson
                               Robert P. Johnson, President




        In accordance with the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING MEMBER

AEI Fund Management XXI, Inc.                                     Date

By /s/ ROBERT P JOHNSON         Sole Director and           November 14, 2000
       Robert P. Johnson        President (principal
                                executive officer)

By /s/ MARK E LARSON            Chief Financial Officer     November 14, 2000
       Mark E. Larson           and Treasurer (principal
				financial and accounting
				officer)


INDIVIDUAL Managing Member



By /s/ ROBERT P JONHSON         Individual Managing Member  November 14, 2000
       Robert P. Johnson




                   AEI INCOME & GROWTH FUND 23 LLC


                       REGISTRATION STATEMENT
                            ON FORM SB-2/A

                              EXHIBITS




     Exhibit No.                   Description                       Page

      *1.1               Form of Dealer-Manager Agreement

      *1.2               Form of Dealer Agreement

      *3.1               Certificate of Formation

      *3.2               Form of Operating Agreement
                         included as Exhibit A to Prospectus

       *5                Opinion of Dorsey & Whitney LLP as to
                         the legality of the securities being
                         registered, including consent

      *8                 Opinion of Dorsey & Whitney LLP as to
                         tax matters, including consent

      *10                Form of Impoundment Agreement with
                         Fidelity Bank, Edina, Minnesota


    *10.1 Development Financing Agreement dated February 25, 2000, between AEI Income & Growth Fund 23 LLC and Tumbleweed, Inc. relating to the property at 2030
                         E. Dorothy Lane, Kettering, Ohio.
                         (incorporated by reference to Exhibit
                         10.2 of Form 10-KSB filed with the
                         Commission on March 30, 2000).

    *10.2 Net Lease Agreement dated February 25, 2000, between AEI Income & Growth Fund 23 LLC and Tumbleweed, Inc. relating to the property at 2030 E. Dorothy Lane, Kettering, Ohio. (incorporated by reference to Exhibit 10.3 of Form 10-KSB filed with the Commission on March 30,
                         2000).

    *10.3                Development Financing Agreement dated
                         April 18, 2000 between the LLC  and
                         Kona  Restaurant Group, Inc.  relating
                         to the property  at  4904 North Navarro,
                         Victoria,    Texas   (incorporated  by
                         reference to Exhibit 10.1 of  Form  8-K
                         filed with the Commission on May 3, 2000).

    *10.4                Net Lease Agreement dated April  18,
                         2000  between the LLC and Kona  Restaurant
                         Group,  Inc.  relating to the property  at
                         4904   North   Navarro,  Victoria,   Texas
                         (incorporated  by  reference  to   Exhibit
                         10.2   of   Form   8-K  filed   with   the
                         Commission on May 3, 2000).

    *10.5                Development   Financing   Agreement
                         dated April 19, 2000 between the LLC and Razzoo's, Inc. relating to the property at 14404 U.S. Highway 281 North, San Antonio, Texas (incorporated by reference to Exhibit 10.3 of Form 8-K filed with the Commission on May 3, 2000).

    *10.6                Net Lease Agreement dated April  19,
                         2000  between  the LLC and Razzoo's,  Inc.
                         relating  to  the property at  14404  U.S.
                         Highway  281  North,  San  Antonio,  Texas
                         (incorporated  by  reference  to   Exhibit
                         10.4   of   Form   8-K  filed   with   the
                         Commission on May 3, 2000).


    *10.7                Development   Financing   Agreement
                         dated June 30, 2000 between the  LLC,  AEI
                         Net   Lease  Income  &  Growth  Fund   XIX
                         Limited Partnership, AEI Real Estate  Fund
                         XVIII  Limited  Partnership,  AEI  Private
                         Net    Lease   Millennium   Fund   Limited
                         Partnership  and Razzoo's,  Inc.  relating
                         to   the  property  at  5970  North  Point
                         Parkway, Alpharetta, Georgia.(incorporated
                         by  reference  to   Exhibit 10.1 of   Form
                         10QSB   filed   with   the  Commission  on
                         August 14, 2000).

    *10.8                Net  Lease Agreement dated June  30,
                         2000   between  the  LLC,  AEI  Net  Lease
                         Income   &   Growth   Fund   XIX   Limited
                         Partnership,  AEI Real Estate  Fund  XVIII
                         Limited   Partnership,  AEI  Private   Net
                         Lease  Millennium Fund Limited Partnership
                         and   Razzoo's,  Inc.  relating   to   the
                         property  at  5970  North  Point  Parkway,
                         Alpharetta,   Georgia.   (incorporated  by
                         reference to  Exhibit 10.2 of   Form 10QSB
                         filed    with     the     Commission    on
                         August 14, 2000).

    *10.9 First Amendment to Net Lease Agreement dated August 23, 2000 between the LLC and Tumbleweed, Inc. relating to the property at 2030 E Dorothy Lane, Kettering Ohio. (Incorporated by reference to Exhibit 10.1 on Form 10-QSB filed with the Commission on November 13, 2000).

    *10.10 Second Amendment to Net Lease Agreement dated August 23, 2000 between the LLC and Tumbelweed, Inc. relating to the property at 2030 E Dorothy Lane, Kettering, Ohio. (Incorporated by reference to Exhibit 10.2 on Form 10-QSB filed with the Commission on November 13, 2000).

     24                  Consent of Independent Public Accountants

* Previously Filed